Exhibit 10.2

CDN. $100,000,000 REVOLVING CREDIT FACILITY

CREDIT AGREEMENT

BETWEEN

RPC ACQUISITION COMPANY
as Borrower

AND

ROYAL BANK OF CANADA,
BANK OF AMERICA, N.A. CANADA BRANCH,
BANK OF MONTREAL,
THE BANK OF NOVA SCOTIA,
BNP PARIBAS (CANADA),
CONGRESS FINANCIAL CORPORATION (CANADA) and
UNION BANK OF CALIFORNIA, N.A., CANADA BRANCH
and such other persons as become parties hereto as lenders,
as Lenders

AND

ROYAL BANK OF CANADA
as Agent of the Lenders

MADE AS OF MAY 11, 2004

RBC Capital Markets
as Lead Arranger and Book Manager

Royal Bank of Canada
as Administrative Agent

Bank of America, N.A., Canada Branch
as Syndication Agent

TABLE OF CONTENTS

CREDIT AGREEMENT

ARTICLE 1 - INTERPRETATION
1.1	Definitions
1.2	Headings; Articles and Sections
1.3	Number; persons; including
1.4	Accounting Principles
1.5	References to Agreements and Enactments
1.6	References to “Subsidiaries” and “Wholly-Owned Subsidiaries”
1.7	Per Annum Calculations
1.8	No Guarantee by Pacific Energy Partners, L.P. and its U.S. Affiliates
1.9	Schedules

ARTICLE 2 - THE CREDIT FACILITY
2.1	The Credit Facility
2.2	Types of Availments
2.3	Purpose
2.4	Availability and Nature of the Credit Facility
2.5	Minimum Drawdowns
2.6	Libor Loan Availability
2.7	Notice Periods for Drawdowns, Conversions and Rollovers
2.8	Conversion Option
2.9	Libor Loan Rollovers; Selection of Libor Interest Periods
2.10	Rollovers and Conversions not Repayments
2.11	Agent’s Obligations with Respect to Canadian Prime Rate Loans, U.S. Base Rate Loans and Libor Loans
2.12	Lenders’ and Agent’s Obligations with Respect to Canadian Prime Rate Loans, U.S. Base Rate Loans and Libor Loans
2.13	Irrevocability
2.14	Optional Cancellation or Reduction of Credit Facility
2.15	Optional Repayment of Credit Facility
2.16	Mandatory Repayment of Credit Facility
2.17	Additional Repayment Terms
2.18	Currency Excess
2.19	Hedging with Lenders and Hedging Affiliates
2.20	Hostile Acquisitions
2.21	Overdraft / Swingline Loans

ARTICLE 3 - CONDITIONS PRECEDENT TO DRAWDOWNS
3.1	Conditions for Drawdowns
3.2	Additional Conditions for First Drawdown
3.3	Waiver

ARTICLE 4 - EVIDENCE OF DRAWDOWNS
4.1	Account of Record

ARTICLE 5 - PAYMENTS OF INTEREST AND FEES
5.1	Interest on Canadian Prime Rate Loans
5.2	Interest on U.S. Base Rate Loans
5.3	Interest on Libor Loans
5.4	Interest Act (Canada)
5.5	Nominal Rates; No Deemed Reinvestment
5.6	Standby Fees
5.7	Agent’s Fees
5.8	Interest on Overdue Amounts
5.9	Waiver
5.10	Maximum Rate Permitted by Law

ARTICLE 6 - BANKERS’ ACCEPTANCES
6.1	Bankers’ Acceptances
6.2	Fees
6.3	Form and Execution of Bankers’ Acceptances
6.4	Power of Attorney; Provision of Bankers’ Acceptances to Lenders
6.5	Mechanics of Issuance
6.6	Rollover, Conversion or Payment on Maturity
6.7	Restriction on Rollovers and Conversions
6.8	Rollovers
6.9	Conversion into Bankers’ Acceptances
6.10	Conversion from Bankers’ Acceptances
6.11	BA Equivalent Advances
6.12	Termination of Bankers’ Acceptances
6.13	Borrower Acknowledgements

ARTICLE 7 - LETTERS OF CREDIT
7.1	Availability
7.2	Currency, Type, Form and Expiry
7.3	No Conversion
7.4	POA LC Provisions
7.5	Fronted LC Provisions
7.6	Records
7.7	Reimbursement or Conversion on Presentation
7.8	Fronting Lender Indemnity
7.9	Fees and Expenses
7.10	Additional Provisions
7.11	Certain Notices to the Agent with Respect to Letters of Credit

ARTICLE 8 - PLACE AND APPLICATION OF PAYMENTS
8.1	Place of Payment of Principal, Interest and Fees; Payments to Agent
8.2	Designated Accounts of the Lenders
8.3	Funds
8.4	Application of Payments
8.5	Payments Clear of Taxes
8.6	Set Off

8.7	Margin Changes; Adjustments for Margin Changes

ARTICLE 9 - REPRESENTATIONS AND WARRANTIES
9.1	Representations and Warranties
9.2	Deemed Repetition
9.3	Other Documents
9.4	Effective Time of Repetition
9.5	Nature of Representations and Warranties

ARTICLE 10 - GENERAL COVENANTS
10.1	Affirmative Covenants of the Borrower
10.2	Negative Covenants of the Borrower
10.3	Financial Covenants
10.4	Agent May Perform Covenants

ARTICLE 11 - SECURITY
11.1	Security on all Assets
11.2	Designation of Material Subsidiaries
11.3	Registration
11.4	Forms
11.5	Continuing Security
11.6	Dealing with Security
11.7	Effectiveness
11.8	Release and Discharge of Security
11.9	Transfer of Security
11.10	Hedging Affiliates
11.11	Security for Hedging with Former Lenders

ARTICLE 12 - EVENTS OF DEFAULT AND ACCELERATION
12.1	Events of Default
12.2	Acceleration
12.3	Conversion on Default
12.4	Remedies Cumulative and Waivers
12.5	Termination of Lenders’ Obligations
12.6	Acceleration of All Lender Obligations
12.7	Application and Sharing of Payments Following Acceleration
12.8	Calculations as at the Adjustment Time
12.9	Sharing Repayments

ARTICLE 13 - CHANGE OF CIRCUMSTANCES
13.1	Market Disruption Respecting Libor Loans
13.2	Market Disruption Respecting Bankers’ Acceptances
13.3	Change in Law
13.4	Prepayment of Portion
13.5	Illegality

ARTICLE 14 - COSTS, EXPENSES AND INDEMNIFICATION
14.1	Costs and Expenses
14.2	General Indemnity
14.3	Environmental Indemnity
14.4	Judgment Currency

ARTICLE 15 - THE AGENT AND ADMINISTRATION OF THE CREDIT FACILITY
15.1	Authorization and Action
15.2	Procedure for Making Loans
15.3	Remittance of Payments
15.4	Redistribution of Payment
15.5	Duties and Obligations
15.6	Prompt Notice to the Lenders
15.7	Agent’s and Lenders’ Authorities
15.8	Lender Credit Decision
15.9	Indemnification of Agent
15.10	Successor Agent
15.11	Taking and Enforcement of Remedies
15.12	Reliance Upon Agent
15.13	No Liability of Agent
15.14	Article for Benefit of Agent and Lenders

ARTICLE 16 - GENERAL
16.1	Exchange and Confidentiality of Information
16.2	Nature of Obligation under this Agreement
16.3	Notices
16.4	Governing Law
16.5	Benefit of the Agreement
16.6	Assignment
16.7	Participations
16.8	Severability
16.9	Whole Agreement
16.10	Amendments and Waivers
16.11	Further Assurances
16.12	Attornment
16.13	Time of the Essence
16.14	Credit Agreement Governs
16.15	Counterparts

CREDIT AGREEMENT

THIS AGREEMENT is made as of May 11, 2004

B E T W E E N:

RPC ACQUISITION COMPANY, an unlimited liability company under the laws of the Province of Nova Scotia (hereinafter sometimes referred to as the “Borrower”),

OF THE FIRST PART,

- and -

ROYAL BANK OF CANADA, BANK OF AMERICA, N.A. CANADA BRANCH, BANK OF MONTREAL, THE BANK OF NOVA SCOTIA, BNP PARIBAS (CANADA), CONGRESS FINANCIAL CORPORATION (CANADA) and UNION BANK OF CALIFORNIA, N.A., CANADA BRANCH, together with such other persons as become parties hereto as lenders, (hereinafter sometimes collectively referred to as the “Lenders” and sometimes individually referred to as a “Lender”),

OF THE SECOND PART,

- and -

ROYAL BANK OF CANADA, a Canadian chartered bank, as agent of the Lenders hereunder (hereinafter referred to as the “Agent”),

OF THE THIRD PART.

WHEREAS the Borrower and the Other Acquisition Companies have entered into the Purchase Agreements and, pursuant thereto, have agreed to make the Acquisitions;

AND WHEREAS the Borrower has requested the Lenders to provide the Credit Facility to finance a portion of the Acquisitions and for its general corporate purposes;

AND WHEREAS the Lenders have agreed to provide the Credit Facility to the Borrower on the terms and conditions herein set forth;

AND WHEREAS the Lenders wish the Agent to act on their behalf with regard to certain matters associated with the Credit Facility;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby conclusively acknowledged by each of the parties hereto, the parties hereto covenant and agree as follows:

ARTICLE 1 - INTERPRETATION

1.1                                                                               Definitions

(1)           In this Agreement, unless something in the subject matter or context is inconsistent therewith:

“Acceleration Notice” means a written notice delivered by the Agent to the Borrower pursuant to Section 12.2 declaring all Obligations of the Borrower outstanding hereunder to be due and payable.

“Acquisitions” means, collectively, the MAPL Acquisition and the Rangeland Acquisition and “Acquisition” means either one of such acquisitions individually.

“Additional Compensation” has the meaning set out in Section 13.3(1).

“Adjustment Time” means the time of occurrence of the last event necessary (being either the delivery of a Demand for Payment or the occurrence of a Termination Event) to ensure that all Obligations and the Financial Instrument Obligations under any Lender Financial Instruments are thereafter due and payable.

“Advance” means an advance of funds made by the Lenders or by any one or more of them to the Borrower (including by way of overdraft under the Credit Facility), but does not include any Conversion or Rollover.

“Affected Loan” has the meaning set out in Section 13.4.

“Affiliate” means any person which, directly or indirectly, controls, is controlled by or is under common control with another person; and, for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” or “under common control with”) means the power to direct or cause the direction of the management and policies of any person, whether through the ownership of shares or by contract or otherwise.

“Agent’s Branch” means the branch of the Agent at 200 Bay Street, 12th Floor, South Tower Toronto, Ontario, M5J 2W7 or such other branch in Canada as the Agent may from time to time designate by notice to the Borrower and the Lenders.

“Agency Fee Agreement” means the Agency Fee Agreement dated as of even date herewith between the Borrower and the Agent respecting the payment of certain fees and other amounts to the Agent for its own account.

“Agreement” means this credit agreement, as the same may be amended, modified, supplemented or restated from time to time in accordance with the provisions hereof.

“Allowable Open Position” means any Open Position which (a) is less than 300,000 barrels or (b) has continued for less than 5 Banking Days.

“Applicable Laws” or “applicable law” means, in relation to any person, transaction or event:

(a)                                  all applicable provisions of laws, statutes, rules and regulations from time to time in effect of any Governmental Authority; and

(b)                                 all Governmental Authorizations to which the person is a party or by which it or its property is bound or having application to the transaction or event.

“Applicable Pricing Rate”, as regards any Loan, means the percentage rate per annum set forth in the table below opposite the applicable Senior Debt to EBITDA Ratio (as at the Quarter End for the most recently completed calendar quarter) in the column applicable to the type of Loan in question:

Senior Debt to EBITDA Ratio	Margin on Canadian Prime Rate Loans and U.S. Base Rate Loans	Margin on Libor Loans, Acceptance Fees for Bankers’ Acceptances and Issuance Fees for Letters of Credit
greater than or equal to 4.0:1.0	1.625% per annum	2.625% per annum
greater than or equal to 3.0:1.0 and less than 4.0:1.0	1.25% per annum	2.25% per annum
less than 3.0:1.0	1.00% per annum	2.00% per annum

provided that:

(a)                                  the above rates per annum applicable to Libor Loans are expressed on the basis of a year of 360 days;

(b)                                 the above rates per annum applicable to Bankers’ Acceptances are expressed on the basis of a year of 365 days;

(c)                                  issuance fees for Letters of Credit which are not “direct credit substitutes” (as determined by the Agent, acting reasonably) within the meaning of the Capital Adequacy Requirements shall be 66?% of the rate specified above;

(d)                                 the determination of and changes in Applicable Pricing Rate shall be made and effective in accordance with Section 8.7; and

(e)                                  until the Quarter End at the end of the first full fiscal quarter immediately following completion of the MAPL Acquisition, the Senior Debt to EBITDA Ratio shall be deemed to be greater than or equal to 4.0:1.0 for the purposes of determining the Applicable Pricing Rate.

“Applicable Standby Fee Rate”, as regards the standby fees payable in accordance with Section 5.6, means, when the Utilization (calculated as at the date of determination of the standby fees in accordance with Section 5.6) is one of the following, the rate per annum equal to the percentage of the Applicable Pricing Rate then applicable to the acceptance fees for Bankers’ Acceptances set forth opposite such Utilization:

Utilization	Applicable Standby Fee Rate (as a percentage of the Applicable Pricing Rate)
less than or equal to 33 1/3%	35.0%
greater than 33 1/3% and less than or equal to 66 2/3%	30.0%
greater than 66 2/3%	25.0%

“Approved Securities” means obligations maturing within one year from their date of purchase or other acquisition by the Borrower or Subsidiary and which are:

(a)                                  issued by the Government of Canada or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the Government of Canada;

(b)                                 issued by a province of Canada, or an instrumentality or agency thereof, which has a long-term debt rating of at least A by S&P, A2 by Moodys, or A by DBRS; or

(c)                                  term deposits, guaranteed investment certificates, certificates of deposit, bankers’ acceptances or bearer deposit notes, in each case, of any Canadian chartered bank or other Canadian financial institution which has a long-term debt rating of at least A+ by S&P, A1 by Moodys, or A (high) by DBRS.

“Assignment Agreement” means an assignment agreement substantially in the form of Schedule B annexed hereto, with such modifications thereto as may be required from time to time by the Agent, acting reasonably.

“Attributable Debt” means, in respect of any Capital Lease or Operating Lease entered into by a person or a Subsidiary thereof as lessee, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the lease payments of the lessee, including all rent and payments to be made by the lessee in connection with the return of the leased property, during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) but excluding for certainty, amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labour costs and similar charges.

“BA Discount Rate” means:

(a)                                  in relation to a Bankers’ Acceptance accepted by a Schedule I Lender, the CDOR Rate;

(b)                                 in relation to a Bankers’ Acceptance accepted by a Schedule II Lender or Schedule III Lender, the lesser of:

(i)                                     the Discount Rate then applicable to bankers’ acceptances accepted by such Schedule II Lender or Schedule III Lender; and

(ii)                                  the CDOR Rate plus 0.10% per annum,

provided that if both such rates are equal, then the “BA Discount Rate” applicable thereto shall be the rate specified in (i) above; and

(c)                                  in relation to a BA Equivalent Advance:

(i)                                     made by a Schedule I Lender, the CDOR Rate;

(ii)                                  made by a Schedule II Lender or Schedule III Lender, the rate determined in accordance with subparagraph (b) of this definition; and

(iii)                               made by any other Lender, the CDOR Rate plus 0.10% per annum.

“BA Equivalent Advance” means, in relation to a Drawdown of, Conversion into or Rollover of Bankers’ Acceptances, an advance in Canadian Dollars made by a Non-Acceptance Lender as part of such Loan.

“Bankers’ Acceptance” means a draft in Canadian Dollars drawn by the Borrower, accepted by a Lender and issued for value pursuant to this Agreement.

“Banking Day” means, in respect of a Libor Loan, a day on which banks are open for business in Calgary, Alberta, Toronto, Ontario, New York, New York and London, England, and, for all other purposes, shall mean a day on which banks are open for business in Calgary, Alberta, Toronto, Ontario and New York, New York, but does not in any event include a Saturday or a Sunday.

“Canadian Dollars” and “Cdn. $” mean the lawful money of Canada.

“Canadian Prime Rate” means, for any day, the greater of:

(a)                                  the rate of interest per annum established from time to time by the Agent as the reference rate of interest for the determination of interest rates that the Agent will charge to customers in Canada for Canadian Dollar demand loans in Canada; and

(b)                                 the rate of interest per annum equal to the average annual yield rate for one month Canadian Dollar bankers’ acceptances (expressed for such purpose as a yearly rate per annum in accordance with Section 5.4) which rate is shown on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuter Monitor Money Rates Service at 10:00 a.m. (Toronto time) on such day or, if such day is not a Banking Day, on the immediately preceding Banking Day, plus 1.00% per annum, provided that if both such rates are equal or if such one month bankers’ acceptance rate is unavailable for any reason on any date of determination, then the “Canadian Prime Rate” shall be the rate specified in (a) above.

“Canadian Prime Rate Loan” means an Advance in, or Conversion into, Canadian Dollars made by the Lenders to the Borrower with respect to which the Borrower has specified or a provision hereof requires that interest is to be calculated by reference to the Canadian Prime Rate.

“Capital Adequacy Requirements” means Guideline A, Part I, dated January 2001, entitled “Capital Adequacy Requirements” and Guideline A, Part II, dated November 1997, entitled “Capital Adequacy Requirements – Market Risk” each issued by the Office of the Superintendent of Financial Institutions Canada (which encompass the guidelines contained in the report dated July 1988 and entitled “International Convergence of Capital Measurement and Capital Standards” released by the Basel Committee on Banking Regulations and Supervisory Practices of the Bank for International Settlements) and all other guidelines or requirements relating to capital adequacy issued by the Office of the Superintendent of Financial Institutions Canada or any other Governmental Authority regulating or having jurisdiction with respect to any Lender, as amended, modified, supplemented, reissued or replaced from time to time.

“Capital Lease” means a lease which is characterized as a capital lease under GAAP.

“Cash Collateral” has the meaning set out in Section 2.17.

“Cash Collateral Account” has the meaning set out in Section 2.17.

“CDOR Rate” means, on any date which Bankers’ Acceptances are to be issued pursuant hereto, the per annum rate of interest which is the rate determined as being the arithmetic average of the annual yield rates applicable to Canadian Dollar bankers’ acceptances having identical issue and comparable maturity dates as the Bankers’ Acceptances proposed to be issued by the Borrower displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuter Monitor Money Rates Service as at approximately 10:00 a.m. (Toronto time) on such day, or if such day is not a Banking Day, then on the immediately preceding Banking Day (as adjusted by the Agent in good faith after 10:00 a.m. (Toronto time) to reflect any error in a posted rate or in the posted average annual rate); provided, however, if such a rate does not appear on such CDOR Page, then the CDOR Rate, on any day, shall be the Discount Rate quoted by the Agent (determined as of 10:00 a.m. (Toronto time) on such day) which would be applicable in respect of an issue of bankers’ acceptances in a comparable amount and with comparable maturity dates to the Bankers’ Acceptances proposed to be issued by the Borrower on such day, or if such day is not a Banking Day, then on the immediately preceding Banking Day.

“Change of Control” means the occurrence of any one or more of the following:

(a)                                  except for a Qualifying Purchase, if the majority of the issued and outstanding shares in the capital (including the majority of the shares having attached thereto the votes sufficient to elect a majority of the board of directors) of the Borrower or either Other Acquisition Company shall cease to be legally and beneficially held, directly or indirectly, by Pacific Energy Partners, L.P. and its Affiliates;

(b)                                 if a majority of the issued and outstanding limited partnership units in Pacific Energy Partners, L.P. shall be held, directly or indirectly, by any person or persons acting jointly or in concert and The Anschutz Corporation and its Affiliates legally and beneficially hold, directly or indirectly, less than 33.4% of such units in Pacific Energy Partners, L.P.;

(c)                                  (i) if less than 33.4% of the issued and outstanding shares in the capital (including the shares having attached thereto a like percentage of the votes eligible to be cast in any election of the board of directors) of the Pacific GP cease to be legally and beneficially held, directly or indirectly, by The Anschutz Corporation and its Affiliates or (ii) if The Anschutz Corporation and its Affiliates (taken as a whole) shall cease to be the largest legal and beneficial holder, directly or indirectly, of such shares in the capital of the Pacific GP;

(d)                                 other than in the case of an Excluded Replacement of Directors, if (i) the majority of the issued and outstanding shares in the capital (including the majority of the shares having attached thereto the votes sufficient to elect a majority of the board of directors) of the Pacific GP are not legally and beneficially held, directly or indirectly, by The Anschutz Corporation and its Affiliates and (ii) individuals who were elected as members of the board of directors of the Pacific GP at the most recent meeting of shareholders of the Pacific GP involving a contest for or an item of business relating to the election of directors shall no longer constitute a majority of the board of directors of the Pacific GP at any time prior to the next following meeting of shareholders of the Pacific GP involving the same; or

(e)                                  other than in the case of an Excluded Replacement of Directors, if (i) the majority of the issued and outstanding shares in the capital (including the majority of the shares having attached thereto the votes sufficient to elect a majority of the board of directors) of the Pacific GP are not legally and beneficially held, directly or indirectly, by The Anschutz Corporation and its Affiliates and (ii) individuals who were members of the board of directors of the Pacific GP immediately prior to a meeting of the shareholders of the Pacific GP involving a contest for or an item of business relating to the election of directors shall not constitute a majority of the board of directors of the Pacific GP following such election.

“clearing house” has the meaning set out in Section 6.4.

“Collateral Investment” has the meaning set out in Section 2.17.

“combined basis” or similar expressions mean, in respect of the Borrower, the Other Acquisition Companies and their respective Subsidiaries, the accounting results and financial position of the Borrower, the Other Acquisition Companies and their respective Subsidiaries on a consolidated basis calculated on the basis of, and as if, the Borrower, the Other Acquisition Companies and their respective Subsidiaries were one single legal entity resident in Canada and reporting in accordance with GAAP.

“Commitment” means the commitment by each Lender under the Credit Facility to provide the amount of Canadian Dollars (or the Equivalent Amount thereof) set forth opposite its name in Schedule A annexed hereto, subject to any reduction in accordance with the provisions hereof.

“Commodity Agreement” means any agreement for the making or taking of delivery of any commodity (including, without limitation, Petroleum Substances), any commodity swap agreement, floor, cap or collar agreement or commodity future or option or other similar agreements or arrangements, or any combination thereof, entered into by the Borrower or a Subsidiary where the subject matter of the same is any commodity or the price, value or amount payable thereunder is dependent or based upon the price of any commodity or fluctuations in the price of any commodity, but shall not include any agreement for the physical purchase, sale or exchange of Petroleum Substances by the Borrower or a Subsidiary entered into in the ordinary course of business unless either (i) such agreement is with a bank, investment bank, securities dealer, insurance company, trust company, pension fund, institutional investor or any other financial institution or any Affiliate of any of the foregoing, or (ii) such agreement is entered into for hedging purposes or otherwise for the purpose of eliminating or reducing the financial risk or exposure of the Borrower or a Subsidiary to fluctuations in the prices of Petroleum Substances (and, for certainty, any such agreement referred to in (i) or (ii) of this definition shall constitute a “Commodity Agreement” for all purposes hereof).

“Compliance Certificate” means a certificate of the Borrower signed on its behalf by the president, chief financial officer, vice president-finance or treasurer of the Borrower, substantially in the form annexed hereto as Schedule C, to be given to the Agent and the Lenders by the Borrower pursuant hereto.

“Conversion” means a conversion or deemed conversion of a Loan into another type of Loan under the Credit Facility pursuant to the provisions hereof, provided that, subject to Section 2.8 and to Article 6 with respect to Bankers’ Acceptances, the conversion of a Loan denominated in one currency to a Loan denominated in another currency shall be effected by repayment of the Loan or portion thereof being converted in the currency in which it was denominated and readvance to the Borrower of the Loan into which such conversion was made.

“Conversion Date” means the date specified by the Borrower as being the date on which the Borrower has elected to convert, or this Agreement requires the conversion of, one type of Loan into another type of Loan and which shall be a Banking Day.

“Conversion Notice” means a notice substantially in the form annexed hereto as Schedule D to be given to the Agent by the Borrower pursuant hereto.

“Credit Facility” means the credit facility in the maximum principal amount of Cdn.$100,000,000 or the Equivalent Amount in United States Dollars to be made available to the Borrower by the Lenders in accordance with the provisions hereof, subject to any reduction in accordance with the provisions hereof.

“Currency Excess” has the meaning set out in Section 2.18.

“Currency Excess Deficiency” has the meaning set out in Section 2.18.

“Currency Hedging Agreement” means any currency swap agreement, cross-currency agreement, forward agreement, floor, cap or collar agreement, futures or options, insurance or other similar agreement or arrangement, or any combination thereof, entered into by the Borrower or a Subsidiary where the subject matter of the same is currency exchange rates, or the price, value or amount payable thereunder is dependent or based upon currency exchange rates or fluctuations in currency exchange rates as in effect from time to time.

“Current Assets” and “Current Liabilities” mean the current assets and current liabilities, respectively, of the Borrower and its Subsidiaries determined on a combined basis in accordance with GAAP as the same would be set forth or reflected on a combined balance sheet of the Borrower and its Subsidiaries; provided that, for the purpose of determining whether Positive Working Capital exists, the unutilized amount of the Credit Facility (as at any date of determination) shall be added to the amount of Current Assets.

“DBNA” has the meaning set out in Section 6.4.

“DBRS” means Dominion Bond Rating Service Limited and any successors thereto.

“Debt” means, with respect to any person at any time, the sum of the following (without duplication):

(a)                                  the amount of all indebtedness for borrowed moneys of such person;

(b)                                 the amount of all obligations of such person evidenced by notes payable, drafts accepted representing extensions of credit, bonds, debentures or other similar instruments, to the extent such obligations would be considered indebtedness for borrowed moneys in accordance with GAAP;

(c)                                  all obligations of such person, whether or not contingent, with respect to or under any bankers’ acceptance facility or any letter of credit facility or similar facility, including any liability arising under any indemnity obligation pertaining thereto;

(d)                                 the amount of the deferred purchase price of property or services to the extent that it is recorded as a liability in accordance with GAAP, other than trade payables incurred in the ordinary course of business;

(e)                                  all Purchase Money Obligations;

(f)                                    all Attributable Debt under all Capital Leases;

(g)                                 all other long-term obligations (including the current portion thereof) upon which interest charges are customarily paid by such person;

(h)                                 all indebtedness of other persons secured by a Security Interest on any asset of such person, whether or not such indebtedness is assumed by such person; provided that the amount of such indebtedness shall be the lesser of (i) the fair market value of such asset at such date of determination, and (ii) the amount of such indebtedness shall only be Debt to the extent recorded as a liability in accordance with GAAP; and

(i)                                     any guarantee, indemnity or Financial Assistance by such person in any manner of any part or all of an obligation of another person included in clauses (a) to (h) above.

The amount of Debt of any person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation to the extent that it is recorded as a liability in accordance with GAAP; provided that (i) the amount at any time of indebtedness issued with original issue discount shall be the accreted amount thereof determined in accordance with GAAP, provided that, in any event, the amount of any Debt in respect of bankers’

acceptances or other short-term indebtedness for borrowed money shall be the face amount payable upon the maturity thereof, and (ii) Debt shall not include any liability for unpaid Taxes not yet due.

“Declining Lender” has the meaning set out in Section 2.20.

“Default” means any event or condition which, with the giving of notice, lapse of time or upon a declaration or determination being made (or any combination thereof), would constitute an Event of Default.

“Demand for Payment” means an Acceleration Notice or a Financial Instrument Demand for Payment.

“Departing Agent” has the meaning set out in Section 11.9.

“Designated Material Subsidiary” means a Subsidiary which is designated as a Material Subsidiary pursuant to Section 11.2 and which would not otherwise fall within part (a), (b) or (c) of the definition of “Material Subsidiary”.

“Discount Proceeds” means the net cash proceeds to the Borrower from the sale of a Bankers’ Acceptance pursuant hereto or, in the case of BA Equivalent Advances, the amount of a BA Equivalent Advance at the BA Discount Rate, in any case, before deduction or payment of the fees to be paid to the Lenders under Section 6.2.

“Discount Rate” means, with respect to the issuance of a bankers’ acceptance, the rate of interest per annum, calculated on the basis of a year of 365 days, (rounded upwards, if necessary, to the nearest whole multiple of 1/100th of one percent) which is equal to the discount exacted by a purchaser taking initial delivery of such bankers’ acceptance, calculated as a rate per annum and as if the issuer thereof received the discount proceeds in respect of such bankers’ acceptance on its date of issuance and had repaid the respective face amount of such bankers’ acceptance on the maturity date thereof.

“Distributable Cash” means, for any fiscal period and as determined on a combined basis, Operating Cash plus (without duplication) the aggregate of:

(a)                                  interest and other investment income in each case to the extent earned by the Borrower, the Other Acquisition Companies and their respective Subsidiaries;

(b)                                 cash proceeds from capital transactions, such as issuances of equity and permitted sales of assets, but in all cases excluding the proceeds of any borrowings or the incurring of any Debt; and

(c)                                  any tax refunds received, which relate to Taxes previously deducted in the computation of Distributable Cash,

minus the aggregate (without duplication) of

(d)                                 general and administrative costs incurred by the Borrower, the Other Acquisition Companies and their respective Subsidiaries (to the extent not already deducted in determining Operating Cash);

(e)                                  debt service costs, including interest, principal, fees and discounts with respect to Debt of or incurred by the Borrower, the Other Acquisition Companies and their respective Subsidiaries (but excluding one-time fees paid to the Lenders in connection with the establishment of the Credit Facility);

(f)                                    current income, capital, withholding and other Taxes accruing which are reasonably related to amounts included in computing Distributable Cash;

(g)                                 any maintenance capital expenditures incurred by the Borrower, the Other Acquisition Companies and their respective Subsidiaries;

(h)                                 any amounts paid or due and payable in respect of (i) any Environmental Claims or (ii) any actions, suits or proceedings against the Borrower or any of its Subsidiaries, their property or any of their undertakings and assets, including any proceedings before any arbitrator or by any Governmental Authority, and (in each case) whether paid or due and payable in respect of a final judgment, decree or order or in settlement of any pending or threatened action, suit or proceeding; and

(i)                                     Related Party Payments (to the extent the same have not been deducted in the calculation of Operating Cash).

“Distribution” means:

(a)                                  the declaration, payment or setting aside for payment of any dividend or other distribution on or in respect of any shares, partnership interests or other equity of the Borrower, either Other Acquisition Company or any Subsidiary which is not a Wholly-Owned Subsidiary (including any return of capital), other than to the Borrower, an Other Acquisition Company or a Wholly-Owned Subsidiary;

(b)                                 the redemption, retraction, purchase, retirement or other acquisition, in whole or in part, of any shares, partnership interests or other equity of the Borrower, either Other Acquisition Company or any Subsidiary which is not a Wholly-Owned Subsidiary or any securities, instruments or contractual rights capable of being converted into, exchanged or exercised for shares, partnership interests or other equity thereof (including, without limitation, options, warrants, conversion or exchange privileges and similar rights), other than from the Borrower, an Other Acquisition Company or a Wholly-Owned Subsidiary;

(c)                                  the making of any loan or advance or any other provision of credit or Financial Assistance by the Borrower, either Other Acquisition Company or any Subsidiary to any Related Party other than to the Borrower, an Other Acquisition Company or a Wholly-Owned Subsidiary;

(d)                                 the payment of any principal, interest, fees or other amounts on or in respect of any loans, advances or other Debt (including the Subordinated Debt) owing at any time by the Borrower, either Other Acquisition Company or any Subsidiary which is not a Wholly-Owned Subsidiary to any Related Party, other than to the Borrower, an Other Acquisition Company or a Wholly-Owned Subsidiary;

(e)                                  Related Party Payments by the Borrower, the Other Acquisition Companies and their Subsidiaries, or

(f)                                    any payment of or in respect of any Reimbursement Obligations,

and whether any of the foregoing is made, paid or satisfied in or for cash, property or any combination thereof.

“Documents” means this Agreement, the Security, the Subordination Agreement, the Agency Fee Agreement and all certificates, notices, instruments and other documents delivered or to be delivered to the Agent or the Lenders, or both, in relation to the Credit Facility pursuant hereto or thereto and, when used in relation to any person, the term “Documents” shall mean and refer to the Documents executed and delivered by such person.

“Drafts” means drafts, bills of exchange, receipts, acceptances, demands and other requests for payment drawn or issued under a Letter of Credit.

“Drawdown” means:

(a)                                  an Advance of a Canadian Prime Rate Loan, U.S. Base Rate Loan or Libor Loan;

(b)                                 the issue of Bankers’ Acceptances (or the making of a BA Equivalent Advance in lieu thereof) other than as a result of Conversions or Rollovers; or

(c)                                  the issue of Letters of Credit.

“Drawdown Date” means the date on which a Drawdown is made by the Borrower pursuant to the provisions hereof and which shall be a Banking Day.

“Drawdown Notice” means a notice substantially in the form annexed hereto as Schedule E to be given to the Agent by the Borrower pursuant hereto.

“E & Y Report” has the meaning set out in Section 3.2.

“EBITDA” means the total of the Borrower’s and Other Acquisition Companies’ net income determined on a combined basis (excluding therefrom any amounts included therein in respect of Subsidiaries that have not provided a guarantee, except to the extent distributed to the Borrower or a Guarantor in cash free and clear of any recourse, Security Interest or adverse claim) in accordance with GAAP for the four most recently completed fiscal quarters excluding in the calculation of net income all extraordinary and all other non-recurring items (including foreign exchange losses or gains and losses or gains on the repurchase or redemption of any securities) plus, to the extent deducted in calculating such net income, interest expense and other financing costs, depreciation, amortization and other non-cash items, and income or capital Taxes (whether or not deferred), but less earnings attributable to minority interests and cash payments in respect of non-cash items added back in determining EBITDA in any prior period; provided that for the purpose of determining EBITDA (a) for the first full fiscal quarter of the Borrower and the Other Acquisition Companies after the completion of an Acquisition, EBITDA will be determined with respect to the acquired Rangeland Business Unit Assets or MAPL Assets (as the case may be) based upon the EBITDA attributable to such assets (including the business and operations conducted therewith) for such fiscal quarter times four, (b) for the second full fiscal quarter of the Borrower and the Other Acquisition Companies after the completion of an Acquisition, EBITDA will be determined with respect to the acquired Rangeland Business Unit Assets or MAPL Assets (as the case may be) based upon the aggregate of the EBITDA attributable to such assets (including the business and operations conducted therewith) for such quarter and the preceding fiscal quarter times two and (c) for the third full fiscal quarter of the Borrower and the Other Acquisition Companies after the completion of an Acquisition, EBITDA will be determined with respect to the acquired Rangeland Business Unit Assets or MAPL Assets (as the case may be) based on the aggregate of the EBITDA attributable to such assets (including the business and operations conducted therewith) for such quarter and the two preceding fiscal quarters times 4/3.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, claims, liens, notices of non-compliance or violation, investigations, inspections, inquiries or proceedings relating in any way to any Environmental Laws or to any permit issued under any such Environmental Laws including, without limitation:

(a)                                  any claim by a Governmental Authority for enforcement, clean-up, removal, response, remedial or other actions or damages pursuant to any Environmental Laws; and

(b)                                 any claim by a person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive or other relief resulting from or relating to Hazardous Materials, including any Release thereof, or arising from alleged injury or threat of injury to human health or safety (arising from environmental matters) or the environment.

“Environmental Laws” means all Applicable Laws with respect to the environment or environmental or public health and safety matters contained in statutes, regulations, rules, ordinances, orders, judgments, approvals, notices, permits or policies, guidelines or directives having the force of law.

“Equivalent Amount” means, on any date, the equivalent amount in Canadian Dollars or United States Dollars, as the case may be, after giving effect to a conversion of a specified amount of United States Dollars to Canadian Dollars or of Canadian Dollars to United States Dollars, as the case may be, at the noon rate of exchange for Canadian interbank transactions established by the Bank of Canada for the day in question, or, if such rate is for any reason unavailable, at the spot rate quoted for wholesale transactions by the Agent at approximately noon (Toronto time) on that date in accordance with its normal practice.

“Event of Default” has the meaning set out in Section 12.1.

“Excluded Replacement of Directors” means (a) the replacement of those directors who have died or become disabled (so as not to be capable of fulfilling the role of a director) or have been found to be of unsound mind by a court of competent jurisdiction or (b) a replacement of directors approved in writing by the Majority of the Lenders, acting reasonably.

“Federal Funds Rate” means, for any day, the rate of interest per annum set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, the “H.15(519)”) for such day opposite the caption “Federal Funds (Effective)”.  If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate of interest per annum set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any successor, the “Composite 3:30 p.m. Quotations”) for such day under the caption “Federal Funds Effective Rate”.  If on any relevant day the appropriate rate per annum for such day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean of the rates per annum for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of three major brokers of Federal funds transactions in New York City, selected by the Agent in its sole discretion, acting reasonably.

“Federal Reserve Board” or “Federal” means the Board of Governors of the Federal Reserve System of the United States of America or any successor thereof.

“Financial Assistance” means, with respect to any person and without duplication, any loan, guarantee, indemnity, assurance, acceptance, extension of credit, loan purchase, share purchase, equity or capital contribution, investment or other form of direct or indirect financial assistance or support of any other person or any obligation (contingent or otherwise) intended to enable or having the effect of enabling another person to incur or pay any Debt or to comply with agreements relating thereto or otherwise to assure or protect creditors of the other person against loss in respect of Debt of the other person and includes any guarantee of or indemnity in respect of the Debt of the other person and any absolute or contingent obligation to (directly or indirectly):

(a)                                  advance or supply funds for the payment or purchase of any Debt of any other person;

(b)                                 purchase, sell or lease (as lessee or lessor) any property, assets, goods, services, materials or supplies primarily for the purpose of enabling any person to make payment of Debt or to assure the holder thereof against loss;

(c)                                  guarantee, indemnify, hold harmless or otherwise become liable any creditor of any other person from or against any losses, liabilities or damages in respect of Debt;

(d)                                 make a payment to another for goods, property or services regardless of the non-delivery or non-furnishing thereof; or

(e)                                  make an advance, loan or other extension of credit to or to make any subscription for equity, equity or capital contribution, or investment in or to maintain the capital, working capital, solvency or general financial condition of another person.

The amount of any Financial Assistance is the amount of any loan or direct or indirect financial assistance or support, without duplication, given, or all Debt of the obligor to which the Financial Assistance relates, unless the Financial Assistance is limited to a determinable amount, in which case the amount of the Financial Assistance is the determinable amount.

“Financial Instrument” means any Interest Hedging Agreement, Currency Hedging Agreement or Commodity Agreement.

“Financial Instrument Demand for Payment” means a demand made by a Lender pursuant to a Lender Financial Instrument demanding payment of the Financial Instrument Obligations which are then due and payable relating thereto and shall include, without limitation, any notice under any agreement evidencing a Lender Financial Instrument which, when delivered, would require an early termination thereof and a payment by the Borrower or a Subsidiary in settlement of obligations thereunder as a result of such early termination.

“Financial Instrument Obligations” means obligations arising under Financial Instruments entered into by the Borrower or a Subsidiary to the extent of the net amount due or accruing due by the Borrower or Subsidiary thereunder (determined, where relevant, by marking-to-market the same in accordance with their terms).

“Financing Lender” has the meaning set out in Section 2.20.

“fiscal quarter” and “fiscal year”, unless the context otherwise requires, means a fiscal quarter or fiscal year, as the case may be, of the Borrower.

“Former Lender” has the meaning set out in Section 11.11.

“Fronted LC” means a Letter of Credit issued by the Fronting Lender for the account of the Lenders.

“Fronting Lender” means Royal Bank of Canada or such other Lender as is selected by the Agent and the Borrower, which assumes in writing with the Borrower, the Lenders and the Agent, the obligation of issuing Letters of Credit for the account of the Lenders under the Credit Facility.

“GAAP” has the meaning set out in Section 1.4.

“Governmental Authority” means any federal, provincial, state, regional, municipal or local government or any department, agency, board, tribunal or authority thereof or other political subdivision thereof and any entity or person exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government or the operation thereof.

“Governmental Authorization” means an authorization, order, permit, approval, grant, license, consent, right, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction, decree or demand or the like issued or granted by law or by rule or regulation of any Governmental Authority.

“Guarantors” means, collectively, the Other Acquisition Companies and each of the other Material Subsidiaries which have executed and delivered Security to the Agent.

“Hazardous Materials” means any substance or mixture of substances which, if released into the environment, would likely cause, immediately or at some future time, harm or degradation to the environment or to human health or safety and includes any substance defined as or determined to be a pollutant, contaminant, waste, hazardous waste, hazardous chemical, hazardous substance, toxic substance or dangerous good under any Environmental Law.

“Hedging Affiliate” means any Affiliate of a Lender which enters into Financial Instrument.

“Indemnified Parties” means, collectively, the Agent and the Lenders, including a receiver, receiver-manager or similar person appointed under applicable law, and their respective shareholders, Affiliates, officers, directors, employees and agents.

“Indemnified Third Party” has the meaning set out in Section 14.3.

“Information” has the meaning set out in Section 16.1.

“Interest Expense” means, for any period, without duplication, interest expense of the Borrower, the Other Acquisition Companies and their Subsidiaries determined on a combined basis in accordance with GAAP as the same would be set forth or reflected in a combined statement of income of the Borrower, the Other Acquisition Companies and their Subsidiaries and, in any event and without limitation, shall include:

(a)                                  all interest of the Borrower, the Other Acquisition Companies and their Subsidiaries accrued or payable in respect of such period, including capitalized interest and imputed interest with respect to Capital Lease obligations;

(b)                                 all fees of the Borrower, the Other Acquisition Companies and their Subsidiaries, including standby and commitment fees (excluding, but only excluding, the upfront fees payable by the Borrower on the date hereof in relation to the establishment of the Credit Facility), acceptance and stamping fees in respect of bankers’ acceptances and fees payable in respect of letters of credit, letters of guarantee and similar instruments, accrued or payable in respect of such period, prorated (as required by GAAP) over such period;

(c)                                  any difference between the face amount and the discount proceeds of any bankers’ acceptances, commercial paper and other obligations of the Borrower, the Other Acquisition Companies or any Subsidiary issued at a discount, prorated (as required by GAAP) over such period;

(d)                                 the aggregate of all purchase discounts relating to the sale of accounts receivable or other financial assets in connection with any securitization program; and

(e)                                  all net amounts charged or credited to interest expense under any Interest Hedging Agreement in respect of such period.

“Interest Hedging Agreement” means any interest swap agreement, forward rate agreement, floor, cap or collar agreement, futures or options, insurance or other similar agreement or arrangement, or any combination thereof, entered into by the Borrower or a Subsidiary where the subject matter of the same is interest rates, or the price, value or amount payable thereunder is dependent or based upon the interest rates or fluctuations in interest rates in effect from time to time (but, for certainty, shall exclude conventional floating rate debt).

“Interest Payment Date” means:

(a)                                  with respect to each Canadian Prime Rate Loan and U.S. Base Rate Loan, the first Banking Day of each calendar month; and

(b)                                 with respect to each Libor Loan, the last day of each applicable Interest Period and, if any Interest Period is longer than 3 months, the last Banking Day of each 3 month period during such Interest Period, provided that, in any case, the Maturity Date or, if applicable, any earlier date on which the Credit Facility is fully cancelled or permanently reduced in full, shall be an Interest Payment Date with respect to all Loans then outstanding under the Credit Facility.

“Interest Period” means:

(a)                                  with respect to each Canadian Prime Rate Loan and U.S. Base Rate Loan, the period commencing on the applicable Drawdown Date or Conversion Date, as the case may be, and terminating on the date selected by the Borrower hereunder for the Conversion of such Loan into another type of Loan or for the repayment of such Loan;

(b)                                 with respect to each Bankers’ Acceptance, the period selected by the Borrower hereunder and being of 1, 2, 3 or 6 months’ duration, subject to market availability, (or, subject to the agreement of the Lenders, a longer or shorter period) commencing on the Drawdown Date, Rollover Date or Conversion Date of such Loan;

(c)                                  with respect to each Libor Loan, the period selected by the Borrower and being of 1, 2, 3 or 6 months’ duration (or, subject to the agreement of the Lenders, a longer or shorter period) commencing on the applicable Drawdown Date, Rollover Date or Conversion Date, as the case may be; and

(d)                                 with respect to each Letter of Credit, the period commencing on the date of issuance of such Letter of Credit and terminating on the last day the Letter of Credit is outstanding, provided that in any case: (i) the last day of each Interest Period shall be also the first day of the next Interest Period whether with respect to the same or another Loan; (ii) the last day of each Interest Period shall be a Banking Day and if the last day of an Interest Period selected by the Borrower is not a Banking Day the Borrower shall be deemed to have selected an Interest Period the last day of which is the Banking Day next following the last day of the Interest Period selected unless such next following Banking Day falls in the next calendar month in which event the Borrower shall be deemed to have selected an Interest Period the last day of which is the Banking Day next preceding the last day of the Interest Period selected by the Borrower; and (iii) the last day of all Interest Periods for Loans outstanding under the Credit Facility shall expire on or prior to the Maturity Date.

“Investment” means any direct or indirect advance, loan or other extension of credit or any subscription for equity or capital contribution to (by means of transfers of property to others, or payments for property or services for the account or use of others, or otherwise) or purchase or other acquisition of any shares, membership interests, bonds, notes or other securities of, any person, including acquisitions by amalgamation or other forms of merger, consolidation or reorganization.

“Judgment Conversion Date” has the meaning set out in Section 14.4.

“Judgment Currency” has the meaning set out in Section 14.4.

“Lead Arranger” means Royal Bank of Canada carrying on business under the trade name “RBC Capital Markets”.

“Lender Financial Instrument” means a Financial Instrument entered into between a Lender or a Hedging Affiliate and the Borrower or a Subsidiary.

“Lender Financial Instrument Obligations” means, collectively, all of the obligations, indebtedness and liabilities (present or future, absolute or contingent, mature or not) of the Borrower and its Subsidiaries under, pursuant or relating to any and all Lender Financial Instruments.

“Lenders’ Counsel” means the firm of McCarthy Tétrault LLP or such other firm of legal counsel as the Agent may from time to time designate.

“Letter of Credit” or “LC” means a letter of credit in form satisfactory to and issued by the Fronting Lender for the account of Lenders or by the Agent as attorney-in-fact on behalf of each of the Lenders, in each case acting at the request of and in accordance with the instructions of the Borrower, to make payment in accordance with the terms and conditions thereof of an amount to or to the order of a third party.

“Libor Loan” means an Advance in, or Conversion into, United States Dollars made by the Lenders to the Borrower with respect to which the Borrower has specified that interest is to be calculated by reference to the Libor Rate, and each Rollover in respect thereof.

“Libor Rate” means, for each Interest Period applicable to a Libor Loan, the rate of interest per annum, expressed on the basis of a year of 360 days (as determined by the Agent):

(a)                                  appearing on the display referred to as “Telerate Page 3750” (or any display substituted therefor) of Telerate-The Financial Information Network published by Telerate-Systems, Inc. (or its successors) as of 11:00 a.m. (London, England time) on the second Banking Day prior to the first day of such Interest Period; or

(b)                                 if such rate does not appear on such Telerate display, or if such display or rate is not available for any reason, the rate per annum at which United States Dollars are offered by the principal lending office in London, England of the Agent (or of its affiliates if it does not maintain such an office) in the London interbank market at approximately 11:00 a.m. (London, England time) on the second Banking Day prior to the first day of such Interest Period, in each case in an amount similar to such Libor Loan and for a period comparable to such Interest Period.

“Loan” means a Canadian Prime Rate Loan, U.S. Base Rate Loan, Libor Loan, Bankers’ Acceptance or BA Equivalent Advance or Letter of Credit outstanding hereunder.

“Majority of the Lenders” means:

(a)                                  during the continuance of a Default or an Event of Default, two or more Lenders the Rateable Portions of all Outstanding Principal of which are, in the aggregate, at least 65% of all Outstanding Principal; and

(b)                                 at any other time, two or more Lenders the Commitments of which are, in the aggregate, at least 65% of the Commitments of all Lenders hereunder.

“MAPL Acquisition” means the acquisition by the Borrower or a Wholly-Owned Subsidiary of the MAPL Assets pursuant to the MAPL Purchase Agreement.

“MAPL Assets” means, collectively, the Mid-Alberta Pipeline and all of the other properties, assets, rights, interests and undertakings which are the subject of and are to be acquired by the Borrower or a Wholly-Owned Subsidiary from Imperial Oil, a partnership of McColl-Frontenac Petroleum Inc. and Imperial Oil Limited, pursuant to the MAPL Purchase Agreement.

“MAPL Letter of Intent” means the letter of intent dated February 23, 2004 between Imperial Oil Resources and Pacific Energy Group LLC, an Affiliate of the Borrower.

“MAPL Purchase Agreement” means the agreement of purchase and sale contemplated by the MAPL Letter of Intent which is to be entered into between Imperial Oil, a partnership of McColl-Frontenac Petroleum Inc. and Imperial Oil Limited, and the Borrower or a Wholly-Owned Subsidiary in relation to the purchase thereby of the MAPL Assets from Imperial Oil, a partnership of McColl-Frontenac Petroleum Inc. and Imperial Oil Limited.

“Material Adverse Effect” means a material adverse effect on:

(a)                                  the assets, properties, operations or condition, financial or otherwise, of the Borrower, the Other Acquisition Companies and their Subsidiaries, taken as a whole (including, without limitation, the assets, properties and operations acquired or to be acquired (directly or indirectly) in connection with the completion of the Acquisition);

(b)                                 the ability (financial or otherwise) of the Borrower or any of its Subsidiaries to observe or perform its obligations under the Documents to which it is a party or the validity or enforceability of such Documents or any material provision thereof; or

(c)                                  the rights or remedies of the Agent and the Lenders under the Security,

provided that, for greater certainty, in no event shall the incurrence of the liabilities and expenditures (including expenditures for environmental remediation) in the amounts set forth in the financial model provided by the Borrower to the Lenders on Interlinks on March 11, 2004 (as amended on March 23, 2004) be considered in any determination of Material Adverse Effect.

“Material Contracts” means, collectively:

(a)                                  all partnership agreements, unanimous shareholder agreements, voting trust agreements, declarations of trust and other indentures, agreements or instruments which (in whole or in part) establish, create or govern the affairs of, or relate to the governance, management, administration, existence or dissolution of, the Borrower or any of its Subsidiaries; and

(b)                                 any indenture, agreement or instrument to which the Borrower or a Subsidiary is a party, or to which an operator, agent, trustee or other representative is a party on behalf of the Borrower or a Subsidiary, which, if the same was terminated or ceased to be in force (without replacement) or if the same was not fully or substantially observed or performed in accordance with the terms thereof, would have or would reasonably be expected to have a Material Adverse Effect; provided that, for certainty, the foregoing shall not include any indenture, agreement, instrument or arrangement which may be unilaterally terminated by the counterparty thereto by giving 30 days or less prior written notice to the Borrower or Subsidiary (as applicable).

“Material Subsidiary” means any Subsidiary of the Borrower which:

(a)                                  has consolidated assets equal to or greater than 5.0% of the combined assets of the Borrower, the Other Acquisition Companies and their respective Subsidiaries;

(b)                                 has consolidated net income equal to or greater than 5.0% of combined net income of the Borrower, the Other Acquisition Companies and their respective Subsidiaries;

(c)                                  owns or holds, directly or indirectly (whether through the ownership of or investments in other Subsidiaries or otherwise) any ownership interest in any pipeline assets or interests in land related thereto (but excluding therefrom any immaterial, inactive or obsolete gathering systems or related interests); or

(d)                                 is designated as a Designated Material Subsidiary pursuant to Section 11.2,

provided that, in any event, each Other Acquisition Company shall be deemed to be a “Material Subsidiary” for all purposes hereof.

“Maturity Date” means May 11, 2007.

“Moody’s” means Moody’s Investors Services, Inc. and any successors thereto.

“Non-Acceptance Lender” means (a) a Lender which ceases to accept bankers’ acceptances in the ordinary course of its business or (b) in respect of Lenders other than Schedule I Lenders, a Lender who, by notice in writing to the Agent and the Borrower, elects thereafter to make BA Equivalent Advances in lieu of accepting Bankers’ Acceptances.

“Obligations” means, at any time and from time to time, all of the obligations, indebtedness and liabilities (present or future, absolute or contingent, matured or not) of the Borrower and its Subsidiaries to the Lenders or the Agent under, pursuant or relating to the Documents or the Credit Facility and whether the same are from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred again and including, without limitation, all principal, interest, fees, legal and other costs, charges and expenses, and other amounts payable by the Borrower under this Agreement.

“Officer’s Certificate” means a certificate or notice (other than a Compliance Certificate) signed by any one of the president, chief financial officer, a vice-president, treasurer, assistant treasurer, controller, corporate secretary or assistant secretary of the Borrower or Subsidiary, as the case may be, (including, in the case of a partnership a certificate or notice signed by such an officer of a general partner of such partnership); provided, however, that Drawdown Notices, Conversion Notices, Rollover Notices and Repayment Notices shall be executed on behalf of the Borrower by any one of the foregoing persons or such other persons as may from time to time be designated by written notice from the Borrower to the Agent.

“Open Position” means, as at any date of determination with respect to the physical inventories of Petroleum Substances of the Borrower and its Subsidiaries and the physical purchase, sale or exchange of Petroleum Substances by the Borrower and its Subsidiaries, the amount (determined on a combined basis for the Borrower and its Subsidiaries taken as a whole) by which:

(a)                                  (i) the aggregate quantity of Petroleum Substances then (A) purchased at an Open Position Price (including any amount of Petroleum Substances which is the subject of a valid purchase agreement) by the Borrower and its Subsidiaries or (B) comprising inventory (and which is not the subject of a valid sale agreement) of the Borrower and its Subsidiaries exceeds (ii) the aggregate quantity of Petroleum Substances which have then been sold at an Open Position Price by the Borrower and its Subsidiaries (including any amount of Petroleum Substances which is the subject of a valid sale agreement); or

(b)                                 (i) the aggregate quantity of Petroleum Substances which have then been sold at an Open Position Price by the Borrower and its Subsidiaries (including any amount of Petroleum Substances which is the subject of a valid sale agreement) exceeds (ii) the aggregate quantity of Petroleum Substances then (A) purchased at an Open Position Price (including any amount of Petroleum Substances which is the subject of a valid purchase agreement) by the Borrower and its Subsidiaries or (B) comprising inventory (and which is not the subject of a valid sale agreement) of the Borrower and its Subsidiaries, as the case may be; provided that, in each case, (A) operating inventory, tank bottoms and pipeline linefill shall be excluded in the determination of any such excess and (B) a Commodity Agreement entered into to reduce the exposure of the Borrower and its Subsidiaries in respect of such an excess shall reduce the amount of such excess by the amount of the like commodity which is the subject of such Commodity Agreement.

“Open Position Price” means, with respect to the price of Petroleum Substances purchased or sold (as applicable) by the Borrower and its Subsidiaries, either:

(a)                                  a fixed price; or

(b)                                 a price at which the Borrower and its Subsidiaries could not reasonably be expected to make an off-setting purchase or sale (as the case may be) at a substantially similar price.

“Operating Cash” means, for any fiscal period and as determined on a combined basis:

(a)                                  the aggregate of revenues earned with respect to operations of the Borrower, the Other Acquisition Companies and their Subsidiaries;

minus the aggregate (without duplication) of:

(b)                                 the operating costs incurred by the Borrower, the Other Acquisition Companies and their Subsidiaries in connection with the sources of revenue referred to in subparagraph (a) above or incurred in maintaining the assets or defending title thereto;

(c)                                  the general and administrative costs incurred by the Borrower, the Other Acquisition Companies and their Subsidiaries in connection with the sources of revenue referred to in subparagraph (a) above; and

(d)                                 other costs, not included in subparagraphs (b) or (c) above, incurred by the Borrower, the Other Acquisition Companies and their Subsidiaries in earning the revenues from sources referred to in subparagraph (a) above.

“Operating Lease” means a lease which is characterized as an operating lease under GAAP; provided that, for the purposes hereof, “Operating Lease” shall not include any operating lease under GAAP which is entered into in the ordinary course of business in respect of the lease of real property, including, for certainty, surface leases.

“Order” has the meaning set out in Section 7.10.

“Other Acquisition Companies” means, collectively, RMC Acquisition Company and Rangeland Northern Pipeline Company and “Other Acquisition Company” means either one of such companies individually.

“Outstanding BAs Collateral” has the meaning set out in Section 2.17.

“Outstanding Principal” means, at any time, the aggregate of (i) the principal amount of all outstanding Canadian Prime Rate Loans, (ii) the Equivalent Amount in Canadian Dollars of the principal of all outstanding U.S. Base Rate Loans and Libor Loans, (iii) the amounts payable at maturity of all outstanding Bankers’ Acceptances and BA Equivalent Advances, (iv) the maximum amount available to be drawn under all outstanding Letters of Credit denominated in Canadian

Dollars, and (v) the Equivalent Amount in Canadian Dollars of the maximum amount available to be drawn under all outstanding Letters of Credit denominated in United States Dollars.

“Overdraft/Swingline Lender” means Royal Bank of Canada or such other Lender which becomes the Successor Agent and which has agreed in writing with the Borrower to act as Overdraft/Swingline Lender hereunder and to provide Overdraft/Swingline Loans in accordance herewith.

“Overdraft/Swingline Loans” has the meaning set out in Section 2.21.

“Pacific GP” means the general partner of Pacific Energy Partners, L.P., which is Pacific Energy GP, Inc. on the date hereof.

“Permitted Contest” means action taken by or on behalf of the Borrower or Subsidiary in good faith by appropriate proceedings diligently pursued to contest a Tax, claim or Security Interest, provided that:

(a)                                  the person to which the Tax, claim or Security Interest being contested is relevant (and, in the case of a Subsidiary, the Borrower on a combined basis) has established reasonable reserves therefor if and to the extent required by GAAP;

(b)                                 proceeding with such contest does not have, and would not reasonably be expected to have, a Material Adverse Effect; and

(c)                                  proceeding with such contest will not create a material risk of sale, forfeiture or loss of, or interference with the use or operation of, a material part of the property, assets and undertakings of the Borrower and its Subsidiaries.

“Permitted Debt” means the following:

(a)                                  the Obligations;

(b)                                 Replacement Senior Debt;

(c)                                  Subordinated Debt;

(d)                                 Financial Instrument Obligations under and pursuant to Permitted Hedging;

(e)                                  any Debt owing by a Subsidiary to the Borrower, by a Subsidiary to a Material Subsidiary which is a Wholly-Owned Subsidiary and by the Borrower to a Material Subsidiary which is a Wholly-Owned Subsidiary;

(f)                                    the Attributable Debt under Capital Leases of the Borrower and its Subsidiaries; provided that the aggregate amount of such Attributable Debt together with all Attributable Debt in respect of Operating Leases of the Borrower and its Subsidiaries do not, in the aggregate at any time, exceed Cdn. $3,500,000 (or the Equivalent Amount thereof in United States Dollars or the equivalent thereof in any other currency);

(g)                                 the deferred portion of the purchase price for the MAPL Assets payable under and pursuant to the MAPL Purchase Agreement; and

(h)                                 Debt (including Purchase Money Obligations) which is not otherwise Permitted Debt; provided that the principal amount of such obligations do not, in the aggregate at any time, exceed Cdn. $5,000,000 (or the Equivalent Amount thereof in United States Dollars or the equivalent thereof in any other currency).

“Permitted Disposition” means, in respect of the Borrower or any of its Subsidiaries, any of the following:

(a)                                  a sale or disposition by the Borrower or such Subsidiary in the ordinary course of business and in accordance with sound industry practice of tangible personal property that is obsolete, no longer useful for its intended purpose or being replaced in the ordinary course of business;

(b)                                 a sale or disposition of assets (including shares or ownership interests) by a Subsidiary to the Borrower, by a Subsidiary to a Material Subsidiary which is a Wholly-Owned Subsidiary and by the Borrower to a Material Subsidiary which is a Wholly-Owned Subsidiary;

(c)                                  a sale or disposition by the Borrower or any Subsidiary of its interest in machinery, equipment or other tangible personal property for which Purchase Money Obligations were incurred and which obligations are fully repaid concurrently with such sale or disposition;

(d)                                 a sale or disposition by the Borrower or any Subsidiary of Petroleum Substances that were purchased by the Borrower or any Subsidiary with a view to being transported on the pipeline systems of the Borrower and its Subsidiaries, provided that such sale or disposition is made in the ordinary course of business;

(e)                                  any other sale or disposition of assets of the Borrower or such Subsidiary, provided that such sale or disposition: (i) does not include any pipeline assets or interests in land related thereto (but excluding therefrom any immaterial, inactive or obsolete gathering systems or related interests) and (ii) is made in the ordinary course of business at fair market value, subject to the express provisions of this Agreement.

“Permitted Encumbrances” means as at any particular time any of the following encumbrances on the property or any part of the property of the Borrower or any Subsidiary:

(a)                                  liens for taxes, assessments or governmental charges not at the time due or delinquent or, if due or delinquent, the validity of which is being contested at the time by a Permitted Contest;

(b)                                 liens under or pursuant to any judgment rendered, or claim filed, against the Borrower or Subsidiary, which the Borrower or Subsidiary (as applicable) shall be contesting at the time by a Permitted Contest;

(c)                                  undetermined or inchoate liens and charges incidental to construction or current operations which have not at such time been filed pursuant to law against the Borrower or Subsidiary or which relate to obligations not due or delinquent or, if due or delinquent, the validity of which is being contested at the time by a Permitted Contest;

(d)                                 easements, rights-of-way, servitudes or other similar rights in land (including, without in any way limiting the generality of the foregoing, rights-of-way and servitudes for railways, sewers, drains, gas and oil and other pipelines, gas and water mains, electric light and power and telecommunication, telephone or telegraph or cable television conduits, poles, wires and cables) granted to or reserved or taken by other persons which individually or in the aggregate do not materially detract from the value of the land concerned or materially impair its use in the operation of the business of the Borrower and its Subsidiaries, taken as a whole;

(e)                                  security given by the Borrower or Subsidiary to a public utility or any municipality or governmental or other public authority when required by such utility or municipality or other authority in connection with the operations of the Borrower or Subsidiary (as applicable), all in the ordinary course of its business which individually or in the aggregate do not materially detract from the value of the asset concerned or materially impair its use in the operation of the business of the Borrower and its Subsidiaries, taken as a whole;

(f)                                    any title defect or other encumbrance relating to property which (i) does not secure any Debt or obligations in respect thereof and (ii) is of a minor nature and which, individually or in the aggregate with other such defects and encumbrances, does not materially detract from the value of the assets, or materially impair the operation of the business, of the Borrower and its Subsidiaries, in each case taken as a whole;

(g)                                 pledges or deposits of cash, marketable securities or other financial assets which do not secure Debt, which are provided to secure the performance of bids, trade contracts, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, and (in each case) which are provided or incurred in the ordinary course of business, including deposits paid or payable under the Rangeland Purchase Agreement and the MAPL Purchase Agreement;

(h)                                 any option or other right of Imperial Oil, a partnership of McColl-Frontenac Petroleum Inc. and Imperial Oil Limited, contemplated by the MAPL Purchase Agreement and related agreements to reacquire part of the MAPL Assets consisting of approximately eight acres of fee simple real property in the event such real property is no longer used in connection with the operation of a pipeline, which option is in the nature of a forfeiture and is exercisable for nominal consideration;

(i)                                     the reservation in any original grants from the Crown of any land or interests therein and statutory exceptions to title;

(j)                                     any Capital Lease or Operating Lease (including Sale–Leasebacks) of the Borrower and its Subsidiaries; provided that the aggregate Attributable Debt in respect of such leases does not, in the aggregate at any time, exceed Cdn. $3,500,000 (or the Equivalent Amount thereof in United States Dollars or the equivalent thereof in any other currency);

(k)                                  Security Interests in favour of the Lenders or the Agent on behalf of the Lenders;

(l)                                     the Security;

(m)                               Security Interests which are not otherwise Permitted Encumbrances (including any Security Interests created, incurred or assumed to secure any Purchase Money Obligations); provided that (i) the aggregate principal amount of obligations secured thereby does not at any time exceed Cdn. $5,000,000 (or the Equivalent Amount thereof in United States Dollars or the equivalent thereof in any other currency) and (ii) such Security Interests do not attach generally to all or substantially all of the undertaking, assets and property of the Borrower or any Subsidiary (such as a Security Interest in the nature of a floating charge on all or substantially all of the undertaking, assets and property of a person); and

(n)                                 any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Security Interest referred to in the preceding subparagraphs (a) to (m) inclusive of this definition, so long as any such extension, renewal or replacement of such Security Interest is limited to all or any part of the same property that secured the Security Interest extended, renewed or replaced (plus improvements on such property) and the indebtedness or obligation secured thereby is not increased, provided that nothing in this definition shall in and of itself cause the Obligations hereunder to be subordinated in priority of payment to any such Permitted Encumbrance or cause any Security Interests in favour of the Lenders or the Agent on behalf of the Lenders to rank subordinate to any such Permitted Encumbrance.

“Permitted Hedging” means Financial Instruments:

(a)                                  which are entered into in the ordinary course of business and for hedging purposes and not for speculative purposes (determined, where relevant, by reference to GAAP); for certainty, Interest Hedging Agreements having as a subject matter principal amounts (either individually or in the aggregate, but determined on a net basis taking into account transactions or agreements entered into to reverse the position or limit the exposure under an existing Interest Hedging Agreement) greater than the aggregate liability of the Borrower and its Subsidiaries for borrowed money shall be deemed to be for speculative purposes; and

(b)                                 which have a term of (i) for any Financial Instrument relating to Petroleum Substances, 1 year or less and (ii) for all other Financial Instruments, 3 years or less (for certainty, for all purposes relating hereto and to the other Documents, (A) the term of any Financial Instrument shall commence on the date that the Financial

Instrument in question is entered into notwithstanding the fact that the effective date of such Financial Instrument, or other date from which payments or deliveries are to be made or determined thereunder, is subsequent to the date such Financial Instrument is entered into and (B) without limiting the foregoing, and in addition thereto, the term of a swap transaction or other transaction entered into pursuant to or governed by a Master Agreement published by the International Swaps and Derivatives Association, Inc. (including by International Swap Dealers Association, Inc.) or any successor thereto shall commence on the trade date thereof);

provided that, with respect to Commodity Agreements, a Commodity Agreement shall not be Permitted Hedging if the aggregate quantity of Petroleum Substances which is the subject matter thereof, when taken together with the aggregate quantity of Petroleum Substances which are the subject of all other Commodity Agreements then outstanding, exceeds 500,000 barrels.

“Petroleum Substances” means any one or more of crude oil, crude bitumen, synthetic crude oil, petroleum, natural gas, natural gas liquids, related hydrocarbons and any and all other substances, whether liquid, solid or gaseous, whether hydrocarbons or not, produced or producible in association with any of the foregoing, including hydrogen sulphide and sulphur.

“POA LC” means a Letter of Credit issued by the Lenders (each as to their Rateable Portion thereof) under the Credit Facility and executed by the Agent in the name and on behalf of, as attorney-in-fact for, the Lenders, with each such Letter of Credit to include the provisions and to be substantially in the form annexed hereto as Schedule J.

“Positive Working Capital” means, as at any date of determination, that Current Assets exceeds Current Liabilities.

“Power of Attorney” means a power of attorney provided by the Borrower to a Lender with respect to Bankers’ Acceptances in accordance with and pursuant to Section 6.4 hereof.

“Purchase Agreements” means, collectively, the MAPL Purchase Agreement and the Rangeland Purchase Agreement, and “Purchase Agreement” means either of such agreements individually.

“Purchase Money Obligation” means any monetary obligation created or assumed as part of the purchase price of real or tangible personal property, whether or not secured, any extensions, renewals or refundings of any such obligation, provided that the principal amount of such obligation outstanding on the date of such extension, renewal or refunding is not increased and further provided that any security given in respect of such obligation shall not extend to any property other than the property acquired in connection with which such obligation was created or assumed and fixed improvements, if any, erected or constructed thereon and the proceeds thereof.

“Qualifying Purchase” means the purchase of up to and including 50% of the issued and outstanding shares in the capital of the Borrower or an Other Acquisition Company by a Qualifying Purchaser, provided that not less than 50% of the issued and outstanding shares in the capital of the Borrower and each Other Acquisition Company (including not less than 50% of the shares having attached thereto the votes sufficient to elect a majority of the board of directors) shall be legally and beneficially held, directly or indirectly, by Pacific Energy Partners, L.P.

“Qualifying Purchaser” means:

(a)

an income fund having (i) a Canadian Income Fund Stability Rating of SR-2 (or the then equivalent rating of S&P) or higher from S&P or (ii) the then equivalent rating from another nationally recognized debt rating agency;

(b)

any other person having (i) a long-term debt rating of BBB- (or the then equivalent rating of S&P), with a stable outlook, or higher from S&P or (ii) the then equivalent rating from another nationally recognized debt rating agency; or

(c)	any other person which is a wholly-owned Subsidiary of a person referred to in subparagraph (a) or (b) of this definition,

and, in each case, the principal business of such person and its Subsidiaries shall be the ownership and operation of oil and gas pipelines or properties and related assets located in North America; provided that, notwithstanding the foregoing, any income fund previously approved in writing by each Lender and each of the wholly-owned Subsidiaries of such income fund shall each be a “Qualifying Purchaser” for all purposes hereof so long as such income fund has a Canadian Income Fund Stability Rating of SR-3 (or the then equivalent rating of S&P) or higher from S&P.

“Quarter End” means March 31, June 30, September 30 and December 31 in each year.

“Rangeland Acquisition” means the acquisition by the Borrower and RMC Acquisition Company of all of the issued and outstanding shares in the capital of each of Aurora Pipeline Company Ltd., Rangeland Pipeline Company and Rangeland Marketing Company pursuant to the Rangeland Purchase Agreement.

“Rangeland Business Unit Assets” has the meaning ascribed thereto in the Rangeland Purchase Agreement.

“Rangeland Purchase Agreement” means the share purchase and sale agreement dated as of February 23, 2004 between BP Canada Energy Company and the Borrower and RMC Acquisition Company relating to the purchase by the Borrower and RMC Acquisition Company of all of the issued and outstanding shares in the capital of each of Aurora Pipeline Company Ltd., Rangeland Pipeline Company and Rangeland Marketing Company from BP Canada Energy Company.

“Rangeland Reimbursement Agreement” means the reimbursement agreement dated as of May 11, 2004 by and between Pacific Energy Partners, L.P., the Borrower, RMC Acquisition Company, Rangeland Marketing Company, Rangeland Pipeline Company and Aurora Pipeline Company Ltd., as in effect on the date hereof.

“Rateable” and “Rateably” means the proportion that the Equivalent Amount in Canadian Dollars of the amount of the Obligations and Financial Instrument Obligations under Lender Financial Instruments of any Lender (as the case may be) bears to the aggregate of the Equivalent Amount in Canadian Dollars of the Obligations and Financial Instrument Obligations under Lender Financial Instruments of all Lenders, as determined at the Adjustment Time.

“Rateable Portion”, as regards any Lender, with regard to any amount of money, means (subject to Section 6.5 in respect of the rounding of allocations of Bankers’ Acceptances) in respect of the Credit Facility and Drawdowns, Conversion, Rollovers and Loans and other amounts payable thereunder, the product obtained by multiplying that amount by the quotient obtained by dividing (i) that Lender’s Commitment by (ii) the aggregate of all of the Lenders’ Commitments;

“Realization Proceeds” has the meaning set out in Section 12.7.

“Rebalancing Notice” has the meaning set out in Section 2.21.

“Reimbursement Obligations” means, collectively:

(a)	any and all obligations of the Borrower and its Subsidiaries under or pursuant to the Rangeland Reimbursement Agreement;

(b)

any and all obligations of the Borrower and its Subsidiaries under or pursuant to any reimbursement agreement entered into with Pacific Energy Partners, L.P. on substantially the same terms (with conforming changes) as the Rangeland Reimbursement Agreement in respect of the guarantee of the obligations of the purchasers under the MAPL Purchase Agreement provided by Pacific Energy Partners, L.P. to the vendors under the MAPL Purchase Agreement; and

(c)

any and all obligations of the Borrower and its Subsidiaries to or in favour of Pacific Energy Partners, L.P. which may arise by subrogation in respect of payments made by Pacific Energy Partners, L.P. under or pursuant to the guarantees provided by Pacific Energy Partners, L.P. to the vendors under the Purchase Agreements.

“Related Party” means any person which is any one or more of the following:

(a)	an Affiliate of the Borrower, an Other Acquisition Company or any Subsidiary thereof;

(b)	a shareholder or partner of the Borrower, an Other Acquisition Company or any Subsidiary or an Affiliate of any such shareholder or partner;

(c)	Pacific Energy Partners, L.P. and its Affiliates, including, for certainty, the Pacific GP and its Affiliates; and

(d)	a person which is not at arm’s length from the Borrower, the Other Acquisition Companies and their Subsidiaries.

“Related Party Payment” means the payment of any administration fee, management fee, incentive fee or other fee or other similar amount to any Related Party by the Borrower, an Other Acquisition Company or any Subsidiary, other than payments to the Borrower, an Other Acquisition Company or a Wholly-Owned Subsidiary.

“Release” means any release, spill, emission, leak, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment including, without limitation, the movement of

Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or sub-surface strata.

“Reorganization” means the amalgamations and other transactions described in Schedule K annexed hereto.

“Repayment Notice” means a notice substantially in the form annexed hereto as Schedule F to be given to the Agent by the Borrower pursuant hereto.

“Replacement Senior Debt” means Senior Debt issued by the Borrower or a Guarantor on terms and conditions acceptable to the Lenders (acting reasonably) where the net proceeds of such issuance are used to permanently repay and reduce the amount of the Credit Facility.

“Required Permits” means all Governmental Authorizations which are necessary at any given time for the Borrower and each of its Material Subsidiaries to own and operate its property, assets, rights and interests or to carry on its business and affairs.

“Rollover” means:

(a)

with respect to any Libor Loan, the continuation of all or a portion of such Loan (subject to the provisions hereof) for an additional Interest Period subsequent to the initial or any subsequent Interest Period applicable thereto;

(b)

with respect to Bankers’ Acceptances, the issuance of new Bankers’ Acceptances or the making of new BA Equivalent Advances (subject to the provisions hereof) in respect of all or any portion of Bankers’ Acceptances (or BA Equivalent Advances made in lieu thereof) maturing at the end of the Interest Period applicable thereto, all in accordance with Article 6 hereof; and

(c)

with respect to Letters of Credit, the extension or replacement of an existing Letter of Credit, provided the beneficiary thereof (including any successors or permitted assigns thereof) remains the same, the maximum amount available to be drawn thereunder is not increased, the currency in which the same is denominated remains the same and the terms upon which the same may be drawn remain the same.

“Rollover Date” means the date of commencement of a new Interest Period applicable to a Loan and which shall be a Banking Day.

“Rollover Notice” means a notice substantially in the form annexed hereto as Schedule G to be given to the Agent by the Borrower pursuant hereto.

“S&P” means the Standard & Poor’s Rating Group (a division of The McGraw-Hill Companies, Inc.) and any successors thereto.

“Sale-Leaseback” means an arrangement, transaction or series of arrangements or transactions under which title to any real property, tangible personal property or fixture is transferred by the Borrower or a Subsidiary (a “transferor”) to another person which leases or otherwise grants the right to use such property to the transferor (or nominee of the transferor) and, whether or not in connection therewith, the transferor also acquires a right or is subject to an obligation to acquire such property or a material portion thereof, and regardless of the accounting treatment of such arrangement, transaction or series of arrangements or transactions.

“Schedule I Lender” means a Lender which is a Canadian chartered bank listed on Schedule I to the Bank Act (Canada).

“Schedule II Lender” means a Lender which is a Canadian chartered bank listed on Schedule II to the Bank Act (Canada).

“Schedule III Lender” means a Lender which is an authorized foreign bank listed on Schedule III to the Bank Act (Canada).

“Security” means, collectively, the guarantees, debentures, debenture pledge agreements, pledge agreements, assignments and other security agreements executed and delivered, or required to be executed and delivered, by the Borrower and its Subsidiaries under and pursuant to this Agreement and shall include, in respect of the Borrower, the floating charge demand debenture, the debenture pledge agreement and the general security agreement substantially in the forms of Schedules H-1, H-2 and H-3, respectively, annexed hereto with such modifications and insertions as may be required by the Agent, acting reasonably, and, in respect of each Material Subsidiary, a guarantee, a floating charge demand debenture, a debenture pledge agreement and a general security agreement substantially in the forms of Schedules H-4, H-5, H-6 and H-7, respectively, annexed hereto with such modifications and insertions as may be required by the Administrative Agent, acting reasonably; provided that, for certainty, the definition of “Security” does not include the Subordination Agreement.

“Security Interest” means mortgages, charges, pledges, hypothecs, assignments by way of security, conditional sales or other title retentions, security created under the Bank Act (Canada), liens, encumbrances, security interests or other interests in property, howsoever created or arising, whether fixed or floating, perfected or not, which secure payment or performance of an obligation and, including, in any event:

(a)

deposits or transfers of cash, marketable securities or other financial assets under any agreement or arrangement whereby such cash, securities or assets may be withdrawn, returned or transferred only upon fulfilment of any condition as to the discharge of any other indebtedness or other obligation to any creditor;

(b)

(i) rights of set-off or (ii) any other right of or arrangement of any kind with any creditor, which in any case are made, created or entered into, as the case may be, for the purpose of or having the effect (directly or indirectly) of (A) securing Debt, (B) preferring some holders of Debt over other holders of Debt or (C) having the claims of any creditor be satisfied prior to the claims of other creditors with or from the proceeds of any properties, assets or revenues of any kind now owned or later acquired (other than, with respect to (C) only, rights of set-off granted or arising in the ordinary course of business);

(c)	the rights of lessors under Capital Leases, Operating Leases and any other lease financing; and

(d)	absolute assignments of accounts receivable, except for absolute assignments of accounts receivable made in conjunction with a sale of property and assets which is permitted by the provisions hereof.

“Senior Debt” means all Debt of the Borrower, the Other Acquisition Companies and their Subsidiaries other than Subordinated Debt; provided that, for the purpose of and only for the purpose of determining the Senior Debt to EBITDA Ratio hereunder (and, for certainty and without limiting the foregoing, not for the purpose of determining Senior Interest Expense) the undrawn amounts of any outstanding Letters of Credit shall not be included in Senior Debt so long as the aggregate Outstanding Principal thereof does not exceed Cdn.$40,000,000 (and any amount in excess thereof shall be included in the determination of Senior Debt).

“Senior Debt to EBITDA Ratio” means, as at a Quarter End, the ratio of (a) Senior Debt as at such Quarter End to (b) EBITDA for the 12 months (or other relevant period where EBITDA is annualized in accordance with the definition thereof) ending at such Quarter End.

“Senior Interest Expense” means all Interest Expense on or in respect of Senior Debt; provided that for the purpose of determining Senior Interest Expense attributable to the Senior Debt incurred in connection with an Acquisition (a) for the first full fiscal quarter of the Borrower and the Other Acquisition Companies after the completion of an Acquisition, the Senior Interest Expense in such fiscal quarter attributable to the Senior Debt incurred in connection with such Acquisition shall be multiplied by four, (b) for the second full fiscal quarter of the Borrower and the Other Acquisition Companies after the completion of an Acquisition, the Senior Interest Expense in such fiscal quarter and in the preceding fiscal quarter attributable to the Senior Debt incurred in connection with such Acquisition shall be multiplied by two and (c) for the third full fiscal quarter of the Borrower and the Other Acquisition Companies after the completion of an Acquisition, , the Senior Interest Expense in such fiscal quarter and in the two preceding fiscal quarters attributable to the Senior Debt incurred in connection with such Acquisition shall be multiplied by 4/3; and further provided that for the purpose of the foregoing determination of Senior Interest Expense, Interest Expense in respect of that portion of the Outstanding Principal which exceeds Cdn.$45,000,000 shall be deemed to be attributable to Senior Debt incurred in connection with the MAPL Acquisition and Interest Expense in respect of that portion of the Outstanding Principal which is equal to or less than Cdn.$45,000,000 shall be deemed to be attributable to Senior Debt incurred in connection with the Rangeland Acquisition.

“Subordinated Debt” means all unsecured Debt of the Borrower and its Subsidiaries owing to a Related Party which is not a Wholly-Owned Subsidiary, if and for so long as such Debt shall be subordinated to the Obligations and Lender Financial Instrument Obligations in accordance with and upon the terms and conditions set forth in the Subordination Agreement.

“Subordination Agreement” means the subordination agreement among the Borrower, the Subsidiaries party thereto, the Related Parties party thereto and the Agent substantially in the form of Schedule I annexed hereto.

“Subsidiary” means, with respect to any person (“X”):

(a)                                  any corporation of which at least a majority of the outstanding shares having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time shares of any other class or classes of such corporation might have voting power by reason of the happening of any contingency, unless the contingency has occurred and then only for as long as it continues) is at the time directly, indirectly or beneficially owned or controlled by X or one or more of its Subsidiaries, or X and one or more of its Subsidiaries;

(b)                                 any partnership of which, at the time, X, or one or more of its Subsidiaries, or X and one or more of its Subsidiaries: (i) directly, indirectly or beneficially own or control more than 50% of the income, capital, beneficial or ownership interests (however designated) thereof; and (ii) is a general partner, in the case of limited partnerships, or is a partner or has authority to bind the partnership, in all other cases; or

(c)                                  any other person of which at least a majority of the income, capital, beneficial or ownership interests (however designated) are at the time directly, indirectly or beneficially owned or controlled by X, or one or more of its Subsidiaries, or X and one or more of its Subsidiaries, provided that, unless otherwise expressly provided or the context otherwise requires, references herein to “Subsidiary” or “Subsidiaries” shall be and shall be deemed to be references  to Subsidiaries of the Borrower, and further provided that, unless otherwise expressly provided or the context otherwise requires:

(i)                                     each Other Acquisition Company;

(ii)                                  each Subsidiary of an Other Acquisition Company; and

(iii)                               each person that would be a Subsidiary of the Borrower and the Other Acquisition Companies if (and assuming that) the Borrower and the Other Acquisition Companies were then one single legal entity;

shall be deemed to be a Subsidiary of the Borrower.

“Successor Agent” has the meaning set out in Section 15.10.

“Syndicated Drawdown” means a Drawdown under the Credit Facility other than by way of Overdraft/Swingline Loan.

“Syndicated Loans” means a Loan under the Credit Facility other than an Overdraft/Swingline Loan.

“Takeover” has the meaning set out in Section 2.20.

“Target” has the meaning set out in Section 2.20.

“Taxes” means all taxes, levies, imposts, stamp taxes, duties, fees, deductions, withholdings, charges, compulsory loans or restrictions or conditions resulting in a charge which are imposed,

levied, collected, withheld or assessed by any country or political subdivision or taxing authority thereof now or at any time in the future, together with interest thereon and penalties, charges or other amounts with respect thereto, if any, and “Tax” and “Taxation” shall be construed accordingly.

“Termination Event” means an automatic early termination of obligations relating to a Lender Financial Instrument under any agreement relating thereto without any notice being required from a Lender.

“Transportation Rates” means any one or more of the following:

(a)	the location differentials from time to time between the prices at which Petroleum Substances are and will be purchased and sold by the Borrower and its Subsidiaries; or

(b)

any tariff, toll, fee or other amount paid or payable from time to time for the shipping, transportation or storage of Petroleum Substances on, through or in the pipeline systems of the Borrower and its Subsidiaries.

“Uniform Customs” has the meaning set out in Section 7.10.

“U.S. Base Rate” means, for any day, the greater of:

(a)

the rate of interest per annum established from time to time by the Agent as the reference rate of interest for the determination of interest rates that the Agent will charge to customers in Canada for United States Dollar demand loans in Canada; and

(b)

the rate of interest per annum for such day or, if such day is not a Banking Day, on the immediately preceding Banking Day, equal to the sum of the Federal Funds Rate (expressed for such purpose as a yearly rate per annum in accordance with Section 5.4), plus 1.00% per annum, provided that if both such rates are equal or if such Federal Funds Rate is unavailable for any reason on the date of determination, then the “U.S. Base Rate” shall be the rate specified in (a) above.

“U.S. Base Rate Loan” means an Advance in, or Conversion into, United States Dollars made by the Lenders to the Borrower with respect to which the Borrower has specified or a provision hereof requires that interest is to be calculated by reference to the U.S. Base Rate.

“United States Dollars” and “U.S. $” means the lawful money of the United States of America.

“Utilization” means, for any period in respect of which the standby fees payable pursuant to Section 5.6 are being determined, the proportion (expressed as a percentage) that the average amount of Outstanding Principal (excluding, for the purposes of determining such standby fees, any Overdraft/Swingline Loans) during such periods bears to the maximum principal amount of the Credit Facility during such period.

“Wholly-Owned Subsidiary” means:

(a)                                  an Other Acquisition Company;

(b)                                 a corporation, all of the issued and outstanding shares in the capital of which are beneficially held by:

(i)	one or more of the Borrower and the Other Acquisition Companies;

(ii)

one or more of the Borrower and the Other Acquisition Companies and one or more corporations, all of the issued and outstanding shares in the capital of which are held by one or more of the Borrower and the Other Acquisition Companies; or

(iii)	two or more corporations, all of the issued and outstanding shares in the capital of which are held by one or more of the Borrower and the Other Acquisition Companies;

(c)                                  a corporation which is a Wholly-Owned Subsidiary of a corporation that is a Wholly-Owned Subsidiary; or

(d)                                 a partnership, all of the partners of which are the Borrower and/or Wholly-Owned Subsidiaries.

1.2                                                                               Headings; Articles and Sections

The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.  The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto.  Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

1.3                                                                               Number; persons; including

Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa, words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and other bodies corporate and vice versa and words and terms denoting inclusiveness (such as “include” or “includes” or “including”), whether or not so stated, are not limited by their context or by the words or phrases which precede or succeed them.

1.4                                                                               Accounting Principles

Wherever in this Agreement reference is made to generally accepted accounting principles (“GAAP”), such reference shall be deemed to be to the recommendations at the relevant time of the Canadian Institute of Chartered Accountants, or any successor institute, applicable on a consolidated basis or combined basis, as applicable, (unless otherwise specifically provided or contemplated herein to be applicable on an unconsolidated or uncombined basis) as at the date on which such calculation is made or required to be made in accordance with GAAP.  Where the character or amount of any asset or liability or item of revenue or expense or amount of equity is required to be determined, or any consolidation, combination or other accounting computation is required to be made for the purpose of this Agreement or any other Document, such determination or calculation shall, to the extent applicable and except as otherwise specified herein or as otherwise agreed in writing by the parties, be made in accordance with GAAP applied on a consistent basis.

1.5                                                                               References to Agreements and Enactments

Reference herein to any agreement, instrument, licence or other document shall be deemed to include reference to such agreement, instrument, licence or other document as the same may from time to time be amended, modified, supplemented or restated in accordance with the provisions of this Agreement if and to the extent such provisions are applicable; and reference herein to any enactment shall be deemed to include reference to such enactment as re-enacted, amended or extended from time to time and to any successor enactment.

1.6                                                                               References to “Subsidiaries” and “Wholly-Owned Subsidiaries”

For certainty, and in addition to and without limiting the effect of the definition of “Subsidiary” contained in Section 1.1, references herein to “Subsidiaries of the Borrower” or similar expressions shall, unless the context otherwise requires, include each Other Acquisition Company and each Subsidiary thereof.  In addition, for certainty, and in addition to and without limiting the effect of the definition of “Wholly-Owned Subsidiary” contained in Section 1.1, references herein to “Wholly-Owned Subsidiaries” or similar expressions shall, unless the context otherwise requires, include each Other Acquisition Company.

1.7                                                                               Per Annum Calculations

Unless otherwise stated, wherever in this Agreement reference is made to a rate “per annum” or a similar expression is used, such rate shall be calculated on the basis of calendar year of 365 days or 366 days, as the case may be.

1.8                                                                               No Guarantee by Pacific Energy Partners, L.P. and its U.S. Affiliates

For certainty, the Obligations shall only be guaranteed by the Guarantors and shall not be guaranteed by, nor (except for its respective obligations under the Documents to which it is a party) shall there be recourse for the Obligations to, Pacific Energy Partners, L.P. or any Affiliate thereof which is not a Guarantor.

1.9                                                                               Schedules

The following are the Schedules annexed hereto and incorporated by reference and deemed to be part hereof:

Schedule A	-	Lenders and Commitments
Schedule B	-	Assignment Agreement
Schedule C	-	Compliance Certificate
Schedule D	-	Conversion Notice
Schedule E	-	Drawdown Notice

Schedule F	-	Repayment Notice
Schedule G	-	Rollover Notice
Schedule H-1	-	Borrower Debenture
Schedule H-2	-	Borrower Debenture Pledge Agreement
Schedule H-3	-	Borrower General Security Agreement
Schedule H-4	-	Material Subsidiary Guarantee
Schedule H-5	-	Material Subsidiary Debenture
Schedule H-6	-	Material Subsidiary Debenture Pledge Agreement
Schedule H-7	-	Material Subsidiary General Security Agreement
Schedule I	-	Subordination Agreement
Schedule J	-	POA LC
Schedule K	-	Description of Reorganization.

ARTICLE 2 - THE CREDIT FACILITY

2.1                                                                               The Credit Facility

Subject to the terms and conditions hereof, each of the Lenders shall make available to the Borrower such Lender’s Rateable Portion of the Credit Facility.  Subject to Section 2.18, the Outstanding Principal under the Credit Facility shall not exceed the maximum principal amount of the Credit Facility.

2.2                                                                               Types of Availments

The Borrower may, in Canadian Dollars, make Drawdowns, Conversions and Rollovers under the Credit Facility of Canadian Prime Rate Loans and Bankers’ Acceptances and may, in United States Dollars, make Drawdowns, Conversions and Rollovers under the Credit Facility of U.S. Base Rate Loans and Libor Loans.  In addition, the Borrower may make Drawdowns and Rollovers under the Credit Facility of Letters of Credit denominated in Canadian Dollars or United States Dollars; provided that, the Outstanding Principal of all Fronted LCs outstanding under the Credit Facility shall not exceed Cdn. $20,000,000.  The Borrower shall have the option, subject to the terms and conditions hereof, to determine which types of Loans shall be drawn down and in which combinations or proportions.

2.3                                                                               Purpose

The Credit Facility is being made available for the general corporate purposes of the Borrower and its Subsidiaries, including for the purposes of financing a portion of, firstly, the Rangeland Acquisition and, subsequent thereto, the MAPL Acquisition and (in each case) related fees and expenses; provided that, the Credit Facility may not be used to fund Distributions, except to the extent of Distributions permitted hereby from time to time.

2.4                                                                               Availability and Nature of the Credit Facility

(1)                                  Subject to the terms and conditions hereof, the Borrower may make Drawdowns under the Credit Facility prior to the Maturity Date.

(2)                                  The Credit Facility shall be a revolving credit facility: that is, the Borrower may increase or decrease Loans under the Credit Facility by making Drawdowns, repayments and further Drawdowns.

(3)                                  Notwithstanding any other provision hereof to the contrary, the availability of the Credit Facility shall be limited to, and the Borrower shall not be entitled to have Loans with an Outstanding Principal in excess of, Cdn.$75,000,000 until the Agent has received the financial statements and Compliance Certificate required to be delivered pursuant to Section 10.1(e) for the Quarter End at the end of the first full fiscal quarter immediately following completion of the MAPL Acquisition.

(4)                                  Notwithstanding any other provision hereof to the contrary, the availability of the Credit Facility shall be limited to, and the Borrower shall not be entitled to have Loans with an Outstanding Principal in excess of, Cdn.$45,000,000 until the following conditions shall be satisfied:

(a)                                  the MAPL Purchase Agreement shall have been executed and delivered in a form and on terms and conditions acceptable to all of the Lenders (each acting reasonably);

(b)                                 the Borrower shall have delivered to the Agent true, correct and complete copies of the MAPL Purchase Agreement and all other material documentation effecting the completion of the MAPL Acquisition, together with an Officer’s Certificate certifying the same to the Agent and the Lenders;

(c)                                  one or more of the Borrower, the Other Acquisition Companies and their other Subsidiaries shall have completed the MAPL Acquisition on or before December 15, 2004 in accordance with the MAPL Purchase Agreement and without any material amendment thereto or waiver of a material condition by the Borrower, the Other Acquisition Companies or their other Subsidiaries and one or more of the Borrower, the Other Acquisition Companies and their Subsidiaries shall be the legal and beneficial owners of all of the MAPL Assets, and the Agent shall have received evidence thereof satisfactory to the Agent and Lenders’ Counsel (each acting reasonably);

(d)                                 all material Governmental Authorizations and third party consents and approvals necessary for the completion of the MAPL Acquisition and the ownership and operation of the MAPL Assets by the Borrower and its Subsidiaries have been unconditionally obtained and are in full force and effect (including any consents and approvals required under the Material Contracts, except, in the case of third party consents and approvals (as opposed to Governmental Authorizations) only, to the extent that the failure to obtain such third party consents and approvals would not have or reasonably be expected to have a Material Adverse Effect), and the Agent shall have received evidence thereof satisfactory to the Agent and Lenders’ Counsel (each acting reasonably); and

(e)                                  each Subsidiary which is a legal or beneficial owner of any of the MAPL Assets shall, to the extent that such Subsidiary has not previously provided the same pursuant hereto, have executed and delivered to the Agent the Security contemplated hereby, together with (for certainty, to the extent not previously provided) a certified copy of its constating documents and legal opinions from each of its counsel and Lenders’ Counsel in form and substance as may be required by the Agent, acting reasonably, and all registrations, filings and recordings (for certainty, to the extent not previously made) necessary or desirable (as determined by the Lenders’ Counsel, acting reasonably) in connection with such Security shall have been made and completed.

The foregoing conditions are inserted for the sole benefit of the Lenders and the Agent and may be waived by the Lenders, in whole or in part (with or without terms or conditions).

2.5                                                                               Minimum Drawdowns

(1)                                  Each Drawdown under the Credit Facility of the following types of Loans shall be in the following amounts indicated:

(a)                                  Bankers’ Acceptances in minimum aggregate amounts of Cdn. $3,000,000 at maturity and Drawdowns in excess thereof in integral multiples of Cdn. $100,000; and

(b)                                 Libor Loans in minimum principal amounts of U.S. $3,000,000 and Drawdowns in excess thereof in integral multiples of U.S. $100,000.

(2)                                  In addition, each Drawdown under the Credit Facility of the following types of Loans shall be in the following amounts indicated:

(a)                                  Canadian Prime Rate Loans in minimum principal amounts of Cdn. $1,000,000 and Drawdowns in excess thereof in integral multiples of Cdn. $100,000; and

(b)                                 U.S. Base Rate Loans in minimum principal amounts of U.S. $1,000,000 and Drawdowns in excess thereof in integral multiples of U.S. $100,000.

2.6                                                                               Libor Loan Availability

The availability of Drawdowns of, Conversions into and Rollovers of requested Libor Loans is subject to Section 13.1 and, in particular, that the Agent has not made a determination in respect of any requested Libor Loan that any of the matters specified in Section 13.1(a), (b) or (c) are applicable.

2.7                                                                               Notice Periods for Drawdowns, Conversions and Rollovers

Subject to the provisions hereof, the Borrower may make a Drawdown, Conversion or Rollover under the Credit Facility by delivering a Drawdown Notice, Conversion Notice or Rollover Notice, as the case may be (executed in accordance with the definition of Officer’s Certificate), with respect to a specified type of Loan to the Agent not later than:

(a)                                  10:00 a.m. (Calgary time) three Banking Days prior to the proposed Drawdown Date, Conversion Date or Rollover Date, as the case may be, for the Drawdown of, Conversion into or the Rollover of Libor Loans;

(b)                                 10:00 a.m. (Calgary time) two Banking Days prior to the proposed Drawdown Date, Conversion Date or Rollover Date, as the case may be, for the Drawdown of, Conversion into or Rollover of Bankers’ Acceptances;

(c)                                  10:00 a.m. (Calgary time) one Banking Day prior to the proposed Drawdown Date or Conversion Date, as the case may be, for Drawdowns of or Conversions into Canadian Prime Rate Loans and/or U.S. Base Rate Loans; and

(d)                                 10:00 a.m. (Calgary time) two Banking Days prior to the proposed Drawdown Date or Rollover Date, as the case may be, for the Drawdown or Rollover of Letters of Credit.

2.8                                                                               Conversion Option

Subject to the provisions of this Agreement and except for Letters of Credit, the Borrower may convert the whole or any part of any type of Loan under the Credit Facility into any other type of permitted Loan under the Credit Facility by giving the Agent a Conversion Notice in accordance herewith; provided that:

(a)                                  Conversions of Libor Loans and Bankers’ Acceptances may only be made on the last day of the Interest Period applicable thereto;

(b)                                 the Borrower may not convert a portion only or the whole of an outstanding Loan unless both the unconverted portion and converted portion of such Loan are equal to or exceed, in the relevant currency of each such portion, the minimum amounts required for Drawdowns of Loans of the same type as that portion (as set forth in Section 2.5);

(c)                                  in respect of Conversions of a Loan denominated in one currency to a Loan denominated in another currency, the Borrower shall at the time of the Conversion repay the Loan or portion thereof being converted in the currency in which it was denominated; and

(d)                                 a Conversion shall not result in an increase in Outstanding Principal; increases in Outstanding Principal may only be effected by Drawdowns.

2.9                                                                               Libor Loan Rollovers; Selection of Libor Interest Periods

At or before 10:00 a.m. (Calgary time) three Banking Days prior to the expiration of each Interest Period of each Libor Loan, the Borrower shall, unless it has delivered a Conversion Notice pursuant to Section 2.8 and/or a Repayment Notice pursuant to Section 2.15 (together with a Rollover Notice if a portion only is to be converted or repaid; provided that a portion of a Libor Loan may be continued only if the portion which is to remain outstanding is equal to or exceeds the minimum amount required hereunder for Drawdowns of Libor Loans) with respect to the aggregate amount of such Loan, deliver a Rollover Notice to the Agent selecting the next Interest Period applicable to the Libor Loan, which new Interest Period shall commence on and include the last day of such prior Interest Period.  If the Borrower fails to deliver a Rollover Notice to the Agent as provided in this Section, the Borrower shall be deemed to have given a Conversion Notice to the Agent electing to convert the entire amount of the maturing Libor Loan into a U.S. Base Rate Loan.

2.10                                                                        Rollovers and Conversions not Repayments

Any amount converted shall be a Loan of the type converted to upon such Conversion taking place, and any amount rolled over shall continue to be the same type of Loan under the Credit Facility as before the Rollover, but such Conversion or Rollover (to the extent of the amount converted or rolled over) shall not of itself constitute a repayment or a fresh utilization of any part of the amount available under the Credit Facility.

2.11                                                                        Agent’s Obligations with Respect to Canadian Prime Rate Loans, U.S. Base Rate Loans and Libor Loans

Upon receipt of a Drawdown Notice, Rollover Notice or Conversion Notice with respect to a Canadian Prime Rate Loan, U.S. Base Rate Loan or Libor Loan, the Agent shall forthwith notify the relevant Lenders of the requested type of Loan, the proposed Drawdown Date, Rollover Date or Conversion Date, each Lender’s Rateable Portion of such Loan and, if applicable, the account of the Agent to which each Lender’s Rateable Portion is to be credited.

2.12                                                                        Lenders’ and Agent’s Obligations with Respect to Canadian Prime Rate Loans, U.S. Base Rate Loans and Libor Loans

Each Lender shall, for same day value on the Drawdown Date specified by the Borrower in a Drawdown Notice with respect to a Canadian Prime Rate Loan, a U.S. Base Rate Loan or a Libor Loan, credit the Agent’s account specified in the Agent’s notice given under Section 2.11 with such Lender’s Rateable Portion of each such requested Loan and for same day value on the same date the Agent shall pay to the Borrower the full amount of the amounts so credited in accordance with any payment instructions set forth in the applicable Drawdown Notice.

2.13                                                                        Irrevocability

A Drawdown Notice, Rollover Notice, Conversion Notice or Repayment Notice given by the Borrower hereunder shall be irrevocable and, subject to any options the Lenders may have hereunder in regard thereto and the Borrower’s rights hereunder in regard thereto, shall oblige the Borrower to take the action contemplated on the date specified therein.

2.14                                                                        Optional Cancellation or Reduction of Credit Facility

The Borrower may, at any time, upon giving at least 3 Banking Days prior written notice to the Agent, cancel in full or, from time to time, permanently reduce in part the unutilized portion of the Credit Facility; provided, however, that any such reduction shall be in a minimum amount of Cdn. $1,000,000 and reductions in excess thereof shall be in integral multiples of Cdn. $1,000,000.  If the Credit Facility is so reduced, the Commitments of each of the Lenders under the Credit Facility shall be reduced pro rata in the same proportion that the amount of the reduction in the Credit Facility bears to the amount of the Credit Facility in effect immediately prior to such reduction.

2.15                                                                        Optional Repayment of Credit Facility

The Borrower may at any time and from time to time repay, without penalty, to the Agent for the account of the Lenders or, in the case of Letters of Credit return the same to the Agent for cancellation or provide for the funding of, the whole or any part of any Loan owing by it together with accrued interest thereon to the date of such repayment provided that:

(a)                                  the Borrower shall give a Repayment Notice (executed in accordance with the definition of Officer’s Certificate) to the Agent not later than:

(i)	10:00 a.m. (Calgary time) three Banking days prior to the date of the proposed repayment, for Libor Loans;

(ii)	10:00 a.m. (Calgary time) two Banking days prior to the date of the proposed repayment, for Letters of Credit and Banker’s Acceptances; and

(iii)	10:00 a.m. (Calgary time) one Banking Day prior to the date of the proposed repayment, for Canadian Prime Rate Loans and U.S. Base Rate Loans;

(b)                                 repayments pursuant to this Section may only be made on a Banking Day;

(c)                                  subject to the following provisions and Section 2.17, each such repayment may only be made on the last day of the applicable Interest Period with regard to a Libor Loan that is being repaid;

(d)                                 a Bankers’ Acceptance may only be repaid on its maturity unless collateralized in accordance with Section 2.17(3);

(e)                                  unexpired Letters of Credit may only be prepaid by the return thereof to the Agent for cancellation or providing funding therefor in accordance with Section 2.17;

(f)                                    except in the case of Letters of Credit, each such repayment shall be in a minimum amount of the lesser of: (i) the minimum amount required pursuant to Section 2.5 for Drawdowns of the type of Loan proposed to be repaid and (ii) the Outstanding Principal of all Loans outstanding under the Credit Facility immediately prior to such repayment; any repayment in excess of such amount shall be in integral multiples of the amounts required pursuant to Section 2.5 for multiples in excess of the minimum amounts for Drawdowns; and

(g)                                 except in the case of Letters of Credit, the Borrower may not repay a portion only of an outstanding Loan unless the unpaid portion is equal to or exceeds, in the relevant currency, the minimum amount required pursuant to Section 2.5 for Drawdowns of the type of Loan proposed to be repaid.

2.16                                                                        Mandatory Repayment of Credit Facility

(1)                                  Subject to Section 12.2 and Article 7, the Borrower shall repay or pay, as the case may be, to the Agent, on behalf of the Lenders, all Loans and other Obligations outstanding under the Credit Facility on or before the Maturity Date.

(2)                                  In addition to and without limiting or otherwise affecting the provisions of Section 2.16(1), if the MAPL Acquisition has not been completed and the conditions set forth in Section 2.4(4) have not been satisfied by December 15, 2004, then (notwithstanding any other provision hereof to the contrary): (a) the Borrower shall repay or pay, as the case may be, to the Agent, on behalf of the Lenders, all Loans and other Obligations outstanding under the Credit Facility on or before December 15, 2004, (b) no further Drawdowns may be made under the Credit Facility, and (c) the Credit Facility shall be cancelled.

2.17                                                                        Additional Repayment Terms

(1)                                  If any Libor Loan is repaid on other than the last day of the applicable Interest Period, the Borrower shall, within three Banking Days after notice is given by the Agent, pay to the Agent for the account of the Lenders all costs, losses, premiums and expenses incurred by the Lenders by reason of the liquidation or re-deployment of deposits or other funds, or for any other reason whatsoever, resulting in each case from the repayment of such Loan or any part thereof on other than the last day of the applicable Interest Period.  Any Lender, upon becoming entitled to be paid such costs, losses, premiums and expenses, shall deliver to the Borrower and the Agent a certificate of the Lender certifying as to such amounts and, in the absence of manifest error, such certificate shall be conclusive and binding for all purposes.

(2)                                  With respect to the funding of any repayment of unexpired Letters of Credit pursuant to Section 2.15(e) or otherwise hereunder, it is agreed that the Borrower shall provide for the funding in full of the repayment of unexpired Letters of Credit by paying to and depositing with the Agent cash collateral for each such unexpired Letter of Credit equal to the maximum amount thereof, in each case, in the respective currency which the relevant Letter of Credit is denominated; such cash collateral deposited by the Borrower shall be held by the Agent in an interest bearing cash collateral account with interest to be credited to the Borrower at rates prevailing at the time of deposit for similar accounts with the Agent.  Such cash collateral accounts shall be assigned to the Agent as security for the obligations of the Borrower in relation to such Letters of Credit and the Security Interest of the Agent thereby created in such cash collateral shall rank in priority to all other Security Interests and adverse claims against such cash collateral.  Such cash collateral shall be applied to satisfy the obligations of the Borrower for such Letters of Credit as payments are made thereunder and the Agent is hereby irrevocably directed by the Borrower to so apply any such cash collateral.  Amounts held in such cash collateral accounts may not be withdrawn by the Borrower without the consent of the Lenders; however, interest on such deposited amounts shall be for the account of the Borrower and may be withdrawn by the Borrower so long as no Default or Event of Default is then continuing.  If after expiry of the Letters of Credit for which such funds are held and application by the Agent of the amounts in such cash collateral accounts to satisfy the obligations of the Borrower hereunder with respect to the Letters of Credit being repaid, any excess remains, such excess shall be promptly paid by the Agent to the Borrower so long as no Default or Event of Default is then continuing.

In lieu of providing cash collateral as aforesaid, the Borrower may provide to the Agent irrevocable standby letter or letters of credit in an aggregate amount equal to the aggregate maximum amount of all unexpired Letters of Credit being repaid and for a term which expires not sooner than 10 Banking Days after the expiry of the Letters of Credit in respect of which such letter(s) of credit are provided; such letters of credit shall be denominated and payable in the currency of the relevant unexpired Letters of Credit and shall be issued by a financial institution and on terms and conditions acceptable to each of the Agent and the Fronting Lender, each in its sole discretion.  The Agent is hereby irrevocably authorized and directed to draw upon such letters of credit and apply the proceeds of the same to satisfy the obligations of the Borrower for such unexpired Letters of Credit as payments are made by the Agent, the Fronting Lender and the Lenders thereunder.

(3)                                  With respect to any repayment of unmatured Bankers’ Acceptances pursuant to Section 2.15(d) or otherwise hereunder, it is agreed that the Borrower shall provide for the funding in full of the unmatured Bankers’ Acceptances to be repaid by paying to and depositing with the Agent cash collateral (the “Cash Collateral”) for each such unmatured Bankers’ Acceptances equal to the face amount payable at maturity thereof; such Cash Collateral deposited by the Borrower shall be invested by the Agent in Approved Securities as may be directed in writing by the Borrower from time to time (the “Collateral Investments”), provided that the Borrower shall direct said investments so that they mature in amounts sufficient to permit payment of the Obligations for maturing Bankers’ Acceptances on the maturity dates thereof, with interest thereon to be credited to the Borrower.  In the event that the Agent is not provided with instructions from the Borrower to make Collateral Investments as provided herein, the Agent shall hold such Cash Collateral in an interest bearing cash collateral account (the “Cash Collateral Account”) at rates prevailing at the time of deposit for similar accounts with the Agent.  The (a) Cash Collateral, (b) Cash Collateral Accounts, (c) Collateral Investments, (d) any accounts receivable, claims, instruments or securities evidencing or relating to the foregoing, and (e) any proceeds of any of the foregoing (collectively the “Outstanding BAs Collateral”) shall be assigned to the Agent as security for the obligations of the Borrower in relation to such Bankers’ Acceptances and the Security Interest of the Agent thereby created in such Outstanding BAs Collateral shall rank in priority to all other Security Interests and adverse claims against such Outstanding BAs Collateral.  Such Outstanding BAs Collateral shall be applied to satisfy the obligations of the Borrower for such Bankers’ Acceptances as they mature and the Agent is hereby irrevocably directed by the Borrower to apply any such Outstanding BAs Collateral to such maturing Bankers’ Acceptances.  The Outstanding BAs Collateral created herein shall not be released to the Borrower without the consent of the Lenders; however, interest on such deposited amounts shall be for the account of the Borrower and may be withdrawn by the Borrower so long as no Default or Event of Default is then continuing.  If, after maturity of the Bankers’ Acceptances for which such Outstanding BAs Collateral is held and application by the Agent of the Outstanding BAs Collateral to satisfy the obligations of the Borrower hereunder with respect to the Bankers’ Acceptances being repaid, any interest or other proceeds of the Outstanding BAs Collateral remains, such interest or other proceeds shall be promptly paid and transferred by the Agent to the Borrower so long as no Default or Event of Default is then continuing.

2.18                                                                        Currency Excess

(1)                                  If the Agent shall determine that the aggregate Outstanding Principal of the outstanding Loans under the Credit Facility exceeds the maximum amount of the Credit Facility (the amount of such excess is herein called the “Currency Excess”), then, upon written request by the Agent (which request shall detail the applicable Currency Excess), the Borrower shall repay an amount of Canadian Prime Rate Loans or U.S. Base Rate Loans under such Credit Facility within (i) if the Currency Excess exceeds Cdn.$1,000,000, 5 Banking Days, and (ii) in all other cases, 20 Banking Days after receipt of such request, such that, except as otherwise contemplated in Section 2.18(2), the Equivalent Amount in Canadian Dollars of such repayments is, in the aggregate, at least equal to the Currency Excess.

(2)                                  If, in respect of any Currency Excess, the repayments made by the Borrower have not completely removed such Currency Excess (the remainder thereof being herein called the “Currency Excess Deficiency”), the Borrower shall within the aforementioned 5 or 20 Banking Days, as the case may be, after receipt of the aforementioned request of the Agent, place an amount equal to the Currency Excess Deficiency on deposit with the Agent in an interest-bearing account with interest at rates prevailing at the time of deposit for the account of the Borrower, to be assigned to the Agent on behalf of the Lenders by instrument satisfactory to the Agent and to be applied to maturing Bankers’ Acceptances or Libor Loans (converted if necessary at the exchange rate for determining the Equivalent Amount on the date of such application) or held to provide for the funding of unexpired Letters of Credit in accordance with Section 2.17(2) which shall apply, mutatis mutandis.  The Agent is hereby irrevocably directed by the Borrower to apply any such sums on deposit to maturing Loans or to satisfy obligations of the Borrower for such Letters of Credit as payments are made thereunder, as the case may be, as provided in the preceding sentence.  In lieu of providing funds for the Currency Excess Deficiency, as provided in the preceding provisions of this Section, the Borrower may within the said period of 5 or 20 Banking Days, as the case may be, provide to the Agent an irrevocable standby letter of credit in an amount equal to the Currency Excess Deficiency and for a term which expires not sooner than 10 Banking Days after the date of maturity or expiry, as the case may be, of the relevant Bankers’ Acceptances, Libor Loans or Letters of Credit, as the case may be; such letter of credit shall be issued by a financial institution, and shall be on terms and conditions, acceptable to the Agent in its sole discretion.  The Agent is hereby authorized and directed to draw upon such letter of credit and apply the proceeds of the same to Bankers’ Acceptances or Libor Loans as they mature or to satisfy obligations of the Borrower for Letters of Credit as payments are made thereunder.  Upon the Currency Excess being eliminated as aforesaid or by virtue of subsequent changes in the exchange rate for determining the Equivalent Amount, then, provided no Default or Event of Default is then continuing, such funds on deposit, together with interest thereon, or such letters of credit shall be returned to the Borrower, in the case of funds on deposit, or shall be cancelled or reduced in amount, in the case of letters of credit.

2.19                                                                        Hedging with Lenders and Hedging Affiliates

If a Lender or Hedging Affiliate enters into a Financial Instrument with the Borrower or a Subsidiary which such Lender or Hedging Affiliate (as the case may be) believes, acting reasonably, in good faith and without any actual notice or knowledge to the contrary, is Permitted Hedging, then each such Lender Financial Instrument and the Lender Financial Instrument Obligations under such Financial Instrument shall be secured by the Security equally and rateably with the Obligations, regardless of whether the Borrower has complied herewith (but, for certainty, without in any manner lessening or relieving the Borrower from its obligation to comply therewith).

2.20                                                                        Hostile Acquisitions

(1)                                  In the event the Borrower wishes to utilize proceeds of one or more Loans under the Credit Facility to, or to provide funds to any Subsidiary, Affiliate or other person to, finance an offer to acquire (which shall include an offer to purchase securities, solicitation of an offer to sell securities, an acceptance of an offer to sell securities, whether or not the offer to sell was solicited, or any combination of the foregoing) outstanding securities of any person (the “Target”) which constitutes a “take-over bid” pursuant to applicable corporate or securities legislation (in any case, a “Takeover”), then either:

(a)                                  prior to or concurrently with delivery to the Agent of any Drawdown Notice pursuant to Section 2.7 requesting one or more Loans under the Credit Facility, the proceeds of which are to be used to finance such Takeover, the Borrower shall provide to the Agent evidence satisfactory to the Agent (acting reasonably) that the board of directors or like body of the Target, or the holders of all of the securities of the Target, has or have approved, accepted, or recommended to security holders acceptance of, the Takeover; or

(b)                                 the following steps shall be followed:

(i)                                     at least five (5) Banking Days prior to the delivery to the Agent of any Drawdown Notice pursuant to Section 2.7 requesting one or more Loans intended to be used to finance such Takeover, the Borrower shall advise the Agent, who shall promptly advise an appropriate officer of each Lender of the particulars of such Takeover;

(ii)                                  within three (3) Banking Days of being so advised, each Lender shall notify the Agent of such Lender’s determination as to whether it is willing to finance such Takeover; provided that, in the event such Lender does not so notify the Agent within such three (3) Banking Day period, such Lender shall be deemed to have notified the Agent that it is not willing to finance such Takeover; and

(iii)                               the Agent shall promptly notify the Borrower of each such Lender’s determination,

and in the event that any Lender has notified or is deemed to have notified the Agent that it is not willing to finance such Takeover (each, a “Declining Lender”), then the Declining Lenders shall have no obligation to provide Loans to finance such Takeover, notwithstanding any other provision of this Agreement to the contrary; provided, however, that each other Lender (each, a “Financing Lender”) which has advised the Agent it is willing to finance such Takeover shall have an obligation, up to the amount of its Commitment under the Credit Facility, to provide Loans to finance such Takeover, and the Loans to finance such Takeover shall be provided by each Financing Lender in accordance with the ratio, determined prior to the provision of any Loans to finance such Takeover, that the Commitment of such Financing Lender under the Credit Facility bears to the aggregate the Commitments of all the Financing Lenders under the Credit Facility.

(2)                                  If Loans are used to finance a Takeover and there are Declining Lenders, subsequent Loans under the Credit Facility shall be funded firstly by Declining Lenders having Commitments under the Credit Facility, and subsequent repayments under the Credit Facility shall be applied firstly to Financing Lenders, in each case, until such time as the proportion that the amount of each Lender’s Outstanding Principal under the Credit Facility bears to the total Outstanding Principal under the Credit Facility is equal to such proportion which would have been in effect but for the application of this Section 2.20.

2.21                                                                        Overdraft / Swingline Loans

(1)                                  Subject to the following provisions of this Section, overdrafts arising from clearance of cheques or drafts drawn on the Canadian Dollar accounts and United States Dollar accounts of the Borrower maintained with the Overdraft/Swingline Lender, and designated by the Overdraft/Swingline Lender for such purpose, shall be deemed to be outstanding as Canadian Prime Rate Loans and U.S. Base Rate Loans, respectively, under the Credit Facility (each, an “Overdraft/Swingline Loan”) provided solely by the Overdraft/Swingline Lender notwithstanding the definition of Canadian Prime Rate Loan or U.S. Base Rate Loan.  For certainty, notwithstanding Section 2.7 or 2.15, no Drawdown Notice or Repayment Notice need be delivered by the Borrower in respect of Overdraft/Swingline Loans nor shall the requirements of Section 2.5 and 2.15 with respect to the amounts of Drawdowns or repayments apply thereto.

(2)                                  Except as otherwise specifically provided herein, all references to Canadian Prime Rate Loans and U.S. Base Rate Loans shall include Overdraft/Swingline Loans of the same currency.

(3)                                  Overdraft/Swingline Loans shall be made by the Overdraft/Swingline Lender alone, without assignment to or participation by the other Lenders (except as provided in this Section).  All interest payments and principal repayments of or in respect of Overdraft/Swingline Loans shall be solely for the account of the Overdraft/Swingline Lender and shall be paid by the Borrower directly to the Overdraft/Swingline Lender notwithstanding anything herein to the contrary.  Subject to Section 2.21(7), and to Article 13 and Section 14.1, all costs and expenses relating to the Overdraft/Swingline Loans shall be solely for the account of the Overdraft/Swingline Lender.

(4)                                  The maximum aggregate Outstanding Principal of the Overdraft/Swingline Loans shall be the lesser of:

(a)                                  Cdn.$2,500,000; and

(b)                                 the Overdraft/Swingline Lender’s Commitment less the Overdraft/Swingline Lender’s Rateable Portion of all outstanding Syndicated Loans.

(5)                                  If the Borrower shall request a Syndicated Drawdown and the Overdraft/Swingline Lender’s Rateable Portion of such Drawdown would cause the Overdraft/Swingline Lender’s Rateable Portion of all Syndicated Loans together with the Overdraft/Swingline Loans then outstanding to exceed the Overdraft/Swingline Lender’s Commitment, then the Borrower shall be deemed to have given a Drawdown Notice in respect of the requested Syndicated Drawdown irrevocably directing the Agent to apply the proceeds of such Syndicated Drawdown to the repayment of Overdraft/Swingline Loans to the extent of such excess and the Agent shall make such repayments to the Overdraft/Swingline Lender on behalf of the Borrower on the requested date of such Syndicated Drawdown.

(6)                                  The Borrower may make repayments of Overdraft/Swingline Loans (together with accrued interest thereon which, if such repayment is not made on the Interest Payment Date, shall be paid on the next Interest Payment Date applicable to Canadian Prime Rate Loans and U.S. Base Rate Loans) from time to time without penalty.

(7)                                  Notwithstanding anything to the contrary herein contained or to the contrary provisions of Applicable Laws, (a) if an Event of Default occurs or (b) if the Overdraft/Swingline Lender so requires, and there are then outstanding any Overdraft/Swingline Loans, then, effective on the day of notice (each, a “Rebalancing Notice”) to that effect to the Agent and the other Lenders from the Overdraft/Swingline Lender, the Borrower shall be deemed to have requested, and hereby requests, a Drawdown of an amount of Syndicated Loans, by way of Canadian Prime Rate Loans and U.S. Base Rate Loans (as applicable), sufficient to repay the Overdraft/Swingline Loans and accrued and unpaid interest in respect thereof, and on the Banking Day immediately following receipt of such notice, the other Lenders shall disburse to the Agent, who shall remit to the Overdraft/Swingline Lender, their Rateable Portions of such amounts and such amounts shall thereupon be deemed to have been advanced by the Lenders to the Borrower and to constitute Syndicated Loans by way of Canadian Prime Rate Loans or U.S. Base Rate Loans, as the case may be.  Such Syndicated Loans shall be deemed to be comprised of principal and accrued and unpaid interest in the same proportions as the corresponding Overdraft/Swingline Loans.  If a Lender does not disburse to the Agent for the account of the Overdraft/Swingline Lender its Rateable Portion of any amount under this Section then: (i) such Lender shall purchase participations from the Overdraft/Swingline Lender in such Syndicated Loans (without recourse to the Overdraft/Swingline Lender) for an amount or otherwise effect transactions to achieve the financial results contemplated by this Section, and (ii) for the purpose only of any distributions or payments to the Lenders (and not, for greater certainty, for the purposes of any obligations of the Lenders), including any distribution or payment with respect to the Borrower in the event of any enforcement or realization proceedings or any bankruptcy, winding-up, liquidation, arrangement, compromise or composition, the Commitment of such Lender shall be deemed to be nil and the Commitment of the Overdraft/Swingline Lender shall be increased by the Commitment of such Lender until the amounts owed by the Borrower are outstanding to each Lender in accordance with its Rateable Portion determined without regard to this sentence.  If any amount disbursed by a Lender under this Section and deemed to have been advanced to the Borrower must be repaid by the Overdraft/Swingline Lender or by the relevant Lender to the Borrower then no reduction of the Overdraft/Swingline Loans as contemplated above shall be deemed to have occurred, but the Lenders shall purchase participations in the Overdraft/Swingline Loans (without recourse to the Overdraft/Swingline Lender) for an amount or otherwise effect transactions to achieve the financial results contemplated by this Section.  The Overdraft/Swingline Lender hereby covenants with the other Lenders that it shall give a Rebalancing Notice to the Agent and the other Lenders on the first Banking Day of each week if the aggregate Outstanding Principal of the Overdraft/Swingline Loans exceeds Cdn.$500,000 as at the close of business on the immediately preceding Banking Day.

(8)                                  For certainty, it is hereby acknowledged and agreed that the Lenders shall be obligated to advance their Rateable Portion of the Drawdown contemplated by Section 2.21(7), to disburse their Rateable Portion of the Syndicated Loans referenced therein and to purchase participations contemplated by such Section irrespective of:

(a)                                  whether a Default or Event of Default is then continuing or whether any other condition in Article 3 is met; and

(b)                                 whether or not the Borrower has, in fact, actually requested such Drawdown (by delivery of a Drawdown Notice or otherwise).

ARTICLE 3 - CONDITIONS PRECEDENT TO DRAWDOWNS

3.1                                                                               Conditions for Drawdowns

On or before each Drawdown hereunder the following conditions shall be satisfied:

(a)                                  the Agent shall have received a proper and timely Drawdown Notice from the Borrower requesting the Drawdown;

(b)                                 the representations and warranties set forth in Section 9.1 shall be true and accurate in all respects on and as of the date of the requested Drawdown;

(c)                                  no Default or Event of Default shall have occurred and be continuing nor shall the Drawdown result in the occurrence of a Default or Event of Default; and

(d)                                 after giving effect to the proposed Drawdown, the Outstanding Principal of all Loans outstanding under the Credit Facility shall not exceed the maximum amount of the  Credit Facility.

3.2                                                                               Additional Conditions for First Drawdown

In addition to the conditions set forth in Section 3.1, on or before the first Drawdown hereunder the following further conditions shall be satisfied:

(a)                                  all fees and expenses previously agreed in writing between the Borrower and each of the Lenders shall be paid by the Borrower to the Lenders;

(b)                                 all fees previously agreed in writing between the Borrower and the Lead Arranger shall be paid by the Borrower to the Lead Arranger;

(c)                                  the Agent and the Borrower shall have executed and delivered the Agency Fee Agreement and all fees which are then due and payable thereunder to the Agent for its own account shall have been paid to the Agent by the Borrower;

(d)                                 the Borrower and each corporate Subsidiary which is executing and delivering Documents shall have delivered to the Agent a current certificate of status, compliance or good standing, as the case may be, in respect of its jurisdiction of incorporation and certified copies of its constating documents, by-laws and the resolutions authorizing the Documents to which it is a party and transactions hereunder and an Officer’s Certificate as to the incumbency of the officers of the Borrower or the Subsidiary, as the case may be, signing the Documents to which it is a party;

(e)                                  each Subsidiary which is not a corporation and which is executing and delivering Documents shall have delivered, or caused to be delivered, to the Agent certificates as to the matters set forth in Section 3.2(d) with respect to the general partner thereof or other separate legal person executing and delivering the Documents on its behalf, and, in addition, shall have delivered to the Agent certified copies of the partnership agreement, declaration of trust or other agreements or instruments creating or governing the same;

(f)                                    the Borrower shall have delivered to the Agent an Officer’s Certificate detailing the legal structure and ownership of the Borrower and its Subsidiaries, which certificate shall be in form and substance satisfactory to the Agent and Lenders’ Counsel (each acting reasonably);

(g)                                 the Documents shall have been fully executed and delivered, each in form and substance satisfactory to the Lenders (acting reasonably), and all registrations, filings and recordings necessary or desirable (as determined by the Lenders’ Counsel, acting reasonably) in connection with the Security shall have been made and completed;

(h)                                 the Agent and the Lenders shall have received (i) a legal opinion from legal counsel to the Borrower and its Subsidiaries and (ii) a legal opinion from Lenders’ Counsel, each in form and substance as may be required by the Lenders (acting reasonably);

(i)                                     the Agent shall have received current certificates of insurance evidencing the insurance required to be maintained by the Borrower and its Subsidiaries pursuant hereto;

(j)                                     the Borrower shall have delivered to the Agent true, correct and complete copies of all of the Material Contracts, together with an Officer’s Certificate certifying the same (or, if there are no Material Contracts on the date of the first Drawdown, certifying the same) to the Agent and the Lenders;

(k)                                  the Borrower shall have delivered to the Agent true, correct and complete copies of the Rangeland Purchase Agreement and all other material documentation effecting the completion of the Rangeland Acquisition, together with an Officer’s Certificate certifying the same to the Agent and the Lenders;

(l)                                     one or more of the Borrower, the Other Acquisition Companies and their other Subsidiaries shall have completed the Rangeland Acquisition on or before October 31, 2004 in accordance with the Rangeland Purchase Agreement and without any material amendment thereto or waiver of a material condition by the Borrower, the Other Acquisition Companies and their Subsidiaries and one or more of the Borrower, the Other Acquisition Companies and their Subsidiaries shall be the legal and beneficial owners of all of the Rangeland Business Unit Assets, and the Agent

shall have received evidence thereof satisfactory to the Agent and Lenders’ Counsel (each acting reasonably);

(m)                               all material Governmental Authorizations and third party consents and approvals  necessary for the completion of the Rangeland Acquisition and the ownership and operation of the Rangeland Business Unit Assets by the Borrower and its Subsidiaries have been unconditionally obtained and are in full force and effect (including any consents and approvals required under the Material Contracts, except, in the case of third party consents and approvals (as opposed to Governmental Authorizations) only, to the extent that the failure to obtain such third party consents and approvals would not have or reasonably be expected to have Material Adverse Effect), and the Agent shall have received evidence thereof satisfactory to the Agent and Lenders’ Counsel (each acting reasonably);

(n)                                 the Agent and the Lenders shall have received from the Borrower and completed their review of each of the following:

(i)

three year financial projections respecting the Borrower and its Subsidiaries on a combined basis (after giving effect to the completion of the Acquisitions), such projections to include pro forma balance sheets, income statements and cash flow statements for the Borrower and its Subsidiaries on a combined basis;

(ii)	an opening balance sheet for the Borrower and its Subsidiaries on a combined basis (after giving effect to the completion of the Acquisitions and the financing of the same); and

(iii)	the terms and conditions of the Subordinated Debt to be incurred in connection with the completion of the Acquisitions,

in each case, with the results of such review being satisfactory to the Agent and the Lenders (each acting reasonably); and

(o)                                 no event, circumstance, condition, occurrence or change shall have occurred with respect to the Borrower and its Subsidiaries which would have or reasonably be expected to have a Material Adverse Effect, including with respect to the Rangeland Business Unit Assets since the “Report for the Rangeland Business Unit for BP” dated June 3, 2003, as updated through September 30, 2003, and prepared by Ernst & Young LLP (the “E&Y Report”).

3.3                                                                               Waiver

The conditions set forth in Sections 3.1 and 3.2 are inserted for the sole benefit of the Lenders and the Agent and may be waived by the Lenders, in whole or in part (with or without terms or conditions) without prejudicing the right of the Lenders or Agent at any time to assert such waived conditions in respect of any subsequent Drawdown.

ARTICLE 4 - EVIDENCE OF DRAWDOWNS

4.1                                                                               Account of Record

The Agent shall open and maintain books of account evidencing all Loans and all other amounts owing by the Borrower to the Lenders hereunder.  The Agent shall enter in the foregoing accounts details of all amounts from time to time owing, paid or repaid by the Borrower hereunder.  The information entered in the foregoing accounts shall, absent manifest error, constitute prima facie evidence of the obligations of the Borrower to the Lenders hereunder with respect to all Loans and all other amounts owing by the Borrower to the Lenders hereunder.  After a request by the Borrower, the Agent shall promptly advise the Borrower of such entries made in the Agent’s books of account.

ARTICLE 5 - PAYMENTS OF INTEREST AND FEES

5.1                                                                               Interest on Canadian Prime Rate Loans

The Borrower shall pay interest on each Canadian Prime Rate Loan owing by it during each Interest Period applicable thereto in Canadian Dollars at a rate per annum equal to the Canadian Prime Rate in effect from time to time during such Interest Period plus the Applicable Pricing Rate.  Each determination by the Agent of the Canadian Prime Rate applicable from time to time during an Interest Period shall, in the absence of manifest error, be prima facie evidence thereof.  Such interest shall accrue daily and shall be payable in arrears on each Interest Payment Date for such Loan for the period from and including the Drawdown Date or the preceding Conversion Date or Interest Payment Date, as the case may be, for such Loan to and including the day preceding such Interest Payment Date and shall be calculated on the principal amount of the Canadian Prime Rate Loan outstanding during such period and on the basis of the actual number of days elapsed in a year of 365 days or 366 days, as the case may be.  Changes in the Canadian Prime Rate shall cause an immediate adjustment of the interest rate applicable to such Loans without the necessity of any notice to the Borrower.

5.2                                                                               Interest on U.S. Base Rate Loans

The Borrower shall pay interest on each U.S. Base Rate Loan owing by it during each Interest Period applicable thereto in United States Dollars at a rate per annum equal to the U.S. Base Rate in effect from time to time during such Interest Period plus the Applicable Pricing Rate.  Each determination by the Agent of the U.S. Base Rate applicable from time to time during an Interest Period shall, in the absence of manifest error, be prima facie evidence thereof.  Such interest shall be payable in arrears on each Interest Payment Date for such Loan for the period from and including the Drawdown Date or the preceding Conversion Date or Interest Payment Date, as the case may be, for such Loan to and including the day preceding such Interest Payment Date and shall be calculated on the principal amount of the U.S. Base Rate Loan outstanding during such period and on the basis of the actual number of days elapsed in a year of 365 days or 366 days, as the case may be.  Changes in the U.S. Base Rate shall cause an immediate adjustment of the interest rate applicable to such Loans without the necessity of any notice to the Borrower.

5.3                                                                               Interest on Libor Loans

The Borrower shall pay interest on each Libor Loan owing by it during each Interest Period applicable thereto in United States Dollars at a rate per annum, calculated on the basis of a 360 day year, equal to the Libor Rate with respect to such Interest Period plus the Applicable Pricing Rate.  Each determination by the Agent of the Libor Rate applicable to an Interest Period shall, in the absence of manifest error, be prima facie evidence thereof.  Such interest shall accrue daily and shall be payable in arrears on each Interest Payment Date for such Loan for the period from and including the Drawdown Date or the preceding Rollover Date, Conversion Date or Interest Payment Date, as the case may be, for such Loan to and including the day preceding such Interest Payment Date and shall be calculated on the principal amount of the Libor Loan outstanding during such period and on the basis of the actual number of days elapsed divided by 360.

5.4                                                                               Interest Act (Canada)

Whenever a rate of interest hereunder is calculated on the basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

5.5                                                                               Nominal Rates; No Deemed Reinvestment

The principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement; all interest payments to be made hereunder shall be paid without allowance or deduction for deemed reinvestment or otherwise, before and after maturity, default and judgment.  The rates of interest specified in this Agreement are intended to be nominal rates and not effective rates.  Interest calculated hereunder shall be calculated using the nominal rate method and not the effective rate method of calculation.

5.6                                                                               Standby Fees

(1)                                  The Borrower shall pay to the Agent for the account of the relevant Lenders a standby fee in Canadian Dollars in respect of the Credit Facility calculated at a rate per annum equal to the Applicable Standby Fee Rate on the amount, if any, by which the amount of the Outstanding Principal under the Credit Facility (excluding, for the purposes of determining such standby fees, any Overdraft/Swingline Loans) for each day in the period of determination is less than the aggregate Commitments of all Lenders for each such day.  Fees determined in accordance with this Section shall accrue daily from and after the date hereof and be payable by the Borrower quarterly in arrears and on cancellation in full of the Credit Facility and on the Maturity Date.

(2)                                  As of: (i) the first day of January, April, July and October in each year, (ii) the date of the cancellation in full of the Credit Facility, and (iii) the Maturity Date, the Agent shall determine the standby fees under this Section in respect of the Credit Facility for the period from and including the date hereof or the date of the immediately preceding determination, as the case may be, to but excluding that date of determination and shall deliver to the Borrower a written request for payment of the standby fees so determined, as detailed therein.  The Borrower shall pay to the Agent for the account of the Lenders the standby fees referred to above within 2 Banking Days after receipt of each such written request.

5.7                                                                               Agent’s Fees

From and after the date hereof, the Borrower shall pay to the Agent, for its own account, on such date and on the anniversary thereof in each subsequent calendar year until the Credit Facility has been fully cancelled and all Obligations hereunder have been paid in full, a non-refundable annual agency fee in the amount specified in the Agency Fee Agreement.

5.8                                                                               Interest on Overdue Amounts

Notwithstanding any other provision hereof, in the event that any amount due hereunder (including, without limitation, any interest payment) is not paid when due (whether by acceleration or otherwise), the Borrower shall pay interest on such unpaid amount (including, without limitation, interest on interest), if and to the fullest extent permitted by applicable law, from the date that such amount is due until the date that such amount is paid in full (but excluding the date of such payment if the payment is received for value at the required place of payment on the date of such payment), and such interest shall accrue daily, be calculated and compounded monthly and be payable on demand, after as well as before maturity, default and judgment, at a rate per annum that is equal to (i) in respect of amounts due in Canadian Dollars, the rate of interest then payable on Canadian Prime Rate Loans plus 2.0% per annum or (ii) in respect of amounts due in United States Dollars, the rate of interest then payable on U.S. Base Rate Loans plus 2.0% per annum.

5.9                                                                               Waiver

To the extent permitted by applicable law, the covenant of the Borrower to pay interest at the rates provided herein shall not merge in any judgment relating to any obligation of the Borrower to the Lenders or the Agent and any provision of the Interest Act (Canada) or Judgment Interest Act (Alberta) which restricts any rate of interest set forth herein shall be inapplicable to this Agreement and is hereby waived by the Borrower.

5.10                                                                        Maximum Rate Permitted by Law

No interest or fee to be paid hereunder shall be paid at a rate exceeding the maximum rate permitted by applicable law.  In the event that such interest or fee exceeds such maximum rate, such interest or fees shall be reduced or refunded, as the case may be, so as to be payable at the highest rate recoverable under applicable law.

ARTICLE 6 - BANKERS’ ACCEPTANCES

6.1                                                                               Bankers’ Acceptances

The Borrower may give the Agent notice that Bankers’ Acceptances will be required under the Credit Facility pursuant to a Drawdown, Rollover or Conversion.

6.2                                                                               Fees

Upon the acceptance by a Lender of a Bankers’ Acceptance, the Borrower shall pay to the Agent for the account of such Lender a fee in Canadian Dollars equal to the Applicable Pricing Rate calculated on the principal amount at maturity of such Bankers’ Acceptance and for the period of time from and including the date of acceptance to but excluding the maturity date of such Bankers’ Acceptance and calculated on the basis of the number of days elapsed in a year of 365 days.

6.3                                                                               Form and Execution of Bankers’ Acceptances

The following provisions shall apply to each Bankers’ Acceptance hereunder:

(a)                                  the face amount at maturity of each draft drawn by the Borrower to be accepted as a Bankers’ Acceptance shall be Cdn. $100,000 and integral multiples thereof;

(b)                                 the term to maturity of each draft drawn by the Borrower to be accepted as a Bankers’ Acceptance shall, subject to market availability as determined by the Lenders, be 1, 2, 3 or 6 months (or such other longer or shorter term as agreed by the Lenders), as selected by the Borrower in the relevant Drawdown, Rollover or Conversion Notice, and each Bankers’ Acceptance shall be payable and mature on the last day of the Interest Period selected by the Borrower for such Bankers’ Acceptance (which, for certainty, pursuant to the definition of “Interest Period” shall be on or prior to the Maturity Date);

(c)                                  each draft drawn by the Borrower and presented for acceptance by a Lender shall be drawn on the standard form of such Lender in effect at the time; provided, however, that the Agent may require the Lenders to use a generic form of Bankers’ Acceptance, in a form satisfactory to each Lender, acting reasonably, provided by the Agent for such purpose in place of the Lenders’ own forms;

(d)                                 subject to Section 6.3(e) below, Bankers’ Acceptances shall be signed by duly authorized officers of the Borrower or, in the alternative, the signatures of such officers may be mechanically reproduced in facsimile thereon and Bankers’ Acceptances bearing such facsimile signatures shall be binding on the Borrower as if they had been manually executed and delivered by such officers on behalf of the Borrower; notwithstanding that any person whose manual or facsimile signature appears on any Bankers’ Acceptance may no longer be an authorized signatory for the Borrower on the date of issuance of a Bankers’ Acceptance, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such Bankers’ Acceptance shall be binding on the Borrower; and

(e)                                  in lieu of signing Bankers’ Acceptances in accordance with Section 6.3(d) above, the Borrower may provide a Power of Attorney to a Lender; for so long as a Power of Attorney is in force with respect to a given Lender, such Lender shall execute and deliver Bankers’ Acceptances on behalf of the Borrower in accordance with the provisions thereof and, for certainty, all references herein to drafts drawn by the

Borrower, Bankers’ Acceptances executed by the Borrower or similar expressions shall be deemed to include Bankers’ Acceptances executed in accordance with a Power of Attorney, unless the context otherwise requires.

6.4                                                                               Power of Attorney; Provision of Bankers’ Acceptances to Lenders

(1)                                  Unless revoked with respect to a given Lender in accordance herewith, the Borrower hereby appoints each Lender, acting by any authorized signatory of the Lender in question, the attorney of the Borrower:

(a)                                  to sign for and on behalf and in the name of the Borrower as drawer, drafts in such Lender’s standard form which are depository bills as defined in the Depository Bills and Notes Act (Canada) (the “DBNA”), payable to a “clearing house” (as defined in the DBNA) including, without limitation, The Canadian Depository For Securities Limited or its nominee, CDS & Co. (the “clearing house”);

(b)                                 for drafts which are not depository bills, to sign for and on behalf and in the name of the Borrower as drawer and to endorse on its behalf, Bankers’ Acceptances drawn on the Lender payable to the order of the Borrower or payable to the order of such Lender;

(c)                                  to fill in the amount, date and maturity date of such Bankers’ Acceptances; and

(d)                                 to deposit and/or deliver such Bankers’ Acceptances which have been accepted by such Lender,

provided that such acts in each case are to be undertaken by the Lender in question strictly in accordance with instructions given to such Lender by the Borrower as provided in this Section.  For certainty, signatures of any authorized signatory of a Lender may be mechanically reproduced in facsimile on Bankers’ Acceptances in accordance herewith and such facsimile signatures shall be binding and effective as if they had been manually executed by such authorized signatory of such Lender.

Instructions from the Borrower to a Lender relating to the execution, completion, endorsement, deposit and/or delivery by that Lender on behalf of the Borrower of Bankers’ Acceptances which the Borrower wishes to submit to the Lender for acceptance by the Lender shall be communicated by the Borrower in writing to the Agent by delivery to the Agent of Drawdown Notices, Conversion Notices and Rollover Notices, as the case may be, in accordance with this Agreement which, in turn, shall be communicated by the Agent, on behalf of the Borrower, to the Lender.

The communication in writing by the Borrower, or on behalf of the Borrower by the Agent, to the Lender of the instructions set out in the Drawdown Notices, Conversion Notices and Rollover Notices referred to above shall constitute (a) the authorization and instruction of the Borrower to the Lender to sign for and on behalf and in the name of the Borrower as drawer the requested Bankers’ Acceptances and to complete and/or endorse Bankers’ Acceptances in accordance with such information as set out above and (b) the request of the Borrower to the Lender to accept such Bankers’ Acceptances and deposit the same with the clearing house or deliver the same, as the case may be, in each case in accordance with this Agreement and such instructions.  The Borrower acknowledges that a Lender shall not be obligated to accept any such Bankers’ Acceptances except in accordance with the provisions of this Agreement.

A Lender shall be and it is hereby authorized to act on behalf of the Borrower upon and in compliance with instructions communicated to that Lender as provided herein if the Lender reasonably believes such instructions to be genuine.  If a Lender accepts Bankers’ Acceptances pursuant to any such instructions, that Lender shall confirm particulars of such instructions and advise the Agent that it has complied therewith by notice in writing addressed to the Agent and served personally or sent by telecopier in accordance with the provisions hereof.  A Lender’s actions in compliance with such instructions, confirmed and advised to the Agent by such notice, shall be conclusively deemed to have been in accordance with the instructions of the Borrower.

This power of attorney may be revoked by the Borrower with respect to any particular Lender at any time upon not less than 5 Banking Days’ prior written notice served upon the Lender in question and the Agent, provided that no such revocation shall reduce, limit or otherwise affect the obligations of the Borrower in respect of any Bankers’ Acceptance executed, completed, endorsed, deposited and/or delivered in accordance herewith prior to the time at which such revocation becomes effective.

(2)                                  Unless the Borrower has provided Powers of Attorney to the Lenders, to facilitate Drawdowns, Rollovers or Conversions of Bankers’ Acceptances, the Borrower shall, upon execution of this Agreement and thereafter from time to time as required by the Lenders, provide to the Agent for delivery to each Lender drafts drawn in blank by the Borrower (pre-endorsed and otherwise in fully negotiable form, if applicable) in quantities sufficient for each Lender to fulfil its obligations hereunder.  Any such pre-signed drafts which are delivered by the Borrower to the Agent or a Lender shall be held in safekeeping by the Agent or such Lender, as the case may be, with the same degree of care as if they were the Agent’s or such Lender’s property, and shall only be dealt with by the Lenders and the Agent in accordance herewith.  No Lender shall be responsible or liable for its failure to make its share of any Drawdown, Rollover or Conversion of Bankers’ Acceptances required hereunder if the cause of such failure is, in whole or in part, due to the failure of the Borrower to provide such pre-signed drafts to the Agent (for delivery to such Lender) on a timely basis.

(3)                                  By 10:00 a.m. (Calgary time) on the applicable Drawdown Date, Conversion Date or Rollover Date, the Borrower shall (a) either deliver to each Lender in Toronto, or, if previously delivered, be deemed to have authorized each Lender to complete and accept, or (b) where the Borrower has previously executed and delivered a Power of Attorney to the Lender, be deemed to have authorized each such Lender to sign on behalf of the Borrower, complete and accept, drafts drawn by the Borrower on such Lender in a principal amount at maturity equal to such Lender’s share of the Bankers’ Acceptances specified by the Borrower in the relevant Drawdown Notice, Conversion Notice or Rollover Notice, as the case may be, as notified to the Lenders by the Agent.

6.5                                                                               Mechanics of Issuance

(1)                                  Upon receipt by the Agent of a Drawdown Notice, Conversion Notice or Rollover Notice from the Borrower requesting the issuance of Bankers’ Acceptances, the Agent shall promptly notify the Lenders thereof and advise each Lender of the aggregate face amount of Bankers’ Acceptances to be accepted by such Lender, the date of issue, the Interest Period for such Loan and, whether such Bankers’ Acceptances are to be self-marketed by the Borrower or purchased by such Lender for its own account; the apportionment among the Lenders of the face amounts of Bankers’ Acceptances to be accepted by each Lender shall be determined by the Agent by reference and in proportion to the respective Commitments of each Lender, provided that, when such apportionment cannot be evenly made, the Agent shall round allocations amongst such Lenders consistent with the Agent’s normal money market practices.

(2)                                  Unless the Borrower has elected pursuant to Section 6.5(3) to have each Lender purchase for its own account the Bankers’ Acceptances to be accepted by it in respect of any Drawdown, Rollover or Conversion, on each Drawdown Date, Rollover Date or Conversion Date involving the issuance of Bankers’ Acceptances:

(a)                                  the Borrower shall obtain quotations from prospective purchasers regarding the sale of the Bankers’ Acceptances and shall accept such offers in its sole discretion;

(b)                                 by no later than 9:00 a.m. (Calgary time) on such date, the Borrower shall provide the Agent with details regarding the sale of the Bankers’ Acceptances described in (a) above whereupon the Agent shall promptly notify the Lenders of the identity of the purchasers of such Bankers’ Acceptances, the amounts being purchased by such purchasers, the Discount Proceeds and the acceptance fees applicable to such issue of Bankers’ Acceptances (including each Lender’s share thereof);

(c)                                  each Lender shall complete and accept in accordance with the Drawdown Notice, Conversion Notice or Rollover Notice delivered by the Borrower and advised by the Agent in connection with such issue, its share of the Bankers’ Acceptances to be issued on such date; and

(d)                                 in the case of a Drawdown, each Lender shall, on receipt of the Discount Proceeds, remit the Discount Proceeds (net of the acceptance fee payable to such Lender pursuant to Section 6.2) to the Agent for the account of the Borrower; the Agent shall make such funds available to the Borrower for same day value on such date.

(3)                                  The Borrower may, with respect to the issuance of Bankers’ Acceptances hereunder from time to time, elect in the Drawdown Notice, Conversion Notice or Rollover Notice, as the case may be, delivered in respect of such issuance to have the Lenders purchase such Bankers’ Acceptances for their own account.  On each such Drawdown Date, Rollover Date or Conversion Date involving the issuance of Bankers’ Acceptances being so purchased by the Lenders:

(a)                                  before 9:00 a.m. (Calgary time) on such date, the Agent shall determine the CDOR Rate and shall obtain quotations from each Schedule II Lender or Schedule III Lender of the Discount Rate then applicable to bankers’ acceptances accepted by such Schedule II Lender or Schedule III Lender in respect of an issue of bankers’ acceptances in a comparable amount and with comparable maturity to the Bankers’ Acceptances proposed to be issued on such date;

(b)                                 on or about 9:00 a.m. (Calgary time) on such date, the Agent shall determine the BA Discount Rate applicable to each Lender and shall advise each Lender of the BA Discount Rate applicable to it;

(c)                                  each Lender shall complete and accept, in accordance with the Drawdown Notice, Conversion Notice or Rollover Notice delivered by the Borrower and advised by the Agent in connection with such issue, its share of the Bankers’ Acceptances to be issued on such date and shall purchase such Bankers’ Acceptances for its own account at a purchase price which reflects the BA Discount Rate applicable to such issue; and

(d)                                 in the case of a Drawdown, each Lender shall, for same day value on the Drawdown Date, remit the Discount Proceeds or advance the BA Equivalent Advance, as the case may be, payable by such Lender (net of the acceptance fee payable to such Lender pursuant to Section 6.2) to the Agent for the account of the Borrower; the Agent shall make such funds available to the Borrower for same day value on such date.

(4)           Each Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers’ Acceptances accepted and purchased by it for its own account.

6.6                                                                               Rollover, Conversion or Payment on Maturity

In anticipation of the maturity of Bankers’ Acceptances, the Borrower shall, subject to and in accordance with the requirements hereof, do one or a combination of the following with respect to the aggregate face amount at maturity of all such Bankers’ Acceptances:

(a)                                  (i) deliver to the Agent a Rollover Notice that the Borrower intends to draw and present for acceptance on the maturity date new Bankers’ Acceptances in an aggregate face amount up to the aggregate amount of the maturing Bankers’ Acceptances and (ii) on the maturity date pay to the Agent for the account of the Lenders an additional amount equal to the difference between the aggregate face amount of the maturing Bankers’ Acceptances and the Discount Proceeds of such new Bankers’ Acceptances;

(b)                                 (i) deliver to the Agent a Conversion Notice requesting a Conversion of the maturing Bankers’ Acceptances to another type of Loan under the Credit Facility and (ii) on the maturity date pay to the Agent for the account of the Lenders an amount equal to the difference, if any, between the aggregate face amount of the maturing Bankers’ Acceptances and the amount of the Loans into which Conversion is requested; or

(c)                                  on the maturity date of the maturing Bankers’ Acceptances, pay to the Agent for the account of the Lenders an amount equal to the aggregate face amount of such Bankers’ Acceptances.

If the Borrower fails to so notify the Agent or make such payments on maturity, the Agent shall effect a Conversion into a Canadian Prime Rate Loan of the entire amount of such maturing Bankers’ Acceptances as if a Conversion Notice had been given by the Borrower to the Agent to that effect.

6.7                                                                               Restriction on Rollovers and Conversions

Subject to the other provisions hereof, Conversions and Rollovers of Bankers’ Acceptances may only occur on the maturity date thereof.

6.8                                                                               Rollovers

In order to satisfy the continuing liability of the Borrower to a Lender for the face amount of maturing Bankers’ Acceptances accepted by such Lender, the Lender shall receive and retain for its own account the Discount Proceeds of new Bankers’ Acceptances issued on a Rollover, and the Borrower shall on the maturity date of the Bankers’ Acceptances being rolled over pay to the Agent for the account of the Lenders an amount equal to the difference between the face amount of the maturing Bankers’ Acceptances and the Discount Proceeds from the new Bankers’ Acceptances, together with the acceptance fees to which the Lenders are entitled pursuant to Section 6.2.

6.9                                                                               Conversion into Bankers’ Acceptances

In respect of Conversions into Bankers’ Acceptances, in order to satisfy the continuing liability of the Borrower to the Lenders for the amount of the converted Loan, each Lender shall receive and retain for its own account the Discount Proceeds of the Bankers’ Acceptances issued upon such Conversion, and the Borrower shall on the Conversion Date pay to the Agent for the account of the Lenders an amount equal to the difference between the principal amount of the converted Loan and the aggregate Discount Proceeds from the Bankers’ Acceptances issued on such Conversion, together with the acceptance fees to which the Lenders are entitled pursuant to Section 6.2.

6.10                                                                        Conversion from Bankers’ Acceptances

In order to satisfy the continuing liability of the Borrower to the Lenders for an amount equal to the aggregate face amount of the maturing Bankers’ Acceptances converted to another type of Loan, the Agent shall record the obligation of the Borrower to the Lenders as a Loan of the type into which such continuing liability has been converted.

6.11                                                                        BA Equivalent Advances

Notwithstanding the foregoing provisions of this Article, a Non-Acceptance Lender shall, in lieu of accepting Bankers’ Acceptances, make a BA Equivalent Advance.  The amount of each BA Equivalent Advance shall be equal to the Discount Proceeds which would be realized from a hypothetical sale of those Bankers’ Acceptances which, but for this Section, such Lender would otherwise be required to accept as part of such a Drawdown, Conversion or Rollover of Bankers’ Acceptances.  To determine the amount of such Discount Proceeds, the hypothetical sale shall be deemed to take place at the BA Discount Rate for such Loan.  Any BA Equivalent Advance shall be made on the relevant Drawdown Date, Rollover Date or Conversion Date as the case may be and shall remain outstanding for the term of the relevant Bankers’ Acceptances.  Concurrent with the making of a BA Equivalent Advance, a Non-Acceptance Lender shall be entitled to deduct therefrom an amount equal to the acceptance fee which, but for this Section, such Lender would otherwise be entitled to receive as part of such Loan.  Subject to Section 6.6, upon the maturity date for such Bankers’ Acceptances, the Borrower shall pay to each Non-Acceptance Lender an amount equal to the face amount at maturity of the Bankers’ Acceptances which, but for this Section, such Lender would otherwise be required to accept as part of such a Drawdown, Conversion or Rollover of Bankers’ Acceptances as repayment of the amount of its BA Equivalent Advance plus payment of the interest accrued and payable thereon to such maturity date.

All references herein to “Loans” and “Bankers’ Acceptances” shall, unless otherwise expressly provided herein or unless the context otherwise requires, be deemed to include BA Equivalent Advances made by a Non-Acceptance Lender as part of a Drawdown, Conversion or Rollover of Bankers’ Acceptances.

6.12                                                                        Termination of Bankers’ Acceptances

If at any time a Lender ceases to accept bankers’ acceptances in the ordinary course of its business, such Lender shall be deemed to be a Non-Acceptance Lender and shall make BA Equivalent Advances in lieu of accepting Bankers’ Acceptances under this Agreement.

6.13                                                                        Borrower Acknowledgements

In the event that the Borrower is marketing its own Bankers’ Acceptances in accordance with Section 6.5(2), the Borrower hereby agrees that it shall make its own arrangements for the marketing and sale of the Bankers’ Acceptances to be issued hereunder and that the Lenders shall have no obligation nor be responsible in that regard.  The Borrower further acknowledges and agrees that the availability of purchasers for Bankers’ Acceptances requested to be issued hereunder, as well as all risks relating to the purchasers thereof, are its own risk.

ARTICLE 7 - LETTERS OF CREDIT

7.1                                                                               Availability

Subject to the provisions hereof, the Borrower may require that Letters of Credit be issued under the Credit Facility in accordance with the Drawdown Notices and Rollover Notices of the Borrower; provided that the aggregate Outstanding Principal (determined in accordance with (iv) and (v) of such definition) of all Fronted LCs shall not exceed Cdn.$20,000,000.  The issuance of Letters of Credit shall constitute Drawdowns or Rollovers (as applicable) hereunder and shall reduce the availability of the Credit Facility by such aggregate Outstanding Principal of Letters of Credit outstanding under the Credit Facility.

7.2                                                                               Currency, Type, Form and Expiry

Letters of Credit issued pursuant hereto shall be denominated in Canadian Dollars or United States Dollars and amounts payable thereunder shall be paid in the currency in which the Letter of Credit is denominated.  A Letter of Credit issued hereunder shall, at the option of the Borrower (as specified in the relevant Drawdown Notice or Rollover Notice), be issued (a) by the Fronting Lender as a Fronted LC or (b) by the Agent on behalf of the Lenders (each as to their Rateable Portion thereof) as a POA LC.  Letters of Credit shall be in a form satisfactory to the

Fronting Lender or Agent (as applicable), acting reasonably, and shall have an expiration date not in excess of one year from the date of issue and, in any event, not later than the Maturity Date.

7.3                                                                               No Conversion

Except as provided in Section 7.7, the Borrower may not effect a Conversion of a Letter of Credit.

7.4                                                                               POA LC Provisions

(1)           Each POA LC shall be issued by all Lenders as a single multi-Lender letter of credit, but the obligation of each Lender thereunder shall be several, and not joint, based upon its Rateable Portion in effect on the date of issuance of such POA LC.  Each POA LC shall include the provisions contained in and shall be substantially in the form of Schedule J annexed hereto; provided that, without the prior written consent of each Lender, no POA LC shall be issued which varies the several and not joint nature of the liability of each Lender thereunder.

(2)           Each POA LC shall be executed and delivered by the Agent in the name and on behalf of, and as attorney-in-fact for, each Lender party to such Letter of Credit.  The Agent shall act under each POA LC as the agent of each Lender to:

(a)                                  receive Drafts and other documents presented by the beneficiary under such POA LC;

(b)                                 determine whether such Drafts and documents are in compliance with the terms and conditions of such POA LC; and

(c)                                  notify such Lender and the Borrower that a valid drawing has been made and the date that the related payment under such POA LC is to be made; provided that the Agent (in such capacity) shall have no obligation or liability for any payment to be made under any POA LC, and each POA LC shall expressly so provide.

Each Lender hereby irrevocably appoints and designates the Agent as its attorney-in-fact, acting through any duly authorized officer of the Agent, to execute and deliver in the name and on behalf of such Lender each POA LC to be issued by such Lender hereunder.  Promptly upon the request of the Agent, each Lender will furnish to the Agent such powers of attorney or other evidence as any beneficiary of any POA LC may reasonably request in order to demonstrate that the Agent has the power to act as attorney-in-fact for such Lender to execute and deliver such POA LC.  The Borrower and the Lenders agree that each POA LC shall provide that all Drafts and other documents presented thereunder shall be delivered to the Agent and that all payments thereunder shall be made by the Lenders obligated thereon through the Agent at the Agent’s Branch.  Each Lender shall be severally liable under each POA LC in proportion to its Rateable Portion on the date of issuance of such POA LC and each POA LC shall specify each Lender’s share of the amount payable thereunder.

(3)           The Borrower and each Lender hereby authorize the Agent to review on behalf of each Lender each Draft and other document presented under each POA LC.  The determination of the Agent as to the conformity of any documents presented under a POA LC to the requirements of such POA LC shall, in the absence of the Agent’s gross negligence or willful misconduct, be conclusive and binding on the Borrower and each Lender.  The Agent shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under any POA LC.  The Agent shall promptly after such examination:

(a)                                  notify each of the Lenders obligated under such POA LC and the Borrower by telephone (confirmed in writing) of such demand for payment and of each Lender’s share of such payment;

(b)                                 deliver to each such Lender a copy of each document purporting to represent a demand for payment under such POA LC; and

(c)                                  notify each Lender and the Borrower whether said demand for payment was properly made under such POA LC.

With respect to any drawing determined by the Agent to have been properly made under a POA LC, each Lender will make a payment under such POA LC in accordance with its liability under such POA LC and this Agreement, such payment to be made to the Agent’s Branch or such other account of the Agent as shall have been most recently designated by it for such purpose by notice to the Lenders.  The Agent will make any such payment available to the beneficiary of such POA LC by promptly crediting the amounts so received, in like funds, to the account identified by such beneficiary in connection with such demand for payment.  Promptly following any payment by any Lender in respect of any POA LC, the Agent will notify the Borrower of such payment; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Lenders with respect to any such payment.  The responsibility of the Agent and the Lenders in connection with any Draft presented for payment under any POA LC shall, in addition to any payment obligation expressly provided for in such POA LC, be limited to determining that the documents (including each Draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such POA LC.  The Agent shall not be required to make any payment under a POA LC in excess of the amount received by it from the Lenders for such payment.

7.5                                                                               Fronted LC Provisions

(1)           The Fronting Lender will exercise and give the same care and attention to each Fronted LC issued by it hereunder as it gives to its other letters of credit and similar obligations, and the Fronting Lender’s sole liability to each Lender shall be to promptly return to the Agent for the account of the Lenders, each Lender’s Rateable Portion of any payments made to the Fronting Lender by the Borrower hereunder (other than the fees and amounts payable to the Fronting Lender for its own account) if the Borrower has made a payment to the Fronting Lender hereunder.  Each Lender agrees that, in paying any drawing under a Fronted LC, the Fronting Lender shall not have any responsibility to obtain any document (other than as expressly required by such Fronted LC) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of any person delivering any such document.  Neither the Fronting Lender nor any of its representatives, officers, employees or agents shall be liable to any Lender for:

(a)                                  any action taken or omitted to be taken in connection herewith at the request or with the approval of the Lenders;

(b)                                 any action taken or omitted to be taken in connection with any Fronted LC in the absence of gross negligence or willful misconduct; or

(c)                                  the execution, effectiveness, genuineness, validity, or enforceability of any Fronted LC, or any other document contemplated thereby.

The Fronting Lender shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper person or persons.

(2)           The Borrower and each Lender hereby authorize the Fronting Lender to review on behalf of each Lender each draft and other document presented under each Fronted LC.  The determination of the Fronting Lender as to the conformity of any documents presented under a Fronted LC to the requirements of such Fronted LC shall, in the absence of such Fronting Lender’s gross negligence or wilful misconduct, be conclusive and binding on the Borrower and each Lender.  The Fronting Lender shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under any Fronted LC.  The Fronting Lender shall promptly after such examination:

(a)                                  notify the Agent and the Borrower by telephone (confirmed in writing) of such demand for payment;

(b)                                 deliver to the Agent a copy of each document purporting to represent a demand for payment under such Fronted LC; and

(c)                                  notify the Agent and the Borrower whether said demand for payment was properly made under such Fronted LC.

7.6                                                                               Records

The Agent and, if applicable, the Fronting Lender in the case of a Fronted LC, shall maintain records showing the undrawn and unexpired amount of each Letter of Credit outstanding hereunder and each Lender’s share of such amount and showing for each Letter of Credit issued hereunder:

(a)                                  the dates of issuance and expiration thereof;

(b)                                 the amount thereof; and

(c)                                  the date and amount of all payments made thereunder.

The Agent and, if applicable, the Fronting Lender, shall make copies of such records available to the Borrower or any Lender upon its request.

7.7                                                                               Reimbursement or Conversion on Presentation

On presentation of a Letter of Credit and payment thereunder by the Lenders, in the case of a POA LC, or by the Fronting Lender, in the case of a Fronted LC, the Borrower shall (at its option) either forthwith pay to and reimburse the Agent for the account of the Lenders or the Fronting Lender (as applicable) for all amounts paid pursuant to such Letter of Credit or, failing such payment, the Borrower shall be deemed to have effected a Conversion of such Letter of Credit into:  (a) a Canadian Prime Rate Loan, in the case of a Letter of Credit denominated in Canadian Dollars, and (b) a U.S. Base Rate Loan, in the case of a Letter of Credit denominated in United States Dollars, in each case, to the extent of the payment by the Lenders or the Fronting Lender (as applicable) thereunder.

7.8                                                                               Fronting Lender Indemnity

(1)           If the Fronting Lender makes payment under any Fronted LC and the Borrower does not fully reimburse the Fronting Lender on or before the date of payment, then Section 7.7 shall apply to deem a Loan to be outstanding to the Borrower under this Agreement in the manner herein set out.  Each Lender shall, on request by the Fronting Lender, immediately pay to the Fronting Lender an amount equal to such Lender’s Rateable Portion of the amount paid by the Fronting Lender such that each Lender is participating in the deemed Loan in accordance with its Rateable Portion and, for certainty, regardless of whether any Default or Event of Default is then outstanding or whether any other condition to the making of a Loan has been satisfied or not.

(2)           Each Lender shall immediately on demand indemnify the Fronting Lender to the extent of such Lender’s Rateable Portion of any amount paid or liability incurred by the Fronting Lender under each Fronted LC issued by it to the extent that the Borrower does not fully reimburse the Fronting Lender therefor.

(3)           For certainty, the obligations in this Section 7.8 shall continue as obligations of those Lenders who were Lenders at the time when each such Letter of Credit was issued notwithstanding that such Lender may assign its rights and obligations hereunder, unless the Fronting Lender specifically releases such Lender from such obligations in writing.

7.9                                                                               Fees and Expenses

(1)           The Borrower shall pay to the Agent, for the account of all Lenders in respect of Letters of Credit issued hereunder, an issuance fee, payable quarterly in arrears on the first Banking Day of each calendar quarter and payable on the Maturity Date or (if applicable) any earlier date on which the Credit Facility is fully cancelled, calculated at a rate per annum equal to the Applicable Pricing Rate and on the average daily amount of each such Letter of Credit for the number of days such Letter of Credit was outstanding for the period from and including the date of issuance or the date of the immediately preceding determination of issuance fees (as the case may be) to but excluding that date of determination, in each case, in a year of 365 or 366 days, as the case may be; provided that the minimum issuance fee for each such Letter of Credit shall be Cdn. $350 for Letter of Credit denominated in Canadian Dollars and U.S. $350 for Letter of Credit denominated in United States Dollars.

(2)           The Borrower shall pay to the Agent for the account of the Fronting Lender, as a condition precedent to the issuance of any Fronted LC, a fee in advance on the date each Fronted LC is issued calculated at a rate of 0.125% per annum on the amount of each such Fronted LC for the number of days which such Fronted LC will be outstanding in the year of 365 or 366 days, as the case may be, in which the Fronted LC is issued.

(3)           In addition, with respect to all Letters of Credit, the Borrower shall from time to time pay to the Agent or the Fronting Lender, as the case may be, its usual and customary fees and charges (at the then prevailing rates) for the amendment, delivery and administration of letters of credit such as the Letters of Credit and shall pay and reimburse the Agent, the Fronting Lender and the Lenders for any reasonable out-of-pocket costs and expenses incurred in connection with any Letter of Credit, including in connection with any payment thereunder.

7.10                                                                        Additional Provisions

(1)           Indemnity and No Lender Liability

The Borrower shall indemnify and save harmless the Lenders, the Fronting Lender and the Agent against all claims, losses, costs, expenses or damages to the Lenders, the Fronting Lender and the Agent arising out of or in connection with any Letter of Credit, the issuance thereof, any payment thereunder or any action taken by the Lenders, the Fronting Lender or the Agent or any other person in connection therewith, including all costs relating to any legal process or proceeding instituted by any party restraining or seeking to restrain the issuer of a Letter of Credit or the Agent from accepting or paying any Draft or any amount under any such Letter of Credit, except as a result of the Agent’s, Lenders’ or Fronting Lender’s (as applicable) gross negligence or wilful misconduct.  The Borrower also agrees that the Lenders, the Fronting Lender and the Agent shall have no liability to it for any reason in respect of or in connection with any Letter of Credit, the issuance thereof, any payment thereunder or any other action taken by the Lenders, the Fronting Lender or the Agent or any other person in connection therewith, except as a result of the Agent’s, Lenders’ or Fronting Lender’s (as applicable) gross negligence or wilful misconduct.

(2)           No Obligation to Inquire

The Borrower hereby acknowledges and confirms to each of the Fronting Lender, the Agent and the Lenders that the Fronting Lender, the Agent and the Lenders shall not be obliged to make any inquiry or investigation as to the right of any beneficiary to make any claim or Draft or request any payment under a Letter of Credit and payment pursuant to a Letter of Credit shall not be withheld by reason of any matters in dispute between the beneficiary thereof and the Borrower.  The sole obligation of the Fronting Lender and the Agent and the Lenders with respect to Letters of Credit is to cause to be paid a Draft drawn or purporting to be drawn in accordance with the terms of the applicable Letter of Credit and for such purpose the Fronting Lender or Agent, as the case may be, is only obliged to determine that the Draft purports to comply with the terms and conditions of the relevant Letter of Credit.

The Fronting Lender, the Agent and the Lenders shall not have any responsibility or liability for or any duty to inquire into the form, sufficiency (other than to the extent provided in the last sentence of the immediately preceding paragraph and except with respect to their gross negligence or wilful misconduct or payment under a Letter of Credit other than in substantial compliance herewith), authorization, execution, signature, endorsement, correctness (other than to the extent provided in the last sentence of the immediately preceding paragraph and except with respect to their gross negligence or wilful misconduct or payment under a Letter of Credit other than in substantial compliance herewith), genuineness or legal effect of any Draft, certificate or other document presented to it pursuant to a Letter of Credit and the Borrower unconditionally assumes all risks with respect to the same.  The Borrower agrees that it assumes all risks of the acts or omissions of the beneficiary of any Letter of Credit with respect to the use by such beneficiary of the relevant Letter of Credit.  The Borrower further agrees (other than to the extent provided in the last sentence of the immediately preceding paragraph and except with respect to their gross negligence or wilful misconduct or payment under a Letter of Credit other than in substantial compliance herewith) that neither the Agent nor any Lender, including the Fronting Lender, nor any of their respective officers, directors or correspondents will assume liability for, or be responsible for:

(a)                                  the validity, correctness, genuineness or legal effect of any document or instrument relating to any Letter of Credit, even if such document or instrument should in fact prove to be in any respect invalid, insufficient, inaccurate, fraudulent or forged;

(b)                                 the failure of any document or instrument to bear any reference or adequate reference to any Letter of Credit;

(c)                                  any failure to note the amount of any Draft on any Letter of Credit or on any related document or instrument; any failure of the beneficiary of any Letter of Credit to meet the obligations of such beneficiary to the Borrower or any other person;

(d)                                 any errors, inaccuracies, omissions, interruptions or delays in transmission or delivery of any messages, directions or correspondence by mail, facsimile or otherwise, whether or not they are in cipher;

(e)                                  any inaccuracies in the translation of any messages, directions or correspondence or for errors in the interpretation of any technical terms; or

(f)                                    any failure by the Agent or any Lender, including the Fronting Lender, to make payment under any Letter of Credit as a result of any law, control or restriction rightfully or wrongfully exercised or imposed by any domestic or foreign court or government or Governmental Authority or as a result of any other cause beyond the control of the Agent or any Lender, including the Fronting Lender, or their respective officers, directors or correspondents.

(3)           Obligations Unconditional

The obligations of the Borrower hereunder with respect to all Letters of Credit shall be absolute, unconditional and irrevocable and shall not be reduced by any event, circumstance or occurrence, including any lack of validity or enforceability of a Letter of Credit, or any Draft paid or acted upon by the Fronting Lender, the Agent, the Lenders or any of their respective correspondents being fraudulent, forged, invalid or insufficient in any respect (except with respect to their gross negligence or wilful misconduct or payment under a Letter of Credit other than in substantial compliance herewith), or any set-off, defenses, rights or claims which the Borrower may have against any beneficiary or transferee of any Letter of Credit.  The obligations of the Borrower hereunder shall remain in full force and effect and shall apply to any alteration to or extension of the expiration date of any Letter of Credit or any Letter of Credit issued to replace, extend or alter any Letter of Credit.

(4)           Other Actions

Any action, inaction or omission taken or suffered by the Fronting Lender, the Agent or any Lender or by any of their respective correspondents under or in connection with a Letter of Credit or any Draft made thereunder, if in good faith and in conformity with foreign or domestic laws, regulation or customs applicable thereto shall be binding upon the Borrower and shall not place the Fronting Lender, the Agent, any Lender or any of their respective correspondents under any resulting liability to the Borrower.  Without limiting the generality of the foregoing, the Fronting Lender, the Agent, any Lender and their respective correspondents may receive, accept or pay as complying with the terms of a Letter of Credit, any Draft thereunder, otherwise in order which may be signed by, or issued to, the administrator or any executor of, or the trustee in bankruptcy of, or the receiver for any property of, or any person or entity acting as a representative or in the place of, such beneficiary or its successors and assigns.  The Borrower covenants that it will not take any steps, issue any instructions to the Fronting Lender, the Agent, any Lender or any of their respective correspondents or institute any proceedings intended to derogate from the right or ability of the Fronting Lender, the Agent, any Lender or their respective correspondents to honour and pay any Letter of Credit or any Drafts.

(5)           Payment of Contingent Liabilities

The Borrower shall pay to the Agent an amount equal to the maximum amount available to be drawn under any unexpired Letter of Credit which becomes the subject of any order, judgment, injunction or other such determination (an “Order”), or any petition, proceeding or other application for any Order by the Borrower or any other party, restricting payment under and in accordance with such Letter of Credit or extending the Fronting Lender’s or Lenders’ liability, as the case may be, under such Letter of Credit beyond the expiration date stated therein; payment in respect of each such Letter of Credit shall be due forthwith upon demand in the currency in which such Letter of Credit is denominated.

Any amount paid to the Agent pursuant to the preceding paragraph shall be held by the Agent in interest bearing cash collateral accounts (with interest payable for the account of the Borrower at the rates and in accordance with the then prevailing practices of the Agent for accounts of such type) as continuing security for the Obligations and shall, prior to an Event of Default be applied by the Agent against the Obligations for, or (at the option of the Agent) be applied in payment of, such Letter of Credit if payment is required thereunder; after an Event of Default the Agent may apply such amounts, firstly, against any Obligations in respect of the relevant Letter of Credit, and, after satisfaction of such Obligations or expiry of such Letter of Credit, against any other Obligations as it sees fit or as is directed by the Lenders.

The Agent shall release to the Borrower any amount remaining in the cash collateral accounts after applying the amounts necessary to discharge the Obligations relating to such Letter of Credit, upon the later of:

(a)                                  the date on which any final and non appealable order, judgment or other determination has been rendered or issued either terminating any applicable Order or permanently enjoining the Fronting Lender or Lenders, as the case may be, from paying under such Letter of Credit;

(b)                                 the earlier of:

(i)                                     the date on which either the original counterpart of such Letter of Credit is returned to the Fronting Lender or Agent, as the case may be, for cancellation or the Fronting Lender or Lenders, as the case may be, is or are released by the beneficiary thereof from any other obligation in respect of such Letter of Credit; and

(ii)                                  the expiry of such Letter of Credit; and

(c)                                  if an Event of Default has occurred, the payment and satisfaction of all Obligations and the cancellation or termination of the Credit Facility.

(6)           No Consequential Damages

Notwithstanding any other provision of the Documents to the contrary, the Fronting Lender, the Agent and the Lenders shall not be liable to the Borrower for any consequential, indirect, punitive or exemplary damages with respect to action taken or omitted to be taken by any of them under or in respect of any Letter of Credit.

(7)           Uniform Customs and Practice

The Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce (the “Uniform Customs”) shall in all respects apply to each Letter of Credit unless expressly provided to the contrary therein and shall be deemed for such purpose to be a part of this Agreement as if fully incorporated herein.  In the event of any conflict or inconsistency between the Uniform Customs and the governing law of this Agreement, the Uniform Customs shall, to the extent permitted by applicable law, prevail to the extent necessary to remove the conflict or inconsistency.

7.11                                                                        Certain Notices to the Agent with Respect to Letters of Credit

(1)           The Fronting Lender (if other than the Agent) shall forthwith advise the Agent of any payment under, or cancellation of (whether full or partial), any Letter of Credit issued by such Fronting Lender pursuant hereto.

(2)           For certainty, all Rollover Notices requesting a Rollover of a Letter of Credit shall be delivered to the Agent (rather than directly to the Fronting Lender) and, in addition to the other provisions hereof applicable to such a Rollover, no Rollover of a Letter of Credit shall be made unless a Rollover Notice is given to the Agent in accordance with Section 2.7(d).

ARTICLE 8 - PLACE AND APPLICATION OF PAYMENTS

8.1                                                                               Place of Payment of Principal, Interest and Fees; Payments to Agent

All payments of principal, interest, fees and other amounts to be made by the Borrower to the Agent and the Lenders pursuant to this Agreement shall be made to the Agent (for, as applicable, the account of the Lenders or its own account) in the currency in which the Loan is outstanding for value on the day such amount is due, and if such day is not a Banking Day on the Banking Day next following, by deposit or transfer thereof to the accounts of the Agent maintained at the Agent’s Branch and designated by the Agent for such purpose or at such other place as the Borrower and the Agent may from time to time agree.  Notwithstanding anything to the contrary expressed or implied in this Agreement, the receipt by the Agent in accordance with this Agreement of any payment made by the Borrower for the account of any of the Lenders shall, insofar as the Borrower’s obligations to the relevant Lenders are concerned, be deemed also to be receipt by such Lenders and the Borrower shall have no liability in respect of any failure or delay on the part of the Agent in disbursing and/or accounting to the relevant Lenders in regard thereto.

8.2                                                                               Designated Accounts of the Lenders

All payments of principal, interest, fees or other amounts to be made by the Agent to the Lenders pursuant to this Agreement shall be made for value on the day required hereunder, provided the Agent receives funds from the Borrower for value on such day, and if such funds are not so received from the Borrower or if such day is not a Banking Day, on the Banking Day next following, by deposit or transfer thereof at the time specified herein to the account of each Lender designated by such Lender to the Agent for such purpose or to such other place or account as the Lenders may from time to time notify the Agent.

8.3                                                                               Funds

Each amount advanced, disbursed or paid hereunder shall be advanced, disbursed or paid, as the case may be, in such form of funds as may from time to time be customarily used in Calgary, Alberta and Toronto, Ontario in the settlement of banking transactions similar to the banking transactions required to give effect to the provisions of this Agreement on the day such advance, disbursement or payment is to be made.

8.4                                                                               Application of Payments

Except as otherwise agreed in writing by the Lenders, if any Event of Default shall occur and be continuing, all payments made by the Borrower to the Agent and the Lenders shall be applied in the following order:

(a)                                  to amounts due hereunder as fees other than acceptance fees for Bankers’ Acceptances;

(b)                                 to amounts due hereunder as costs and expenses;

(c)                                  to amounts due hereunder as default interest;

(d)                                 to amounts due hereunder as interest or acceptance fees for Bankers’ Acceptances; and

(e)                                  to amounts due hereunder as principal (including reimbursement obligations in respect of Bankers’ Acceptances and Letters of Credit).

8.5                                                                               Payments Clear of Taxes

(1)           Any and all payments by the Borrower to the Agent or the Lenders hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future Taxes and all liabilities with respect thereto imposed, levied, collected, withheld or assessed by any Governmental Authority or under the laws of any international tax authority imposed on the Agent or the Lenders, or by or on behalf of the foregoing.  In addition, the Borrower agrees to pay any present or future stamp, transfer, registration, excise, issues, documentary or other or similar charges or levies which arise from any payment made under this Agreement or the Loans or in respect of the execution, delivery or registration or the compliance with this Agreement or the other Documents contemplated hereunder.  The Borrower shall indemnify and hold harmless the Agent and the Lenders for the full amount of all of the foregoing Taxes or other amounts paid or payable by the Agents or the Lenders and any liability (including penalties, interest, additions to tax and reasonable out-of-pocket expenses) resulting therefrom or with respect thereto.

(2)           If the Borrower shall be required by law to deduct or withhold any amount from any payment or other amount required to be paid to the Agent or the Lenders hereunder or if any liability in respect of any such withholding or deduction shall be imposed or shall arise from or in respect of any sum payable to the Agent or the Lenders hereunder, then the sum payable to the Agent or the Lenders hereunder shall be increased as may be necessary so that after making all required deductions, withholdings, and additional income tax payments attributable thereto (including deductions, withholdings or income tax payable for additional sums payable under this provision) the Agent or the Lenders, as the case may be, receive an amount equal to the amount they would have received had no such deductions or withholdings been made or if such additional taxes had not been imposed; in addition, the Borrower shall pay the full amount deducted or withheld for such liabilities to the relevant taxation authority or other authority in accordance with applicable law, such payment to be made (if the liability is imposed on the Borrower) for its own account or (if the liability is imposed on the Agent or the Lenders) on behalf of and in the name of the Agent or the Lenders, as the case may be.  If the liability is imposed on the Agent or the Lenders, the Borrower shall deliver to the Agent or the Lenders evidence satisfactory to the Agent or the Lenders, acting reasonably, of the payment to the relevant taxation authority or other authority of the full amount deducted or withheld.

(3)           Each Lender shall use reasonable efforts to contest (to the extent contestation is reasonable) such imposition or assertion of such Taxes and shall reimburse to the Borrower the amount of any reduction of Taxes, to the extent of amounts that have been paid by the Borrower in respect of such Taxes in accordance with this Agreement, as a result of such contestation and, provided that, no Lender shall have any obligation to expend its own funds, suffer any economic hardship or take any action detrimental to its interests (as determined by the relevant Lender in its sole discretion) in connection therewith unless it shall have received from the Borrower payment therefor or an indemnity with respect thereto, satisfactory to it.

(4)           Each Lender:

(a)                                  that is not an authorized foreign bank as defined in section 2 of the Bank Act (Canada) represents, warrants and covenants to the Borrower that such Lender is, and shall at all times during the term of this Agreement remain, a resident of Canada for the purposes of the Income Tax Act (Canada);

(b)                                 that is an authorized foreign bank as defined in section 2 of the Bank Act (Canada) represents, warrants and covenants to the Borrower that, prior to the coming into force of publicly announced amendments to Regulations 105(2) and 800-805, inclusive, of the Income Tax Regulations, such Lender will receive all amounts paid or credited to such Lender under this Agreement in respect of its “Canadian banking business” for purposes of paragraph 212(13.3)(a) of the Income Tax Act (Canada) and, accordingly, such Lender is deemed, and shall at all times during the term of the Agreement remain to be deemed to be, a resident of Canada for purposes of the Income Tax Act (Canada), unless, in either the case of (a) or (b) above, such Lender either:  (i) became a Lender as a result of a sale, assignment, transfer or grant made in compliance with Section 16.6 during the continuance of an Event of Default; or (ii) agrees in writing in favour of the Borrower that such Lender shall not be entitled to receive any additional amount under Section 8.5 in respect of, and the Borrower shall be entitled to make withholdings in respect of, withholding tax pursuant to Part XIII of the Income Tax Act (Canada) relating to amounts payable by the Borrower to such Lender hereunder.

8.6                                                                               Set Off

(1)           In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of an Event of Default which remains unremedied (whether or not the Loans have been accelerated hereunder), the Agent and each Lender shall have the right (and are hereby authorized by the Borrower) at any time and from time to time to combine all or any of the Borrower’s accounts with the Agent or the Lender, as the case may be, and to set off and to appropriate and to apply any and all deposits (general or special, term or demand) including, but not limited to, indebtedness evidenced by certificates of deposit whether matured or unmatured, and any other indebtedness at any time held by the Borrower or owing by such Lender or the Agent, as the case may be, to or for the credit or account of the Borrower against and towards the satisfaction of any Obligations owing by the Borrower, and may do so notwithstanding that the balances of such accounts and the liabilities are expressed in different currencies, and the Agent and each Lender are hereby authorized to effect any necessary currency conversions at the noon spot rate of exchange announced by the Bank of Canada on the Banking Day before the day of conversion.

(2)           The Agent or the applicable Lender, as the case may be, shall notify the Borrower of any such set-off from the Borrower’s accounts within a reasonable period of time thereafter, although the Agent or the Lender, as the case may be, shall not be liable to the Borrower for its failure to so notify.

8.7                                                                               Margin Changes; Adjustments for Margin Changes

(1)           Changes in Applicable Pricing Rate (and, hence, corresponding changes in the Applicable Standby Fee Rate) shall be effective:

(a)                                  from and as of the day immediately following the Quarter End in respect of which a change in the Senior Debt to EBITDA Ratio results in a change in the Applicable Pricing Rate in accordance with the provisions of such definition; and

(b)                                 without the necessity of notice to the Borrower.

(2)           For any additional amounts payable hereunder or reductions in the amounts payable hereunder (as the case may be) as a result of a change in Applicable Pricing Rate or Applicable Standby Fee Rate:

(a)                                  in the case of increases in such rates per annum, the Borrower shall pay to the Agent for the account of the Lenders such additional interest or fees, as the case may be, as may be required to give effect to the relevant increases in the interest or fees payable hereunder from and as of the effective date of the relevant increase in rates; and

(b)                                 in the case of decreases in such rates per annum, the Borrower shall receive a credit against subsequent interest payable on Loans pursuant to any provision of this Agreement or fees payable pursuant to Section 5.6, Section 6.2 or Section 7.9, as the case may be, to the extent necessary to give effect to the relevant decreases in the interest or fees payable hereunder from and as of the effective date of the relevant decrease in rates.

(3)           The additional payments required by Section 8.7(2)(a) shall be made on the first Banking Day of the calendar month immediately following the calendar month in which the Compliance Certificate detailing the relevant change in the Senior Debt to EBITDA Ratio is received by the Agent.  The adjustments required by Section 8.7(2)(b) shall be accounted for in successive interest and fee payments by the Borrower (commencing in the calendar month immediately following the calendar month in which the Compliance Certificate detailing the relevant change in the Senior Debt to EBITDA Ratio is received by the Agent) until the amount of the credit therein contemplated has been fully applied; provided that, upon satisfaction in full of all Obligations and cancellation in full of the Credit Facility in accordance herewith, the Lenders shall pay to the Borrower an amount equal to any such credit which remains outstanding.

ARTICLE 9 - REPRESENTATIONS AND WARRANTIES

9.1                                                                               Representations and Warranties

The Borrower represents and warrants as follows to the Agent and to each of the Lenders and acknowledges and confirms that the Agent and each of the Lenders is relying upon such representations and warranties:

(a)                                  Existence and Good Standing

The Borrower and each Subsidiary is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation or is a partnership or trust validly existing under the laws of the Province of Alberta; each is duly registered in all other jurisdictions where the nature of its property or character of its business requires registration, except for jurisdictions where the failure to be so registered or qualified would not have a Material Adverse Effect, and has all necessary power and authority to own its properties and carry on its business as presently carried on or as contemplated by the Documents.

(b)                                 Authority

The Borrower and each Subsidiary has full power, legal right and authority to enter into the Documents to which it is a party and do all such acts and things as are required by such Documents to be done, observed or performed, in accordance with the terms thereof.

(c)                                  Valid Authorization and Execution

The Borrower and each Subsidiary has taken all necessary corporate, partnership and other action (as applicable) of its directors, shareholders, partners, trustees and other persons (as applicable) to authorize the execution, delivery and performance of the Documents to which it is a party and to observe and perform the provisions thereof in accordance with the terms therein contained.

(d)                                 Validity of Agreement – Non-Conflict

None of the authorization, execution or delivery of this Agreement or performance of any obligation pursuant thereto requires or will require, pursuant to applicable law now in effect, any approval or consent of any Governmental Authority having jurisdiction (except such as has already been obtained and are in full force and effect) nor is in conflict with or contravention of (i) the Borrower’s or any Subsidiary’s articles, by-laws or other constating documents or any resolutions of directors or shareholders or the provisions of its partnership agreement or declaration of trust or trust indenture (as applicable) or (ii) the provisions of any other indenture, instrument, undertaking or other agreement to which the Borrower or any of its Subsidiaries is a party or by which they or their properties or assets are bound, the contravention of which would have or would reasonably be expected to have a Material Adverse Effect. The Documents when executed and delivered will constitute valid and legally binding obligations of each of the Borrower and each Subsidiary which is a party thereto enforceable against each such party in accordance with their respective terms, subject to applicable bankruptcy, insolvency and other laws of general application limiting the enforceability of creditors’ rights and to the fact that equitable remedies are only available in the discretion of the court.

(e)                                  Ownership of Property

Subject to Permitted Encumbrances, the Borrower and each Subsidiary has good and marketable title to its property and assets, except to the extent that failure to have such title would not have or reasonably be expected to have a Material Adverse Effect.

(f)                                    Debt

Neither the Borrower nor any Subsidiary has created, incurred, assumed, suffered to exist, or entered into any contract, instrument or undertaking pursuant to which, the Borrower or any Subsidiary is now or may hereafter become liable for any Debt other than Permitted Debt.

(g)                                 Encumbrances

Neither the Borrower nor any Subsidiary has created, incurred, assumed, suffered to exist, or entered into any contract, instrument or undertaking pursuant to which, any person may have or be entitled to any Security Interest on or in respect of its property and assets or any part thereof except for Permitted Encumbrances.

(h)                                 No Material Adverse Effect

No event, circumstance or condition has occurred or is continuing which has had or would reasonably be expected to have a Material Adverse Effect.

(i)                                     No Omissions

The Borrower has made available to the Agent all material information necessary to make any representations, warranties and statements contained in this Agreement not misleading in any material respect in light of the circumstances in which they are given.

(j)                                     Non-Default

No Default or Event of Default has occurred or is continuing.

(k)                                  Financial Condition

The audited and unaudited combined financial statements of the Borrower delivered to the Lenders and the Agent pursuant hereto present fairly, in all material respects, the combined financial condition of the Borrower and its Subsidiaries as at the date thereof and the results of the combined operations thereof for the fiscal year or fiscal quarter (as applicable) then ending, all in accordance with GAAP consistently applied.

(l)                                     Information Provided

All information, materials and documents, including all cash flow projections, economic models, capital and operating budgets and other financial information and data:

(i)                                     prepared and provided to the Agent by the Borrower or any Subsidiary in respect of the transactions contemplated by this Agreement, or as required by the terms of this Agreement, were, in the case of financial projections, prepared in good faith based upon reasonable assumptions at the date of preparation, and, in all other cases, true, complete and correct in all material respects as of the respective dates thereof; and

(ii)                                  prepared by persons other than the Borrower or a Subsidiary and provided to the Agent by or on behalf of the Borrower or any Subsidiary in respect of the transactions contemplated by this Agreement, or as required by the terms of this Agreement, were, to the best of the knowledge of the Borrower after due inquiry, in the case of financial projections, prepared in good faith based upon reasonable assumptions at the date of preparation, and, in all other cases, true, complete and correct in all material respects as of the respective dates thereof.

(m)                               Absence of Litigation

There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries, their property or any of their undertakings and assets, at law, in equity or before any arbitrator or before or by any Governmental Authority having jurisdiction in the premises in respect of which there is a reasonable likelihood of a determination adverse to the Borrower or any Subsidiary and which, if determined adversely, would have or would reasonably be expected to have a Material Adverse Effect.

(n)                                 Compliance with Applicable Laws, Court Orders and Agreements

The Borrower and each of its Subsidiaries and their respective property, businesses and operations are in compliance with all Applicable Laws (including, without limitation, all applicable Environmental Laws), all applicable directives, judgments, decrees, injunctions and orders rendered by any Governmental Authority or court of competent jurisdiction, its articles, by-laws and other constating documents, all agreements or instruments to which it is a party or by which its property or assets are bound, and any employee benefit plans, except to the extent that failure to so comply would not have and would not reasonably be expected to have a Material Adverse Effect.

(o)                                 Required Permits in Effect

All Required Permits are in full force and effect, except to the extent that the failure to have or maintain the same in full force and effect would not, when taken in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

(p)                                 Remittances Up to Date

All of the material remittances required to be made by the Borrower and its Subsidiaries to Governmental Authorities have been made, are currently up to date and there are no outstanding arrears, other than those which are being contested by Permitted Contest.

(q)                                 Environmental

(i)                                     To the best of the knowledge and belief of the Borrower, after due inquiry, the Borrower, its Subsidiaries and their respective properties, assets and undertakings taken as a whole comply in all respects and the businesses, activities and operations of same and the use of such properties, assets and undertakings and the processes and undertakings performed thereon comply in all respects with all Environmental Laws except to the extent that failure to so comply would not have and would not reasonably be expected to have a Material Adverse Effect; further, the Borrower does not know, and has no reasonable grounds to know, of any facts which result in or constitute or are likely to give rise to non-compliance with any Environmental Laws, which facts or non-compliance have or would reasonably be expected to have a Material Adverse Effect.

(ii)                                  The Borrower has not received written notice and, except as previously disclosed to the Agent in writing, has no knowledge after due inquiry, of any facts which could give rise to any notice of non-compliance with any Environmental Laws, which non-compliance has or would reasonably be expected to have a Material Adverse Effect and has not received any notice that the Borrower or any of its Subsidiaries is a potentially responsible party for a federal, provincial, regional, municipal or local clean-up or corrective action in connection with their respective properties, assets and undertakings where such clean-up or corrective action has or would reasonably be expected to have a Material Adverse Effect.

(r)                                    Taxes

The Borrower and each of its Subsidiaries has duly filed on a timely basis all tax returns required to be filed and have paid all material Taxes which are due and payable, and have paid all material assessments and reassessments, and all other material Taxes, governmental charges, governmental royalties, penalties, interest and fines claimed against them, other than those which are being contested by them by Permitted Contest; they have made adequate provision for, and all required instalment payments have been made in respect of, Taxes payable for the current period for which returns are not yet required to be filed; there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by them or the payment of any Taxes; there are no actions or proceedings being taken by any taxation authority in any jurisdictions where the Borrower or any Subsidiary carries on business to enforce the payment of any Taxes by them other than those which are being contested by them by Permitted Contest.

(s)                                  Material Subsidiaries

The only Material Subsidiaries of the Borrower are the Other Acquisition Companies and other Wholly-Owned Subsidiaries of the Borrower (i) which have provided Security for the Credit Facility in accordance with the Documents or (ii) of which the Borrower has provided written notice to the Agent pursuant to Section 10.1(j) and which will provide Security for the Credit Facility in accordance with the Documents.

(t)                                    MAPL Acquisition

As at the date hereof, the Borrower reasonably anticipates that the MAPL Purchase Agreement will be executed and delivered and the MAPL Acquisition will be completed on or before December 15, 2004 (in each case after satisfaction of the conditions set forth in Section 2.4(4)) and, to the best of its knowledge, the Borrower is not aware of any event, matter or circumstance which would reasonably be anticipated to preclude or interfere with the completion of such Acquisition or the satisfaction of such conditions.

9.2                                                                               Deemed Repetition

On the date of delivery by the Borrower of a Drawdown Notice to the Agent, and again on the date of any Drawdown made by the Borrower pursuant thereto:

(a)                                  except those representations and warranties which the Borrower has notified the Agent in writing cannot be repeated for such Drawdown and in respect of which the Lenders have previously waived in writing (with or without terms or conditions) the application of the condition precedent in Section 3.1(b) for such Drawdown, each of the representations and warranties contained in Section 9.1 shall be deemed to be repeated; and

(b)                                 the Borrower shall be deemed to have represented to the Agent and the Lenders that, except as has otherwise been notified to the Agent in writing and has been previously waived in writing in accordance herewith, no event has occurred and remains outstanding which would constitute a Default or an Event of Default nor will any such event occur as a result of the aforementioned Drawdown.

9.3                                                                               Other Documents

All representations and warranties or certifications of the Borrower or any Subsidiary or Related Party contained in the Subordination Agreement, any Security, Compliance Certificate,

Officer’s Certificate or other material Document delivered pursuant hereto or thereto shall be deemed to constitute representations and warranties made by the Borrower to the Agent and the Lenders under Section 9.1 of this Agreement.

9.4                                                                               Effective Time of Repetition

All representations and warranties, when repeated or deemed to be repeated hereunder, shall be construed with reference to the facts and circumstances existing at the time of repetition, unless they are stated herein to be made as at the date hereof.

9.5                                                                               Nature of Representations and Warranties

The representations and warranties set out in this Agreement or deemed to be made pursuant hereto shall survive the execution and delivery of this Agreement and the making of each Drawdown, notwithstanding any investigations or examinations which may be made by the Agent, the Lenders or Lenders’ Counsel.  Such representations and warranties shall survive until this Agreement has been terminated, provided that the representations and warranties relating to environmental matters shall survive the termination of this Agreement.

ARTICLE 10 - GENERAL COVENANTS

10.1                                                                        Affirmative Covenants of the Borrower

So long as any Obligation is outstanding or the Credit Facility is available hereunder, the Borrower covenants and agrees with each of the Lenders and the Agent that, unless (subject to Section 16.10) a Majority of the Lenders otherwise consent in writing:

(a)                                  Punctual Payment and Performance

It shall duly and punctually pay the principal of all Loans, all interest thereon and all fees and other amounts required to be paid by the Borrower hereunder in the manner specified hereunder and the Borrower shall perform and observe all of its obligations under this Agreement and under any other Document to which it is a party.

(b)                                 Books and Records

It shall keep proper books of record and account in which complete and correct entries will be made of its transactions in accordance with GAAP.

(c)                                  Maintenance and Operation

It shall do or cause to be done, and will cause each Subsidiary to do or cause to be done, all things necessary or required to have all its properties, assets and operations owned, operated and maintained in accordance with diligent and prudent industry practice and Applicable Laws except to the extent that the failure to do or cause to be done the same would not have and would not reasonably be expected to have a Material Adverse Effect, and at all times cause the same to be owned, operated, maintained and used in compliance with the terms of any applicable insurance policy to the extent necessary to ensure that coverage under any such policy cannot be denied by the insurers thereunder,

(d)                                 Compliance with Legislation Generally; Required Permits

The Borrower shall do or cause to be done, and shall cause its Subsidiaries to do or cause to be done, all acts necessary or desirable to comply with all Applicable Laws, except where such failure to comply does not and would not reasonably be expected to have a Material Adverse Effect, and to preserve and keep in full force and effect all Required Permits and all other franchises, licences, rights, privileges, permits and Governmental Authorizations necessary to enable the Borrower and each of its Subsidiaries to operate and conduct their respective businesses in accordance with prudent industry practice, except to the extent that the failure to have any of the same does not and would not reasonably be expected to have a Material Adverse Effect.

(e)                                  Budgets, Financial Statements, Engineering Reports and Other Information

The Borrower shall deliver to the Agent:

(i)                                     Annual Budgets – commencing in 2005, as soon as available and, in any event, within 90 days after the beginning of each of its fiscal years, a copy of the annual combined budgets of the Borrower and its Subsidiaries for the current fiscal year.

(ii)                                  Annual Financials – commencing in 2005, as soon as available and, in any event, within 90 days after the end of each of its fiscal years, copies of the audited annual financial statements of the Borrower and its Subsidiaries on a combined basis, each consisting of a balance sheet, income statement, statement of cash flows and statement of shareholders’ equity for each such year, together with the notes thereto, all prepared in accordance with GAAP consistently applied, together with a report of the Borrower’s auditors thereon (which report shall not contain any material qualification);

(iii)                               Quarterly Financials - as soon as available and, in any event within 60 days after the end of each of its first, second and third fiscal quarters, copies of the unaudited quarterly financial statements of the Borrower and its Subsidiaries on a combined basis, each consisting of a balance sheet, income statement, statement of cash flows and statement of shareholders’ equity for each such period, all prepared in accordance with GAAP consistently applied;

(iv)                              Compliance Certificate - concurrently with furnishing the financial statements pursuant to Sections 10.1(e)(ii) and (iii), a Compliance Certificate signed by any one of the president, chief financial officer, vice-president - finance or treasurer of the Borrower and stating that, inter alia, no Default or Event of Default has occurred and is continuing (or, if applicable, specifying those defaults or events notified in accordance with Section 10.1(h) below), together with unaudited combining schedules which shall include an unaudited consolidated balance sheet and unaudited consolidated income statement for the Borrower and for each Other Acquisition Company and each other Material Subsidiary; and

(v)                                 Other - at the request of the Agent, such other information respecting the business, affairs, financial condition, property or assets of the Borrower or the business, affairs, financial condition, property or assets of any of its Subsidiaries as the Agent may reasonably request.

With respect to the delivery to the Agent of copies of the aforementioned budgets and financial statements in accordance with Sections 10.1(e)(i), (ii) and (iii) above, the Borrower shall concurrently with such delivery either: (A) deliver to the Agent sufficient copies of such budgets or financial statements, as the case may be, for each of the Lenders for distribution by the Agent to the Lenders; or (B) send to the Agent complete electronic versions of such budgets or financial statements, as the case may be, for transmittal by the Agent to the Lenders.

(f)                                    Rights of Inspection

At any reasonable time and from time to time upon reasonable prior notice, the Borrower shall permit the Agent or any representative thereof (at the expense of the Borrower during the continuance of a Default or Event of Default and, otherwise, at the expense of the Agent) to (i) examine and make copies of and abstracts from the records and books of account of the Borrower or any of its Subsidiaries, (ii) visit and inspect the premises and properties of the Borrower or any of its Subsidiaries (in each case at the risk of the Borrower, except for the gross negligence or wilful misconduct of the inspecting party or the failure of any such inspecting party to comply with the Borrower’s or any such Subsidiary’s health and safety requirements, as advised to such inspecting party), and (iii) discuss the affairs, finances and accounts of the Borrower or any of its Subsidiaries with any of the officers of the Borrower or any of its Subsidiaries.

(g)                                 Notice of Material Litigation

The Borrower shall promptly give written notice to the Agent of any litigation, proceeding or dispute affecting the Borrower or any of its Subsidiaries in respect of a demand or claim in respect of which there is a reasonable possibility of an adverse determination and which if adversely determined would reasonably be expected to result in a liability, obligation or judgment in excess of Cdn. $5,000,000or to have a Material Adverse Effect, and shall from time to time furnish to the Agent all reasonable information requested by the Agent concerning the status of any such litigation, proceeding or dispute.

(h)                                 Notice of Default or Event of Default

The Borrower shall, as soon as reasonably practicable, deliver to the Agent, upon becoming aware of a Default or the occurrence of an Event of Default, an officer’s certificate describing in detail such Default or such Event of Default and specifying the steps, if any, being taken to cure or remedy the same.

(i)                                     Notice of Material Adverse Effect

The Borrower shall, as soon as reasonably practicable, notify the Agent of any event, circumstance or condition that has had or is reasonably likely to have a Material Adverse Effect.

(j)                                     Notice of New Material Subsidiaries

The Borrower shall promptly give written notice to the Agent of the acquisition, creation or existence of each new Material Subsidiary after the date hereof.

(k)                                  Payment of Taxes, Withholdings, etc.

The Borrower shall, and shall cause its Subsidiaries to, from time to time pay or cause to be paid all material rents, Taxes, rates, levies or assessments, ordinary or extraordinary, governmental fees or dues, and to make and remit all withholdings, lawfully levied, assessed or imposed upon the Borrower or its Subsidiaries or any of the assets of the Borrower or its Subsidiaries, as and when the same become due and payable, except when and so long as the validity of any such rents, Taxes, rates, levies, assessments, fees, dues or withholdings is being contested by the Borrower or its Subsidiaries by a Permitted Contest.

(l)                                     Payment of Preferred Claims

The Borrower shall, and shall cause its Subsidiaries to, from time to time pay when due or cause to be paid when due all amounts related to wages, workers’ compensation obligations, pension fund obligations and any other amount which may result in a lien, charge, Security Interest or similar encumbrance against the assets of the Borrower or such Subsidiary arising under statute or regulation, except when and so long as the validity of any such amounts or other obligations is being contested by the Borrower or its Subsidiaries by a Permitted Contest.

(m)                               Environmental Covenants

(i)                                     Without limiting the generality of Section 10.1(d) above, the Borrower shall, and shall cause its Subsidiaries and any other party acting under their direction to, conduct their business and operations so as to comply at all times with all Environmental Laws if the consequence of a failure to comply, either alone or in conjunction with any other such non-compliances, would have or would reasonably be expected to have a Material Adverse Effect.

(ii)                                  If the Borrower or its Subsidiaries shall:

(A)                              receive or give any notice of any Environmental Claim or that a violation of any Environmental Law has or may have been committed or is about to be committed by the same, and if such Environmental Claim or violation has or would reasonably be expected to have a Material Adverse Effect;

(B)                                receive any notice that a complaint, proceeding, order or other Environmental Claim has been filed or is about to be filed against the same alleging a violation of any Environmental Law, if such violation has or would reasonably be expected to have a Material Adverse Effect; or

(C)                                receive any notice requiring the Borrower or a Subsidiary, as the case may be, to take any clean-up, removal, response or other remedial action in connection with the Release of Hazardous Materials into the environment or alleging that the Borrower or the Subsidiary may be liable or responsible for costs associated with a response to or to clean-up a Release of Hazardous Materials into the environment or any damages caused thereby, and if such action or liability has or would reasonably be expected to have a Material Adverse Effect, the Borrower shall promptly provide the Agent with a copy of such notice and shall, or shall cause its Subsidiary to, furnish to the Agent from time to time all reasonable information requested by the Agent relating to the same.

(n)                                 Use of Loans

The Borrower shall use all Loans and the proceeds thereof solely for the purposes set forth in Section 2.3 hereof.

(o)                                 Required Insurance

The Borrower shall, and shall cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and business and against such casualties and contingencies and in such types and amounts and with such deductibles as shall be in accordance with prudent and customary business practices for corporations of the size and type of business and operations as the Borrower and its Subsidiaries.

(p)                                 Compliance With Material Contracts

The Borrower shall, and shall cause each of its Subsidiaries to: (i) comply in all material respects with each Material Contract to which it is a party; (ii) take commercially reasonable steps to cause the counterparty to each Material Contract to which it is a party to comply with its material obligations thereunder; and (iii) take commercially reasonable steps to enforce its material rights and remedies under each Material Contract to which it is a party.  If a notice of termination or default in respect of any such Material Contract is given to the Borrower or any of its Subsidiaries by any other party thereto, the Borrower shall forthwith provide a copy of such notice to the Agent and shall advise the Agent as to what steps and actions the Borrower and its Subsidiaries are taking to remedy the default in question and/or to avoid the termination of such Material Contract.

(q)                                 Ownership of Subsidiaries

Each Subsidiary of the Borrower shall be a Wholly-Owned Subsidiary.

(r)                                    Minimum Assets of Borrower and Guarantors

The Borrower shall ensure that, at all times, at least 90% of the combined total assets of the Borrower and its Subsidiaries (on a combined basis) shall be legally, beneficially and directly owned by the Borrower and Guarantors; and if at any time less than 90% of such combined total assets shall be legally, beneficially and directly owned by the Borrower and Guarantors, the Borrower shall promptly, and in any event within 10 Banking Days after any such occurrence (unless such deficiency will be remedied within such period by the provision of Security from one or more new Material Subsidiaries pursuant to Section 11.1): (i) designate another Subsidiary or Subsidiaries which are not then Material Subsidiaries to be Designated Material Subsidiaries pursuant hereto to the extent required to ensure that after such designation, 90% or more of the combined total assets of the Borrower and its Subsidiaries (on a combined basis) shall be legally, beneficially and directly owned by the Borrower and Guarantors and (ii) shall cause each such Subsidiary to execute and deliver Security to the Agent (together with a certified copy of its constating documents and a legal opinion in form and substance satisfactory to the Agent, acting reasonably).

10.2                                                                        Negative Covenants of the Borrower

So long as any Obligation is outstanding or the Credit Facility is available hereunder, the Borrower covenants and agrees with each of the Lenders and the Agent that, unless (subject to Section 16.10) a Majority of the Lenders otherwise consent in writing:

(a)                                  Change of Business

The Borrower shall not, and shall not permit any Subsidiary to, change in any material respect the nature of its business or operations from the types of businesses and operations carried on by the Borrower and its Subsidiaries (taken as a whole) on the date hereof.

(b)                                 Negative Pledge

The Borrower shall not, nor shall it permit any of its Subsidiaries to, create, issue, incur, assume or permit to exist any Security Interests on any of their property, undertakings or assets other than Permitted Encumbrances.

(c)                                  No Dissolution

The Borrower shall not, nor shall it permit any of its Subsidiaries to, liquidate, dissolve or wind-up or take any steps or proceedings in connection therewith except, in the case of Subsidiaries, where the successor thereto or transferee thereof is the Borrower or another Wholly-Owned Subsidiary of the Borrower.

(d)                                 Limit on Sale of Assets

Except for Permitted Dispositions and the transactions contemplated in the Reorganization, the Borrower shall not, and shall not permit its Subsidiaries to, sell, transfer or otherwise dispose of any of their respective property or assets (i) during the continuance of a Default or Event of Default or (ii) in any calendar year, whether in one or a series of transactions, which, in aggregate, have a fair market value in excess of Cdn. $3,500,000 (or the Equivalent Amount thereof in United States Dollars or the equivalent thereof in any other currency) unless the proceeds thereof shall be paid to the Agent on behalf of the Lenders in permanent repayment of and reduction of the amount and availability of the Credit Facility.  Notwithstanding the foregoing, except for Permitted Dispositions and the transactions contemplated in the Reorganization, the Borrower and its Subsidiaries shall not be entitled to sell, transfer or otherwise dispose of any pipeline assets or interests in land related thereto (but excluding therefrom any immaterial, inactive or obsolete gathering systems or related interests).

(e)                                  Limitation on Debt

The Borrower shall not have or incur, or permit any Subsidiary to have or incur, any Debt other than Permitted Debt.

(f)                                    Limitations on Leasing

The Borrower and its Subsidiaries shall not incur or have outstanding Attributable Debt (including Attributable Debt in respect of Sale-Leasebacks) in excess, in the aggregate at any time, of Cdn. $3,500,000 (or the Equivalent Amount thereof in United States Dollars or the equivalent thereof in any other currency).

(g)                                 Limit on Minority Investments

The Borrower shall not, nor shall it permit any Subsidiary to, make Investments other than in, to, or in favour of the Borrower or another Subsidiary.

(h)                                 Limit on Financial Assistance

The Borrower and its Subsidiaries shall not provide any Financial Assistance to or in favour of any Person except:

(i)                                     in favour of the Agent, the Lenders and their respective Hedging Affiliates for or in respect of the Obligations or Lender Financial Instrument Obligations;

(ii)                                  in connection with Replacement Senior Debt;

(iii)                               for the benefit of the Borrower, a Guarantor or a Wholly-Owned Subsidiary in connection with Permitted Debt other than Subordinated Debt;

(iv)                              in favour of the Borrower, a Guarantor or a Wholly-Owned Subsidiary; and

(v)                                 to a maximum, in the aggregate at any time, of Cdn. $3,500,000 (or the Equivalent Amount thereof in United States Dollars or the equivalent thereof in any other currency).

(i)                                     Limits on Distributions

The Borrower shall not make or permit any Subsidiary to make any Distributions:

(i)                                     in any fiscal quarter in excess of, prior to the completion of the MAPL Acquisition and the satisfaction of the conditions set forth in Section 2.4(4), 90% of Distributable Cash for such quarter and, thereafter, 115% of Distributable Cash for such quarter, plus the undistributed amounts of Distributable Cash from prior fiscal quarters; provided that aggregate Distributions in any fiscal year shall not exceed the aggregate Distributable Cash for such fiscal year plus undistributed amounts of Distributable Cash from prior fiscal years; and

(ii)                                  unless after making any such Distribution, the Borrower shall have Positive Working Capital.

Notwithstanding the foregoing or any other provision of the Documents to the contrary and in addition thereto, the Borrower shall not make or permit any Subsidiary to make any Distributions:  (A) during the continuance of a Default or Event of Default or if any Distributions would result in the same; or (B) which would have or would reasonably be expected to have a Material Adverse Effect.

(j)                                     No Financial Instruments Other Than Permitted Hedging

The Borrower and its Subsidiaries shall not enter into, transact or have outstanding any Financial Instruments or Financial Instrument Obligations other than Permitted Hedging.

(k)                                  Non-Arm’s Length Transactions

Except in respect of transactions between or among the Borrower and/or one or more of its Wholly-Owned Subsidiaries, the Borrower shall not, nor shall it permit any Subsidiary to, enter into any contract, agreement or transaction whatsoever, including for the sale, purchase, lease, exchange or other dealing in any property or the provision of any services, with any Related Party except upon fair and reasonable terms not less favourable to the Borrower or a Subsidiary than it would obtain in an arm’s length transaction and, if applicable, for consideration which equals the fair market value of such property or other than at a fair market rental as regards leased property.

(l)                                     No Merger, Amalgamation, etc.

The Borrower shall not, nor shall it permit any of its Subsidiaries to, enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other person whether by way of reconstruction, reorganization, recapitalization, consolidation, amalgamation, merger, transfer, sale or otherwise except, in the case of Subsidiaries, where the successor thereto or transferee thereof is the Borrower or another Wholly-Owned Subsidiary of the Borrower (or the continuing corporation resulting from the amalgamation of the Borrower or another Wholly-Owned Subsidiary) or except for any amalgamation or other transaction described in the definition of Reorganization.

(m)                               Restrictions on Modification of Material Contracts

The Borrower and its Subsidiaries shall not, and shall not take any steps to, terminate, forfeit, surrender, alter, amend, supplement or modify any of the Material Contracts (or provide any waiver or consent to like effect) or waive any failure of any other party to perform its obligations under the Material Contracts or suffer or permit such other party to terminate, forfeit or surrender any of the Material Contracts, except to the extent that the same does not have or would not reasonably be expected to have a Material Adverse Effect.

(n)                                 Restriction on Modification of Transportation Rates

The Borrower and its Subsidiaries shall not, and shall not take any steps to, alter, amend, supplement or modify any Transportation Rates of, or applicable to the business and operations of, the Borrower or any of its Subsidiaries (or make or provide any waiver or consent to like effect) if the same would have or would reasonably be expected to have a Material Adverse Effect.

(o)                                 Only Allowable Open Positions

The Borrower and its Subsidiaries shall not have an Open Position other than an Allowable Open Position.

10.3                                                                        Financial Covenants

So long as any Obligation is outstanding or the Credit Facility is available hereunder, the Borrower covenants and agrees with each of the Lenders and Agent that, unless (subject to Section 16.10) a Majority of the Lenders otherwise consent in writing:

(a)                                  Maximum Senior Debt to EBITDA Ratio

As at each Quarter End set forth below, the Borrower shall not permit the Senior Debt to EBITDA Ratio to be greater than the ratio set forth opposite such Quarter End:

Quarter End	Maximum Senior Debt to EBITDA Ratio

each Quarter End at the end of each full fiscal quarter until and including the Quarter End at the end of the third full fiscal quarter immediately following completion of the MAPL Acquisition	5.0:1.0

the Quarter Ends at the end of each of the fourth and fifth full fiscal quarters immediately following completion of the MAPL Acquisition	4.5:1.0

the Quarter Ends at the end of each of the sixth and seventh full fiscal quarters immediately following completion of the MAPL Acquisition	4.25:1.0

each Quarter End thereafter	4.0:1.0

(b)                                 Minimum EBITDA to Senior Interest Expense Ratio

As at each Quarter End, the Borrower shall not permit the ratio of EBITDA to Senior Interest Expense, for the 12 month period (or other relevant period where EBITDA and Senior Interest Expense are annualized in accordance with the respective definitions thereof) ended on such Quarter End, to be less than 3.25:1.0.

10.4                                                                        Agent May Perform Covenants

If the Borrower fails to perform any covenants on its part herein contained, subject to any consents or notice or cure periods required by Section 12.1, the Agent may give notice to the Borrower of such failure and if such covenant remains unperformed, the Agent may, in its discretion but need not, perform any such covenant capable of being performed by the Agent and if the covenant requires the payment or expenditure of money, the Agent may, upon having received approval of all Lenders, make such payments or expenditure and all sums so expended shall be forthwith payable by the Borrower to the Agent on behalf of the Lenders and shall bear interest at the applicable interest rate provided in Section 5.8 for amounts due in Canadian Dollars or United States Dollars, as the case may be.  No such performance, payment or expenditure by the Agent shall be deemed to relieve the Borrower of any default hereunder or under the other Documents.

ARTICLE 11 -  SECURITY

11.1                                                                        Security on all Assets

(1)           The Obligations and Lender Financial Instrument Obligations shall be secured, equally and rateably, by first priority Security Interests on, to and against all present and future property, assets and undertaking of the Borrower and each of its Material Subsidiaries.

(2)           The Borrower shall execute and deliver Security in the forms of Schedules H-1, H-2 and H-3 annexed hereto and shall cause each of its Material Subsidiaries to execute and deliver Security in the forms of Schedules H-4, H-5, H-6 and H-7 annexed hereto, in each case with such modifications and insertions as may be required by the Agent, acting reasonably.  For certainty, if the Borrower or any Guarantor amalgamates, then the Borrower shall execute and deliver, or cause to be executed and delivered, Security from the relevant successor thereto notwithstanding that the

Borrower or Guarantor (as the case may be) has previously executed and delivered Security hereunder and, for the purposes of Section 11.1(3), any such amalgamation shall be deemed to constitute the acquisition, creation or existence of a new Material Subsidiary.

(3)           The Borrower (a) shall, as soon as reasonably practicable, give written notice to the Agent of the acquisition, creation or existence of each Material Subsidiary created or acquired after the date hereof, together with such other information as the Agent may reasonably require, and (b) shall promptly, and in any event within 10 Banking Days of such acquisition, creation or existence, cause each new Material Subsidiary to promptly execute and deliver to the Agent the Security contemplated hereby (together with a certified copy of its constating documents and a legal opinion in form and substance satisfactory to the Agent, acting reasonably).

(4)           In addition to the Security described in subsections (1) and (2) of this Section 11.1, the Borrower shall execute and deliver, or shall cause to be executed and delivered, all such guarantees and mortgages, debentures, pledge agreements, assignments and other security agreements as may be required by the Majority of the Lenders, acting reasonably (each in form and substance satisfactory to the Majority of the Lenders) in order to, or to more effectively, charge in favour of the Agent or grant Security Interests in favour of the Agent on and against all of the undertaking, assets and property (real or personal, tangible or intangible, present or future and of whatsoever nature and kind) of the Borrower and its Material Subsidiaries including, without limitation, for the purpose of granting Security Interests in favour of the Agent in and to the rights and interests of the Borrower or its Subsidiaries under or pursuant to any Material Contracts executed and delivered after the date hereof, as continuing collateral security for the payment and performance by the Borrower of all Obligations and Lender Financial Instrument Obligations.  Notwithstanding the foregoing, and for greater certainty, the Borrower and its Subsidiaries shall not be obligated by this Section 11.1(4) to provide fixed charges on or against their property, assets and undertakings (but this sentence shall not restrict the registration, recording or filing of any other Security otherwise provided by the Borrower and its Subsidiaries).

11.2                                                                        Designation of Material Subsidiaries

The Borrower shall from time to time, by notice in writing to the Agent (together with an Officer’s Certificate (i) certifying compliance with the proviso set forth below and (ii) including reasonable particulars which demonstrate compliance with the Section 10.1(r)), be entitled to designate that either:

(a)                                  a Subsidiary which is not a Material Subsidiary shall become a Designated Material Subsidiary; or

(b)                                 a Designated Material Subsidiary shall cease to be a Material Subsidiary,

provided that the Borrower shall not be entitled to designate that a Designated Material Subsidiary shall cease to be a Material Subsidiary if:

(c)                                  a Default or an Event of Default has occurred and is continuing;

(d)                                 a Default or an Event of Default would result from or exist immediately after such a designation; or

(e)                                  such Designated Material Subsidiary falls within part (a), (b) or (c) of the definition of “Material Subsidiary”.

11.3                                                                        Registration

The Borrower shall, at its expense, register, file or record the Security in all offices where such registration, filing or recording is necessary or of advantage to the creation, perfection and preserving of the security applicable to it; provided that, prior to the occurrence of a Default or Event of Default, the Security shall not be registered against any specific interest in land at any land registry offices.  The Borrower shall amend and renew such registrations, filings and recordings from time to time as and when required to keep them in full force and effect or to preserve the priority established by any prior registration, filing or recording thereof.

11.4                                                                        Forms

The forms of Security shall have been or be prepared based upon the laws of Canada and Alberta applicable thereto in effect at the date hereof.  The Agent shall have the right to require that:

(a)                                  any such Security be amended to reflect any changes in such laws, whether arising as a result of statutory amendments, court decisions or otherwise, in order to confer upon the Agent the Security Interests intended to be created thereby, and

(b)                                 the Borrower and its Subsidiaries execute and deliver to the Agent such other and further debentures, mortgages, trust deeds, assignments and security agreements as may be reasonably required to ensure the Agent holds, subject to Permitted Encumbrances, first priority Security Interests (constituting a floating charge in the case of real property) on and against all of the property and assets of the Borrower and its Guarantors;

except that in no event shall the Agent require that the foregoing be effected if the result thereof would be to grant the Agent or the Lenders greater rights than is otherwise contemplated herein or therein.

11.5                                                                        Continuing Security

Each item or part of the Security shall for all purposes be treated as a separate and continuing collateral security and shall be deemed to have been given in addition to and not in place of any other item or part of the Security or any other security now held or hereafter acquired by the Agent or the Lenders.  No item or part of the Security shall be merged or be deemed to have been merged in or by this Agreement or any documents, instruments or acknowledgements delivered hereunder, or any simple contract debt or any judgment, and any realization of or steps taken under or pursuant to any security, instrument or agreement shall be independent of and not create a merger with any other right available to the Lenders or the Agent under any security, instruments or agreements held by it or at law or in equity.

11.6        Dealing with Security

The Agent, with the consent of the Majority of the Lenders or all of the Lenders (as applicable in accordance with Section 16.10), may grant extensions of time or other indulgences, take and give up securities (including the Security or any part or parts thereof), accept compositions, grant releases and discharges and otherwise deal with the Borrower and other parties and with security (including without limitation, the Security and each part thereof) as the Agent may see fit, without prejudice to or in any way limiting the liability of the Borrower under this Agreement or the other Documents or under any of the Security or any other collateral security.

11.7                                                                        Effectiveness

The Security and the security created by any other Document constituted or required to be created shall be effective, and the undertakings as to the Security herein or in any other Document shall be continuing, whether any Loans are then outstanding or any amounts thereby secured or any part thereof shall be owing before or after, or at the same time as, the creation of such Security Interests or before or after or upon the date of execution of any amendments to this Agreement.

11.8                                                                        Release and Discharge of Security

(1)           The Borrower and its Subsidiaries shall not be discharged from the Security or any part thereof, other than to the extent that such Security applies to a Permitted Disposition (in which case the Security shall cease to apply to the subject matter thereof for the benefit of the Agent and the Lenders) except by a written release and discharge signed by the Agent with the prior written consent of the Lenders.  If all of the Obligations have been repaid, paid, satisfied and discharged, as the case may be, in full and the Credit Facility has been cancelled pursuant to Section 2.14, then the Agent shall cause it and the Lenders’ interest in the Security to be released and discharged.

(2)           The Lenders hereby authorize the Agent, upon the written request of the Borrower, to subordinate the Security Interests created by the Security with respect to any property or assets subject to a Permitted Encumbrance described in subparagraph (j) or subparagraph (m) of the definition thereof or release such Security Interests from any property or assets subject to a Permitted Encumbrance described in subparagraph (j) or subparagraph (m) of the definition thereof; provided that, notwithstanding the foregoing, no Security Interests created by the Security shall be subordinated or released by the Agent on, to or with respect to any pipeline assets or interests in land related thereto.

11.9                                                                        Transfer of Security

If Royal Bank of Canada, in its capacity as Agent, or any successor thereto, in its capacity as Agent ceases to be the Agent (the “Departing Agent”), the Departing Agent shall transfer and assign all of its right, title and interest in its capacity as Agent in and to the Security to the Successor Agent and the provisions of Section 11.2 shall apply, mutatis mutandis, with respect to such assignment and transfer.

11.10                                                                 Hedging Affiliates

Each Lender hereby confirms to and agrees with the Agent and the other Lenders as follows:

(a)                                  such Lender is, for the purpose of securing the Lender Financial Instrument Obligations owing to or in favour of its Hedging Affiliates pursuant to the Security, executing and delivering this Agreement both on its own behalf and as agent for and on behalf of such Hedging Affiliates;

(b)                                 the Agent shall be and is hereby authorized by each such Hedging Affiliate (i) to hold the Security on behalf of such Hedging Affiliate as security for the Lender Financial Instrument Obligations owing to or in favour of it in accordance with the provisions of the Documents and (ii) to act in accordance with the provisions of the Documents (including on the instructions or at the direction of the Majority of the Lenders) in all respects with respect to the Security; and

(c)                                  the Lender Financial Instruments of any such Hedging Affiliate or the Lender Financial Instrument Obligations owing to or in favour of any such Hedging Affiliate shall not be included or taken into account for the purposes of Section 16.10 or (for certainty) in any determination of the Majority of the Lenders or the Lenders which shall be determined solely based upon the Commitments of the Lenders hereunder or the Outstanding Principal owing to the Lenders.

11.11                                                                 Security for Hedging with Former Lenders

If a Lender ceases to be a Lender under this Agreement (a “Former Lender”), all Lender Financial Instrument Obligations owing to such Former Lender and its Hedging Affiliates under Lender Financial Instruments entered into while such Former Lender was a Lender shall remain secured by the Security (equally and rateably) to the extent that such Lender Financial Instrument Obligations were secured by the Security prior to such Lender becoming a Former Lender and, subject to the following provisions of this Section 11.11 and unless the context otherwise requires, all references herein to “Lender Financial Instrument Obligations” shall include such obligations to a Former Lender and its Hedging Affiliates and all references herein to “Lender Financial Instruments” shall include such Financial Instruments with a Former Lender and its Hedging Affiliates.  For certainty, any Financial Instrument Obligations under Financial Instruments entered into with a Former Lender or an Affiliate thereof after the Former Lender has ceased to be a Lender shall not be secured by the Security.  Notwithstanding the foregoing, no Former Lender or any Affiliate thereof shall have any right to cause or require the enforcement of the Security or any right to participate in any decisions relating to the Security, including any decisions relating to the enforcement or manner of enforcement of the Security or decisions relating to any amendment to, waiver under, release of or other dealing with all or any part of the Security; for certainty, the sole right of a Former Lender and its Affiliates with respect to the Security is to share, on a pari passu basis, in any proceeds of realization and enforcement of the Security.

ARTICLE 12 - EVENTS OF DEFAULT AND ACCELERATION

12.1                                                                        Events of Default

The occurrence of any one or more of the following events (each such event being herein referred to as an “Event of Default”) shall constitute a default under this Agreement:

(a)                                  Principal Default:  if the Borrower fails to pay the principal of any Loan hereunder when due and payable;

(b)                                 Other Payment Default: if the Borrower fails to pay:

(i)                                     any interest (including, if applicable, default interest) accrued on any Loan;

(ii)                                  any acceptance fee with respect to a Bankers’ Acceptance or issuance fee with respect to a Letter of Credit; or

(iii)                               any other amount not specifically referred to in paragraph (a) above or in this paragraph (b) payable by the Borrower hereunder;

in each case when due and payable, and such default is not remedied within 5 Banking Days after written notice thereof is given by the Agent to the Borrower specifying such default and requiring the Borrower to remedy or cure the same;

(c)                                  Breach of Other Covenants: if the Borrower or a Subsidiary fails to observe or perform any covenant or obligation herein or in any other Document required on its part to be observed or performed (other than a covenant or condition whose breach or default in performance is specifically dealt with elsewhere in this Section) and, after notice has been given by the Agent to the Borrower or Subsidiary specifying such default and requiring the Borrower or Subsidiary to remedy or cure the same, the Borrower or Subsidiary shall fail to remedy such default within a period of 20 Banking Days after the giving of such notice;

(d)                                 Incorrect Representations: if any representation or warranty made by the Borrower or any Subsidiary herein or in any other Document shall prove to have been incorrect or misleading in any respect on and as of the date made and the facts or circumstances which make such representation or warranty incorrect or misleading are not remedied and the representation or warranty in question remains incorrect or misleading more than 20 Banking Days after the Agent notifies the Borrower of the same;

(e)                                  Involuntary Insolvency: if a decree or order of a court of competent jurisdiction is entered adjudging the Borrower or a Material Subsidiary a bankrupt or insolvent under the Companies’ Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada), the Winding-up and Restructuring Act (Canada) or any other bankruptcy, insolvency or analogous laws or ordering the winding up or liquidation of its affairs;

(f)                                    Idem:  if any case, proceeding or other action shall be instituted in any court of competent jurisdiction against the Borrower or any Material Subsidiary, seeking in respect of it an adjudication in bankruptcy, reorganization, dissolution, winding-up, liquidation, a composition, proposal or arrangement with creditors, a readjustment of debts, the appointment of trustee in bankruptcy, receiver, receiver and manager, interim receiver, custodian, sequestrator or other person with similar powers with respect to the Borrower or any Material Subsidiary or of all or any substantial part of its assets, or any other like relief in respect of the Borrower or any Material Subsidiary under any bankruptcy or insolvency law and:

(i)                                     such case, proceeding or other action results in an entry of an order for such relief or any such adjudication or appointment, or

(ii)                                  such case, proceeding or other action shall continue undismissed, or unstayed and in effect, for any period of 10 consecutive Banking Days;

(g)                                 Voluntary Insolvency: if the Borrower or any Material Subsidiary makes any assignment in bankruptcy or makes any other assignment for the benefit of creditors, makes any proposal under the Bankruptcy and Insolvency Act (Canada) or any comparable law, seeks relief under the Companies’ Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada) or any other bankruptcy, insolvency or analogous law, files a petition or proposal to take advantage of any act of insolvency, consents to or acquiesces in the appointment of a trustee in bankruptcy, receiver, receiver and manager, interim receiver, custodian, sequestrator or other person with similar powers of itself or of all or any substantial portion of its assets, or files a petition or otherwise commences any proceeding seeking any reorganization, arrangement, composition, administration or readjustment under any applicable bankruptcy, insolvency, moratorium, reorganization or other similar law affecting creditors’ rights or consents to, or acquiesces in, the filing of such assignment, proposal, relief, petition, proposal, appointment or proceeding;

(h)                                 Dissolution:  except as permitted by Sections 10.2(c) or 10.2(l), if proceedings are commenced for the dissolution, liquidation or winding-up of the Borrower or any Material Subsidiary unless such proceedings are being actively and diligently contested in good faith to the satisfaction of the Majority of the Lenders;

(i)                                     Security Realization:  if creditors of the Borrower or any Material Subsidiaries having a Security Interest against or in respect of the property and assets thereof, or any part thereof, realize upon or enforce any such security against such property and assets or any part thereof having an aggregate fair market value in excess of Cdn. $5,000,000 (or the Equivalent Amount thereof in United States Dollars or the equivalent thereof in any other currency) and such realization or enforcement shall continue in effect and not be released, discharged or stayed within the lesser of 20 Banking Days and the period of time prescribed under Applicable Laws for the completion of the sale of or realization against the assets subject to such seizure or attachment;

(j)                                     Seizure:  if property and assets of the Borrower and its Material Subsidiaries or any part thereof having an aggregate fair market value in excess of Cdn. $5,000,000 (or the Equivalent Amount thereof in United States Dollars or the equivalent thereof in any other currency) are seized or otherwise attached by anyone pursuant to any legal process or other means, including, without limitation, distress, execution or any other step or proceeding with similar effect and such attachment, step or other proceeding shall continue in effect and not be released, discharged or stayed within the lesser of 20 Banking Days and the period of time prescribed under Applicable Laws for the completion of the sale of or realization against the assets subject to such seizure or attachment;

(k)                                  Judgment:  if one or more final judgments, decrees or orders, after available appeals have been exhausted, shall be awarded against the Borrower or any Material Subsidiary for an aggregate amount in excess of Cdn. $5,000,000 (or the Equivalent Amount thereof in United States Dollars or the equivalent thereof in any other currency) and the Borrower has not satisfied or provided security for any of such judgments, decrees or orders within 20 Banking Days of such judgment, decree or order being awarded;

(l)                                     Payment Cross-Default:  if the Borrower or any of its Material Subsidiaries (or any combination thereof) defaults in the payment when due (whether at maturity, upon acceleration, or otherwise and, for certainty, after the expiry of all applicable cure periods) of Debt or Financial Instrument Obligations thereof in aggregate in excess of Cdn. $5,000,000 (or the Equivalent Amount thereof in United States Dollars or the equivalent thereof in any other currency) and such default has not been fully and unconditionally remedied or waived;

(m)                               Event Cross Default:  if a default, event of default or other similar condition or event (however described) in respect of the Borrower or any of its Material Subsidiaries (or any combination thereof) occurs or exists under any indentures, credit agreements, agreements or other instruments evidencing or relating to Debt or Financial Instrument Obligations thereof (individually or collectively) in an aggregate amount in excess of Cdn. $5,000,000 (or the Equivalent Amount thereof in United States Dollars or the equivalent thereof in any other currency) and such default, event or condition has resulted in such Debt or Financial Instrument Obligations becoming, or becoming capable at such time of being declared, due and payable thereunder before it would otherwise have been due and payable;

(n)                                 Cease to Carry on Business:  if the Borrower or any Material Subsidiary ceases to carry on business, except in the case of Material Subsidiaries, in compliance with the Documents;

(o)                                 Change of Control:  if there is a Change of Control;

(p)                                 Lender Financial Instruments:  if a Financial Instrument Demand for Payment has been delivered to the Borrower or any Material Subsidiary and such person fails to make payment thereunder within the time required for payment thereunder, or if a Termination Event occurs;

(q)                                 Loss and Priority of Security: except for Permitted Encumbrances, if any of the Security shall cease to be a valid first priority Security Interest against the property, assets and undertaking of the Borrower or any Material Subsidiary as against third parties (and the same is not forthwith effectively rectified or replaced by the Borrower upon becoming aware thereof);

(r)                                    Invalidity: if any of this Agreement, any Security or the Subordination Agreement or any material provision of any of the foregoing shall at any time for any reason cease to be in full force and effect, be declared to be void or voidable (and the same is not forthwith effectively rectified or replaced by the Borrower upon becoming aware thereof) or shall be repudiated, or the validity or enforceability thereof shall at any time be contested by the Borrower or any Material Subsidiary, or the Borrower or any Material Subsidiary shall deny that it has any or any further liability or obligation thereunder, or at any time it shall be unlawful or impossible for them to perform any of their respective Obligations; or

(s)                                  Default Under Subordinated Debt or Subordination Agreement:  (i) if a default, event of default or similar condition or event (however described) shall occur or exist and be continuing under any indenture, credit agreement, agreement, promissory note or other instrument evidencing or relating to any Subordinated Debt or (ii) if any Subordinated Creditor (under and as defined in the Subordination Agreement ) fails to observe or perform any covenant or obligation under or pursuant to the Subordination Agreement on its part to be observed or performed and such failure shall be continuing.

12.2                                                                        Acceleration

If any Event of Default shall occur and for so long as it is continuing:

(a)                                  the entire principal amount of all Loans then outstanding from the Borrower and all accrued and unpaid interest thereon,

(b)                                 an amount equal to the face amount at maturity of all Bankers’ Acceptances issued by the Borrower which are unmatured,

(c)                                  an amount equal to the maximum amount then available to be drawn under all unexpired Letters of Credit, and

(d)                                 all other Obligations outstanding hereunder,

shall, at the option of the Agent in accordance with Section 15.11 or upon the request of a Majority of the Lenders, become immediately due and payable upon written notice to that effect from the Agent to the Borrower, all without any other notice and without presentment, protest, demand, notice of dishonour or any other demand whatsoever (all of which are hereby expressly waived by the Borrower).  In such event and if the Borrower does not immediately pay all such amounts upon receipt of such notice, either the Lenders (in accordance with the proviso in Section 15.11(i)) or the Agent on their behalf may, in their discretion, exercise any right or recourse and/or proceed by any action, suit, remedy or proceeding against the Borrower authorized or permitted by law for the recovery of all the indebtedness and liabilities of the Borrower to the Lenders and proceed to exercise any and all rights hereunder and under the other Documents and no such remedy for the enforcement of the rights of the Lenders shall be exclusive of or dependent on any other remedy but any one or more of such remedies may from time to time be exercised independently or in combination.

12.3                                                                        Conversion on Default

Upon the occurrence of an Event of Default in respect of the Borrower, the Agent on behalf of the Lenders may convert a Libor Loan owing by the Borrower to a U.S. Base Rate Loan.  Interest shall accrue on each such U.S. Base Rate Loan at the rate specified in Section 5.2 with interest on all overdue interest at the same rate, such interest to be calculated daily and payable on demand.

12.4                                                                        Remedies Cumulative and Waivers

For greater certainty, it is expressly understood and agreed that the rights and remedies of the Lenders and the Agent hereunder or under any other Document are cumulative and are in addition to and not in substitution for any rights or remedies provided by law or by equity; and any single or partial exercise by the Lenders or by the Agent of any right or remedy for a default or breach of any term, covenant, condition or agreement contained in this Agreement or other Document shall not be deemed to be a waiver of or to alter, affect or prejudice any other right or remedy or other rights or remedies to which any one or more of the Lenders and the Agent may be lawfully entitled for such default or breach.  Any waiver by, as applicable, the Majority of the Lenders, the Lenders or the Agent of the strict observance, performance or compliance with any term, covenant, condition or other matter contained herein and any indulgence granted, either expressly or by course of conduct, by, as applicable, the Majority of the Lenders, the Lenders or the Agent shall be effective only in the specific instance and for the purpose for which it was given and shall be deemed not to be a waiver of any rights and remedies of the Lenders or the Agent under this Agreement or any other Document as a result of any other default or breach hereunder or thereunder.

12.5                                                                        Termination of Lenders’ Obligations

The occurrence of a Default or Event of Default shall relieve the Lenders of all obligations to provide any further Drawdowns, Rollovers or Conversions to the Borrower hereunder; provided that the foregoing shall not prevent the Lenders or the Agent from disbursing money or effecting any Conversion which, by the terms hereof, they are entitled to effect, or any Conversion or Rollover requested by the Borrower and acceptable to the Lenders and the Agent.

12.6                                                                        Acceleration of All Lender Obligations

(1)           If a Lender is actually aware of a Termination Event under Lender Financial Instruments to which it is a party or if a Lender has delivered a Financial Instrument Demand for Payment to the Borrower or a Subsidiary, then it shall promptly notify the Administrative Agent and other Lenders thereof.

(2)           If:

(a)                                  a Termination Event has occurred;

(b)                                 a Financial Instrument Demand for Payment has been delivered to the Borrower or a Subsidiary by any Lender and the cure period (if any) provided in Section 12.1(p) has expired; or

(c)                                  an Acceleration Notice has been delivered to the Borrower,

then, to the extent that it is not already the case, all Obligations and all Financial Instrument Obligations under Lender Financial Instruments shall be immediately due and payable and each Lender and the Administrative Agent shall (and shall be entitled to) promptly, and in any event within 3 Banking Days of receipt of notice of the foregoing, deliver such other Demands for Payment and notices as may be necessary to ensure that all Obligations and Financial Instrument Obligations under Lender Financial Instruments are thereafter due and payable under this Agreement and the Lender Financial Instruments, as applicable.

(3)           Each agreement, indenture, instrument or other document evidencing or relating to a Lender Financial Instrument shall, notwithstanding any provision thereof to the contrary, be deemed to be hereby amended to allow and permit the Lender which is a party thereto to comply with the provisions of this Section 12.6.

12.7                                                                        Application and Sharing of Payments Following Acceleration

Except as otherwise agreed to by all of the Lenders in their sole discretion, all monies and property received by the Lenders for application in respect of the Obligations and the Financial Instrument Obligations under Lender Financial Instruments subsequent to the Adjustment Time and all monies received as a result of a realization upon the Security (collectively, the “Realization Proceeds”) shall be applied and distributed to the Lenders and the Agent in the order and manner set forth below:

(a)                                  firstly, distributed proportionately to the Lenders and the Administrative Agent in accordance with amounts owing to each Lender and the Agent on account of the costs and expenses of enforcement and realization upon the Security; and

(b)                                 secondly, distributed Rateably to the Lenders on account of the Obligations and the Financial Instrument Obligations under Lender Financial Instruments;

and the balance of the Realization Proceeds (if any) shall be paid to the Borrower or otherwise as may be required by law.

12.8                                                                        Calculations as at the Adjustment Time

For the purposes of this Agreement, if:

(a)                                  a Financial Instrument Demand for Repayment has been delivered; or

(b)                                 a Termination Event has occurred under any agreement evidencing a Permitted Lender Financial Instrument;

then any amount which is payable by the Borrower or a Subsidiary under such Lender Financial Instrument in settlement of obligations arising thereunder as a result of the early termination of the Lender Financial Instrument shall be deemed to have become payable at the time of delivery of such Financial Instrument Demand for Repayment or the time of occurrence of such Termination Event, as the case may be, notwithstanding that the amount payable by the Borrower or a Subsidiary is to be subsequently calculated and notice thereof given to the Borrower or such Subsidiary in accordance with such Lender Financial Instrument.

12.9                                                                        Sharing Repayments

Each Lender agrees that, subsequent to the Adjustment Time, it will at any time and from time to time upon the request of the Agent purchase undivided participations in the Obligations and Financial Instrument Obligations under Lender Financial Instruments and make any other adjustments which may be necessary or appropriate, in order that Obligations and Financial Instrument Obligations under Lender Financial Instruments which remain outstanding to each Lender are thereafter outstanding, as adjusted pursuant to this Section, in accordance with the provisions of Section 12.7.  The Borrower agrees to do, or cause to be done (whether by it or its Subsidiaries), all things reasonably necessary or appropriate to give effect to any and all purchases and other adjustments by and between the Lenders pursuant to this Section.

ARTICLE 13 - CHANGE OF CIRCUMSTANCES

13.1                                                                        Market Disruption Respecting Libor Loans

In the event that at any time subsequent to the giving of a Drawdown Notice, Rollover Notice or Conversion Notice to the Agent by the Borrower with regard to any requested Libor Loan, but before the date of the Drawdown, Rollover or Conversion, as the case may be, the Agent (acting reasonably) makes a determination, which shall be conclusive and binding upon the Borrower, that:

(a)                                  by reason of circumstances affecting the London interbank market, adequate and fair means do not exist for ascertaining the rate of interest with respect to, or deposits are not available in sufficient amounts in the ordinary course of business at the rate determined hereunder to fund, a requested Libor Loan during the ensuing Interest Period selected;

(b)                                 the making or continuing of the requested Libor Loan by the Lenders has been made impracticable by the occurrence of an event which materially adversely affects the London interbank market generally; or

(c)                                  Libor Rate shall no longer represent the effective cost to any Lender of United States Dollar deposits in such market for the relevant Interest Period,

then the Agent shall give written notice thereof to the Borrower as soon as possible after such determination and the Borrower shall, within one Banking Day after receipt of such notice and in replacement of the Drawdown Notice, Rollover Notice or Conversion Notice, as the case may be, previously given by the Borrower, give the Agent a Drawdown Notice or a Conversion Notice, as the case may be, which specifies the Drawdown of any other Loan or the Conversion of the relevant Libor Loan on the last day of the applicable Interest Period into any other Loan which would not be affected by the notice from the Agent pursuant to this Section 13.1.  In the event the Borrower fails to give, if applicable, a valid replacement Conversion Notice with respect to the maturing Libor Loans which were the subject of a Rollover Notice, such maturing Libor Loans shall be converted on the last day of the applicable Interest Period into U.S. Base Rate Loans as if a Conversion Notice had been given to the Agent by the Borrower pursuant to the provisions hereof.  In the event the Borrower fails to give, if applicable, a valid replacement Drawdown Notice with respect to a Drawdown originally requested by way of a Libor Loan, then the Borrower shall be deemed to have requested a Drawdown by way of a U.S. Base Rate Loan in the amount specified in the original Drawdown Notice and, on the originally requested Drawdown Date, the Lenders (subject to the other provisions hereof) shall make available the requested amount by way of a U.S. Base Rate Loan.

13.2                                                                        Market Disruption Respecting Bankers’ Acceptances

If the Agent (acting reasonably) makes a determination, which determination shall be conclusive and binding upon the Borrower, and notifies the Borrower, that:

(a)                                  there no longer exists an active market for bankers’ acceptances accepted by the Lenders; or

(b)                                 the Discount Rate does not accurately reflect the discount rate which would be applicable to a sale of Bankers’ Acceptances in the market;

then:

(c)                                  the right of the Borrower to request Bankers’ Acceptances or BA Equivalent Advances from any Lender shall be suspended until the Agent determines that the circumstances causing such suspension no longer exist, and so notifies the Borrower;

(d)                                 any outstanding Drawdown Notice requesting a Loan by way of Bankers’ Acceptances or BA Equivalent Advances shall be deemed to be a Drawdown Notice requesting a Loan by way of Canadian Prime Rate Loans in the amount specified in the original Drawdown Notice;

(e)                                  any outstanding Conversion Notice requesting a Conversion of a Borrowing by way of U.S. Base Rate Loans or Libor Loans into a Loan by way of Bankers’ Acceptances or BA Equivalent Advances shall be deemed to be a Conversion Notice requesting a Conversion of such Borrowing into a Loan by way of Canadian Prime Rate Loans; and

(f)                                    any outstanding Rollover Notice requesting a Rollover of a Loan by way of Bankers’ Acceptances or BA Equivalent Advances shall be deemed to be a Conversion Notice requesting a Conversion of such Loans into a Loan by way of Canadian Prime Rate Loans.

The Agent shall promptly notify the Borrower and the Lenders of any suspension of the Borrower’s right to request the Bankers’ Acceptances or BA Equivalent Advances and of any termination of any such suspension.

13.3                                                                        Change in Law

(1)           If the adoption of any applicable law, regulation, treaty or official directive (whether or not having the force of law) or any change therein or in the interpretation or application thereof by any court or by any Governmental Authority or any other entity charged with the interpretation or administration thereof or compliance by a Lender with any request or direction (whether or not having the force of law) of any such authority or entity in each case after the date hereof:

(a)                                  subjects such Lender to, or causes the withdrawal or termination of a previously granted exemption with respect to, any Taxes (other than Taxes on such Lender’s overall income or overall capital), or changes the basis of taxation of payments due to such Lender, or increases any existing Taxes (other than Taxes on such Lender’s overall income or overall capital) on payments of principal, interest or other amounts payable by the Borrower to such Lender under this Agreement;

(b)                                 imposes, modifies or deems applicable any reserve, liquidity, special deposit, regulatory or similar requirement against assets or liabilities held by, or deposits in or for the account of, or loans by such Lender, or any acquisition of funds for loans or commitments to fund loans or obligations in respect of undrawn, committed lines of credit or in respect of Bankers’ Acceptances accepted by such Lender;

(c)                                  imposes on such Lender or requires there to be maintained by such Lender any capital adequacy or additional capital requirements (including, without limitation, a requirement which affects such Lender’s allocation of capital resources to its obligations) in respect of any Loan or obligation of such Lender hereunder, or any other condition with respect to this Agreement; or

(d)                                 directly or indirectly affects the cost to such Lender of making available, funding or maintaining any Loan or otherwise imposes on such Lender any other condition or requirement affecting this Agreement or any Loan or any obligation of such Lender hereunder;

and the result of (a), (b), (c) or (d) above, in the sole determination of such Lender acting in good faith, is:

(e)                                  to increase the cost to such Lender of performing its obligations hereunder with respect to any Loan;

(f)                                    to reduce any amount received or receivable by such Lender hereunder or its effective return hereunder or on its capital in respect of any Loan or the Credit Facility; or

(g)                                 to cause such Lender to make any payment with respect to or to forego any return on or calculated by reference to, any amount received or receivable by such Lender hereunder with respect to any Loan or the Credit Facility;

such Lender shall determine that amount of money which shall compensate the Lender for such increase in cost, payments to be made or reduction in income or return or interest foregone (herein referred to as “Additional Compensation”).  Upon a Lender having determined that it is entitled to Additional Compensation in accordance with the provisions of this Section, the Lender shall promptly so notify the Borrower and the Agent.  The relevant Lender shall provide the Borrower and the Agent with a photocopy of the relevant law, rule, guideline, regulation, treaty or official directive (or, if it is impracticable to provide a photocopy, a written summary of the same) and a certificate of a duly authorized officer of such Lender setting forth the Additional Compensation and the basis of calculation therefor, which shall be conclusive evidence of such Additional Compensation in the absence of manifest error.  The Borrower shall pay to such Lender within 10 Banking Days of the giving of such notice such Lender’s Additional Compensation.  Each of the Lenders shall be entitled to be paid such Additional Compensation from time to time to the extent that the provisions of this Section are then applicable notwithstanding that any Lender has previously been paid any Additional Compensation.

(2)           Each Lender agrees that it will not claim Additional Compensation from the Borrower under Section 13.3(1) if it is not generally claiming similar compensation from its other customers in similar circumstances or in respect of any period greater than 90 days prior to the delivery of notice in respect thereof by such Lender, unless, in the latter case, the adoption, change or other event or circumstance giving rise to the claim for Additional Compensation is retroactive or is retroactive in effect.

13.4                                                                        Prepayment of Portion

In addition to the other rights and options of the Borrower hereunder and notwithstanding any contrary provisions hereof, if a Lender gives the notice provided for in Section 13.3 with respect to any Loan (an “Affected Loan”), the Borrower may, upon 2 Banking Days notice to that effect given to such Lender and the Agent (which notice shall be irrevocable), prepay in full without penalty such Lender’s Rateable Portion of the Affected Loan outstanding together with accrued and unpaid interest on the principal amount so prepaid up to the date of such prepayment, such Additional Compensation as may be applicable to the date of such payment and all costs, losses and expenses incurred by such Lender by reason of the liquidation or re-deployment of deposits or other funds or for any other reason whatsoever resulting from the repayment of such Affected Loan or any part thereof on other than the last day of the applicable Interest Period, and upon such payment being made that Lender’s obligations to make such Affected Loans to the Borrower under this Agreement shall terminate.

13.5                                                                        Illegality

If a Lender determines, in good faith, that the adoption of any applicable law, regulation, treaty or official directive (whether or not having the force of law) or any change therein or in the interpretation or application thereof by any court or by any Governmental Authority or any other entity charged with the interpretation or administration thereof or compliance by a Lender with any request or direction (whether or not having the force of law) of any such authority or entity, now or hereafter makes it unlawful or impossible for any Lender to make, fund or maintain a Loan under the Credit Facility or to give effect to its obligations in respect of such a Loan, such Lender may, by written notice thereof to the Borrower and to the Agent declare its obligations under this Agreement in respect of such Loan to be terminated whereupon the same shall forthwith terminate, and the Borrower shall, within the time required by such law (or at the end of such longer period as such Lender at its discretion has agreed), either effect a Conversion of such Loan in accordance with the provisions hereof (if such Conversion would resolve the unlawfulness or impossibility) or prepay the principal of such Loan together with accrued interest, such Additional Compensation as may be applicable with respect to such Loan to the date of such payment and all costs, losses and expenses incurred by the Lenders by reason of the liquidation or re-deployment of deposits or other funds or for any other reason whatsoever resulting from the repayment of such Loan or any part thereof on other than the last day of the applicable Interest Period.  If any such change shall only affect a portion of such Lender’s obligations under this Agreement which is, in the opinion of such Lender and the Agent, severable from the remainder of this Agreement so that the remainder of this Agreement may be continued in full force and effect without otherwise affecting any of the obligations of the Agent, the other Lenders or the Borrower hereunder, such Lender shall only declare its obligations under that portion so terminated.

ARTICLE 14 - COSTS, EXPENSES AND INDEMNIFICATION

14.1                                                                        Costs and Expenses

The Borrower shall pay promptly upon notice from the Agent all reasonable out-of-pocket costs and expenses of the Lenders and the Agent, including reasonable travel expenses of Royal Bank of Canada, in connection with the Documents and the establishment and initial syndication of the Credit Facility, including in connection with preparation, printing, execution and delivery of this Agreement and the other Documents whether or not any Drawdown has been made hereunder, and also including, without limitation, the reasonable fees and out-of-pocket costs and expenses of Lenders’ Counsel with respect thereto and with respect to advising the Agent and the Lenders as to their rights and responsibilities under this Agreement and the other Documents.  Except for ordinary expenses of the Lenders and the Agent relating to the day-to-day administration of this Agreement, the Borrower further agrees to pay within 30 days of demand by the Agent all reasonable out-of-pocket costs and expenses in connection with the preparation or review of waivers, consents and amendments pertaining to this Agreement, and in connection with the establishment of the validity and enforceability of this Agreement and the preservation or enforcement of rights of the Lenders and the Agent under this Agreement and other Documents, including, without limitation, all reasonable out-of-pocket costs and expenses sustained by the Lenders and the Agent as a result of any failure by the Borrower to perform or observe any of its obligations hereunder or in connection with any action, suit or proceeding (whether or not an Indemnified Party is a party or subject thereto), together with interest thereon from and after such 30th day if such payment is not made by such time.

14.2                                                                        General Indemnity

In addition to any liability of the Borrower to any Lender or the Agent under any other provision hereof, the Borrower shall indemnify each Indemnified Party and hold each

Indemnified Party harmless against any losses, claims, costs, damages or liabilities (including, without limitation, any expense or cost incurred in the liquidation and re-deployment of funds acquired to fund or maintain any portion of a Loan and reasonable out-of-pocket expenses and reasonable legal fees on a solicitor and his own client basis) incurred by the same as a result of or in connection with the Credit Facility or the Documents, including, without limitation, as a result of or in connection with:

(a)                                  any cost or expense incurred by reason of the liquidation or re-deployment in whole or in part of deposits or other funds required by any Lender to fund any Bankers’ Acceptance or to fund or maintain any Loan as a result of the Borrower’s failure to complete a Drawdown or to make any payment, repayment or prepayment on the date required hereunder or specified by it in any notice given hereunder;

(b)                                 subject to permitted or deemed Rollovers and Conversions, the Borrower’s failure to provide for the payment to the Agent for the account of the Lenders of the full principal amount of each Bankers’ Acceptance on its maturity date;

(c)                                  the Borrower’s failure to pay any other amount, including without limitation any interest or fee, due hereunder on its due date after the expiration of any applicable grace or notice periods (subject, however, to the interest obligations of the Borrower hereunder for overdue amounts);

(d)                                 the Borrower’s repayment or prepayment of a Libor Loan otherwise than on the last day of its Interest Period;

(e)                                  the prepayment of any outstanding Bankers’ Acceptance before the maturity date of such Bankers’ Acceptance;

(f)                                    the Borrower’s failure to give any notice required to be given by it to the Agent or the Lenders hereunder;

(g)                                 the failure of the Borrower to make any other payment due hereunder;

(h)                                 any inaccuracy or incompleteness of the Borrower’s representations and warranties contained in Article 9;

(i)                                     any failure of the Borrower to observe or fulfil its obligations under Article 10;

(j)                                     any failure of the Borrower to observe or fulfil any other Obligation not specifically referred to above; or

(k)                                  the occurrence of any Default or Event of Default in respect of the Borrower,

provided that this Section shall not apply to any losses, claims, costs, damages or liabilities that arise by reason of the gross negligence or wilful misconduct of the Indemnified Party claiming indemnity hereunder.  The provisions of this Section shall survive repayment of the Obligations.

14.3                                                                        Environmental Indemnity

The Borrower shall indemnify and hold harmless the Indemnified Parties forthwith on demand by the Agent from and against any and all claims, suits, actions, debts, damages, costs, losses, liabilities, penalties, obligations, judgments, charges, expenses and disbursements (including without limitation, all reasonable legal fees and disbursements on a solicitor and his own client basis) of any nature whatsoever, suffered or incurred by the Indemnified Parties or any of them in connection with the Credit Facility, whether as beneficiaries under the Documents, as successors in interest of the Borrower or any of its Subsidiaries, or voluntary transfer in lieu of foreclosure, or otherwise howsoever, with respect to any Environmental Claims relating to the property of the Borrower or any of its Subsidiaries arising under any Environmental Laws as a result of the past, present or future operations of the Borrower or any of its Subsidiaries (or any predecessor in interest to the Borrower or its Subsidiaries) relating to the property of the Borrower or its Subsidiaries, or the past, present or future condition of any part of the property of the Borrower or its Subsidiaries owned, operated or leased by the Borrower or its Subsidiaries (or any such predecessor in interest), including any liabilities arising as a result of any indemnity covering Environmental Claims given to any person by the Lenders or the Agent or a receiver, receiver-manager or similar person appointed hereunder or under applicable law (collectively, the “Indemnified Third Party”); but excluding any Environmental Claims or liabilities relating thereto to the extent that such Environmental Claims or liabilities arise by reason of the gross negligence or wilful misconduct of the Indemnified Party or the Indemnified Third Party claiming indemnity hereunder.  The provisions of this Section shall survive the repayment of the Obligations.

14.4                                                                        Judgment Currency

(1)           If for the purpose of obtaining or enforcing judgment against the Borrower in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section referred to as the “Judgment Currency”) an amount due in Canadian Dollars or United States Dollars under this Agreement, the conversion shall be made at the rate of exchange prevailing on the Banking Day immediately preceding:

(a)                                  the date of actual payment of the amount due, in the case of any proceeding in the courts of any jurisdiction that will give effect to such conversion being made on such date; or

(b)                                 the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section being hereinafter in this Section referred to as the “Judgment Conversion Date”).

(2)           If, in the case of any proceeding in the court of any jurisdiction referred to in Section 14.4(1)(b), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the Borrower shall pay such additional amount (if any) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Canadian Dollars or United States Dollars, as the case may be, which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.

(3)           Any amount due from the Borrower under the provisions of Section 14.4(2) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement.

(4)           The term “rate of exchange” in this Section 14.4 means the noon rate of exchange for Canadian interbank transactions in Canadian Dollars or United States Dollars, as the case may be, in the Judgment Currency published by the Bank of Canada for the day in question, or if such rate is not so published by the Bank of Canada, such term shall mean the Equivalent Amount of the Judgment Currency.

ARTICLE 15 - THE AGENT AND ADMINISTRATION OF THE CREDIT FACILITY

15.1                                                                        Authorization and Action

(1)           Each Lender hereby irrevocably appoints and authorizes the Agent to be its agent in its name and on its behalf to exercise such rights or powers granted to the Agent or the Lenders under this Agreement to the extent specifically provided herein and on the terms hereof, together with such powers as are reasonably incidental thereto and the Agent hereby accepts such appointment and authorization.  As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but, subject to Section 16.10, shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority of the Lenders and such instructions shall be binding upon all Lenders; provided, however, that the Agent shall not be required to take any action which exposes the Agent to liability in such capacity or which could result in the Agent’s incurring any costs and expenses, without provision being made for indemnity of the Agent by the Lenders against any loss, liability, cost or expense incurred, or to be incurred or which is contrary to this Agreement or applicable law.

(2)           The Lenders agree that all decisions as to actions to be or not to be taken, as to consents or waivers to be given or not to be given, as to determinations to be made and otherwise in connection with this Agreement and the Documents, shall be made upon the decision of the Majority of the Lenders except in respect of a decision or determination where it is specifically provided in this Agreement that “all of the Lenders” or “the Lenders” or words to similar effect, or the Agent alone, is to be responsible for same.  Each of the Lenders shall be bound by and agrees to abide by and adopt all decisions made as aforesaid and covenants in all communications with the Borrower to act in concert and to join in the action, consent, waiver, determination or other matter decided as aforesaid.

(3)           For certainty, the Agent is authorized to execute and deliver the Security and the Subordination Agreement.

15.2                                                                        Procedure for Making Loans

(1)           The Agent shall make Loans available to the Borrower as required hereunder by debiting the account of the Agent to which the Lenders’ Rateable Portions of such Loans have been credited in accordance with Section 2.12 (or causing such account to be debited) and, in the absence of other arrangements agreed to by the Agent and the Borrower in writing, by crediting the account of the Borrower or, at the expense of the Borrower, transferring (or causing to be transferred) like funds in accordance with the instructions of the Borrower as set forth in the Drawdown Notice, Rollover Notice or Conversion Notice, as the case may be, in respect of each Loan; provided that the obligation of the Agent hereunder to effect such a transfer shall be limited to taking such steps as are commercially reasonable to implement such instructions, which steps once taken shall constitute conclusive and binding evidence that such funds were advanced hereunder in accordance with the provisions relating thereto and the Agent shall not be liable for any damages, claims or costs which may be suffered by the Borrower and occasioned by the failure of such Loan to reach the designated destination.

(2)           Unless the Agent has been notified by a Lender at least one Banking Day prior to the Drawdown Date, Rollover Date or Conversion Date, as the case may be, requested by the Borrower that such Lender will not make available to the Agent its Rateable Portion of such Loan, the Agent may assume that such Lender has made or will make such portion of the Loan available to the Agent on the Drawdown Date, Rollover Date or Conversion Date, as the case may be, in accordance with the provisions hereof and the Agent may, but shall be in no way obligated to, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  If and to the extent such Lender shall not have so made its Rateable Portion of a Loan available to the Agent, such Lender agrees to pay to the Agent forthwith on demand such Lender’s Rateable Portion of the Loan and all reasonable costs and expenses incurred by the Agent in connection therewith together with interest thereon (at the rate payable hereunder by the Borrower in respect of such Loan or, in the case of funds made available in anticipation of a Lender remitting proceeds of a Bankers’ Acceptance, at the rate of interest per annum applicable to Canadian Prime Rate Loans) for each day from the date such amount is made available to the Borrower until the date such amount is paid to the Agent; provided, however, that notwithstanding such obligation if such Lender fails to so pay, the Borrower covenants and agrees that, without prejudice to any rights the Borrower may have against such Lender, it shall repay such amount to the Agent forthwith after demand therefor by the Agent.  The amount payable to the Agent pursuant hereto shall be set forth in a certificate delivered by the Agent to such Lender and the Borrower (which certificate shall contain reasonable details of how the amount payable is calculated) and shall be prima facie evidence thereof, in the absence of manifest error.  If such Lender makes the payment to the Agent required herein, the amount so paid shall constitute such Lender’s Rateable Portion of the Loan for purposes of this Agreement.  The failure of any Lender to make its Rateable Portion of any Loan shall not relieve any other Lender of its obligation, if any, hereunder to make its Rateable Portion of such Loan on the Drawdown Date, Rollover Date or Conversion Date, as the case may be, but no Lender shall be responsible for the failure of any other Lender to make the Rateable Portion of any Loan to be made by such other Lender on the date of any Drawdown, Rollover or Conversion, as the case may be.

15.3                                                                        Remittance of Payments

Except for amounts payable to the Agent for its own account, forthwith after receipt of any repayment pursuant hereto or payment of interest or fees pursuant to Article 5 or payment pursuant to Article 8, the Agent shall remit to each Lender its Rateable Portion of such payment; provided that, if the Agent, on the assumption that it will receive on any particular date a payment of principal, interest or fees hereunder, remits to a Lender its Rateable Portion of such payment and the

Borrower fails to make such payment, each of the Lenders on receipt of such remittance from the Agent agrees to repay to the Agent forthwith on demand an amount equal to the remittance together with all reasonable costs and expenses incurred by the Agent in connection therewith and interest thereon at the rate and calculated in the manner applicable to the Loan in respect of which such payment is made, or, in the case of a remittance in respect of Bankers’ Acceptances, at the rate of interest applicable to Canadian Prime Rate Loans for each day from the date such amount is remitted to the Lenders without prejudice to any right such Lender may have against the Borrower.  The exact amount of the repayment required to be made by the Lenders pursuant hereto shall be as set forth in a certificate delivered by the Agent to each Lender, which certificate shall be conclusive and binding for all purposes in the absence of manifest error.

15.4                                                                        Redistribution of Payment

Each Lender agrees that:

(a)                                  if the Lender exercises any security against or right of counter-claim, set off or banker’s lien or similar right with respect to the property of the Borrower or if under any applicable bankruptcy, insolvency or other similar law it receives a secured claim and collateral for which it is, or is entitled to exercise any set-off against, a debt owed by it to the Borrower, the Lender shall apportion the amount thereof proportionately between:

(i)                                     such Lender’s Rateable Portion of all outstanding Obligations owing by the Borrower (including the face amounts at maturity of Bankers’ Acceptances accepted by the Lenders), which amounts shall be applied in accordance with Section 15.4(b); and

(ii)                                  amounts otherwise owed to such Lender by the Borrower,

provided that (i) any cash collateral account held by such Lender as collateral for a letter of credit or bankers’ acceptance (other than a Bankers’ Acceptance) issued or accepted by such Lender on behalf of the Borrower may be applied by such Lender to such amounts owed by the Borrower to such Lender pursuant to such letter of credit or in respect of any such bankers’ acceptance without apportionment and (ii) these provisions do not apply to a right or claim which arises or exists in respect of a loan or other debt in respect of which the relevant Lender holds a Security Interest which is a Permitted Encumbrance;

(b)                                 if, in the aforementioned circumstances, the Lender, through the exercise of a right, or the receipt of a secured claim described in Section 15.4(a) above or otherwise, receives payment of a proportion of the aggregate amount of Obligations due to it hereunder which is greater than the proportion received by any other Lender in respect of the aggregate Obligations due to the Lenders (having regard to the respective Rateable Portions of the Lenders), the Lender receiving such proportionately greater payment shall purchase, on a non-recourse basis at par, and make payment for a participation (which shall be deemed to have been done simultaneously with receipt of such payment) in the outstanding Loans of the other

Lender or Lenders so that their respective receipts shall be pro rata to their respective Rateable Portions; provided, however, that if all or part of such proportionately greater payment received by such purchasing Lender shall be recovered by or on behalf of the Borrower or any trustee, liquidator, receiver or receiver-manager or person with analogous powers from the purchasing Lender, such purchase shall be rescinded and the purchase price paid for such participation shall be returned to the extent of such recovery, but without interest unless the purchasing Lender is required to pay interest on such amount, in which case each selling Lender shall reimburse the purchasing Lender pro rata in relation to the amounts received by it.  Such Lender shall exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claims; and

(c)                                  if the Lender does, or is required to do, any act or thing permitted by Section 15.4(a) or (b) above, it shall promptly provide full particulars thereof to the Agent.

15.5                                                                        Duties and Obligations

Neither the Agent nor any of its directors, officers, agents or employees (and, for purposes hereof, the Agent shall be deemed to be contracting as agent and trustee for and on behalf of such persons) shall be liable to the Lenders for any action taken or omitted to be taken by it or them under or in connection with this Agreement except for its or their own gross negligence or wilful misconduct.  Without limiting the generality of the foregoing, the Agent:

(a)                                  may assume that there has been no assignment or transfer by any means by the Lenders of their rights hereunder, unless and until the Agent receives written notice of the assignment thereof from such Lender and the Agent receives from the assignee an executed Assignment Agreement providing, inter alia, that such assignee is bound hereby as it would have been if it had been an original Lender party hereto;

(b)                                 may consult with legal counsel (including receiving the opinions of Borrower’ counsel and Lenders’ Counsel required hereunder), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

(c)                                  shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable, telecopier, electronic mail or other electronic means of communication which may generate a written record thereof) believed by it to be genuine and signed or sent by the proper party or parties or by acting upon any representation or warranty of the Borrower made or deemed to be made hereunder;

(d)                                 may assume that no Default or Event of Default has occurred and is continuing unless it has actual knowledge to the contrary;

(e)                                  may rely as to any matters of fact which might reasonably be expected to be within the knowledge of any person upon a certificate signed by or on behalf of such person;

(f)                                    shall not be bound to disclose to any other person any information relating to the Borrower, any of its Subsidiaries or any other person if such disclosure would or might in its opinion constitute a breach of any applicable law, be in default of the provisions hereof or be otherwise actionable at the suit of any other person; and

(g)                                 may refrain from exercising any right, power or discretion vested in it which would or might in its reasonable opinion be contrary to any applicable law or any directive or otherwise render it liable to any person, and may do anything which is in its reasonable opinion necessary to comply with such applicable law.

Further, the Agent (i) does not make any warranty or representation to any Lender nor shall it be responsible to any Lender for the accuracy or completeness of the representations and warranties of the Borrower herein or the data made available to any of the Lenders in connection with the negotiation of this Agreement, or for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (ii) shall not have any duty to ascertain or to enquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower or any of its Subsidiaries; and (iii) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any instrument or document furnished pursuant hereto.

15.6                                                                        Prompt Notice to the Lenders

Notwithstanding any other provision herein, the Agent agrees to provide to the Lenders, with copies where appropriate, all information, notices and reports required to be given to the Agent by the Borrower, promptly upon receipt of same, excepting therefrom information and notices relating solely to the role of Agent hereunder.

15.7                                                                        Agent’s and Lenders’ Authorities

With respect to its Commitments and the Drawdowns, Rollovers, Conversions and Loans made by it as a Lender, the Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent.  Subject to the express provisions hereof relating to the rights and obligations of the Agent and the Lenders in such capacities, the Agent and each Lender may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower and its Subsidiaries or any corporation or other entity owned or controlled by any of them and any person which may do business with any of them without any duties to account therefor to the Agent or the other Lenders and, in the case of the Agent, all as if it was not the Agent hereunder.

15.8                                                                        Lender Credit Decision

It is understood and agreed by each Lender that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of the Borrower and its Subsidiaries.  Each Lender represents to the Agent that it is engaged in the business of making and evaluating the risks associated with commercial revolving loans or term loans, or both, to corporations similar to the Borrower, that it can bear the economic risks related to the transaction contemplated hereby, that it has had access to all information deemed necessary by it in making such decision (provided that this representation shall not impair its rights against the Borrower) and that it is entering into this Agreement in the ordinary course of its commercial lending business.  Accordingly, each Lender confirms with the Agent that it has not relied, and will not hereafter rely, on the Agent (i) to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by the Borrower or any other person under or in connection with this Agreement or the transactions herein contemplated (whether or not such information has been or is hereafter distributed to such Lender by the Agent), or (ii) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower or any of its Subsidiaries.  Each Lender acknowledges that a copy of this Agreement has been made available to it for review and each Lender acknowledges that it is satisfied with the form and substance of this Agreement.  Each Lender hereby covenants and agrees that, subject to Section 15.4, it will not make any arrangements with the Borrower for the satisfaction of any Loans or other Obligations without the consent of all the other Lenders.

15.9                                                                        Indemnification of Agent

The Lenders hereby agree to indemnify the Agent (to the extent not reimbursed by the Borrower), on a pro rata basis in accordance with their respective Commitments as a proportion of the aggregate of all outstanding Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under or in respect of this Agreement in its capacity as Agent; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs expenses or disbursements resulting from the Agent’s gross negligence or wilful misconduct.  If the Borrower subsequently repays all or a portion of such amounts to the Agent, the Agent shall reimburse the Lenders their pro rata shares (according to the amounts paid by them in respect thereof) of the amounts received from the Borrower.  Without limiting the generality of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its portion (determined as above) of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preservation of any rights of the Agent or the Lenders under, or the enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

15.10                                                                 Successor Agent

The Agent may, as hereinafter provided, resign at any time by giving 45 days’ prior written notice thereof to the Lenders and the Borrower.  Upon any such resignation, the Lenders shall, after soliciting the views of the Borrower, have the right to appoint another Lender as a successor agent (the “Successor Agent”) who shall be acceptable to the Borrower, acting reasonably.  If no Successor Agent shall have been so appointed by the Lenders and shall have accepted such appointment within 30 days after the retiring Agent’s giving of notice of resignation, then the retiring Agent shall, on behalf of the Lenders, appoint a Successor Agent who shall be a Lender acceptable to the Borrower, acting reasonably.  Upon the acceptance of any appointment as Agent hereunder by a Successor Agent, such Successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall thereupon be discharged from its further duties and obligations as Agent under this Agreement.  After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article shall continue to enure to its benefit as to any actions taken or omitted to be taken by it as Agent or in its capacity as Agent while it was Agent hereunder.

15.11                                                                 Taking and Enforcement of Remedies

Each of the Lenders hereby acknowledges that, to the extent permitted by applicable law, the remedies provided hereunder to the Lenders are for the benefit of the Lenders collectively and acting together and not severally and further acknowledges that its rights hereunder are to be exercised not severally, but collectively by the Agent upon the decision of the Majority of the Lenders regardless of whether acceleration was made pursuant to Section 12.2.  Notwithstanding any of the provisions contained herein, each of the Lenders hereby covenants and agrees that it shall not be entitled to individually take any action with respect to the Credit Facility, including, without limitation, any acceleration under Section 12.2, but that any such action shall be taken only by the Agent with the prior written agreement or instructions of the Majority of the Lenders; provided that, notwithstanding the foregoing, if (i) the Agent, having been adequately indemnified against costs and expenses of so doing by the Lenders, shall fail to carry out any such instructions of a Majority of the Lenders, any Lender may do so on behalf of all Lenders and shall, in so doing, be entitled to the benefit of all protections given the Agent hereunder or elsewhere, and (ii) in the absence of instructions from the Majority of the Lenders and where in the sole opinion of the Agent the exigencies of the situation warrant such action, the Agent may without notice to or consent of the Lenders or any of them take such action on behalf of the Lenders as it deems appropriate or desirable in the interests of the Lenders.  Each of the Lenders hereby further covenants and agrees that upon any such written consent being given by the Majority of the Lenders, or upon a Lender or the Agent taking action as aforesaid, it shall cooperate fully with the Lender or the Agent to the extent requested by the Lender or the Agent in the collective realization including, without limitation, and, if applicable, the appointment of a receiver, or receiver and manager to act for their collective benefit.  Each Lender covenants and agrees to do all acts and things and to make, execute and deliver all agreements and other instruments, including, without limitation, any instruments necessary to effect any registrations, so as to fully carry out the intent and purpose of this Section; and each of the Lenders hereby covenants and agrees that, subject to Section 5.7, Section 15.4 and Section 10.2(b) it has not heretofore and shall not seek, take, accept or receive any security for any of the obligations and liabilities of the Borrower hereunder or under any other document, instrument, writing or agreement ancillary hereto and shall not enter into any agreement with any of the parties hereto or thereto relating in any manner whatsoever to the Credit Facility, unless all of the Lenders shall at the same time obtain the benefit of any such security or agreement.

With respect to any enforcement, realization or the taking of any rights or remedies to enforce the rights of the Lenders hereunder, the Agent shall be a trustee for each Lender, and all monies received from time to time by the Agent in respect of the foregoing shall be held in trust and shall be trust assets within the meaning of applicable bankruptcy or insolvency legislation and shall be considered for the purposes of such legislation to be held separate and apart from the other assets of the Agent, and each Lender shall be entitled to their Rateable Portion of such monies.  In its capacity as trustee, the Agent shall be obliged to exercise only the degree of care it would exercise in the conduct and management of its own business and in accordance with its usual practice concurrently employed or hereafter instituted for other substantial commercial loans.

15.12                                                                 Reliance Upon Agent

The Borrower shall be entitled to rely upon any certificate, notice or other document or other advice, statement or instruction provided to it by the Agent pursuant to this Agreement, and the Borrower shall generally be entitled to deal with the Agent with respect to matters under this Agreement which the Agent is authorized to deal with without any obligation whatsoever to satisfy itself as to the authority of the Agent to act on behalf of the Lenders and without any liability whatsoever to the Lenders for relying upon any certificate, notice or other document or other advice, statement or instruction provided to it by the Agent, notwithstanding any lack of authority of the Agent to provide the same.

15.13                                                                 No Liability of Agent

The Agent shall have no responsibility or liability to the Borrower on account of the failure of any Lender to perform its obligations hereunder (unless such failure was caused, in whole or in part, by the Agent’s failure to observe or perform its obligations hereunder), or to any Lender on account of the failure of the Borrower or any Lender to perform its obligations hereunder.

15.14                                                                 Article for Benefit of Agent and Lenders

The provisions of this Article 15 which relate to the rights and obligations of the Lenders to each other or to the rights and obligations between the Agent and the Lenders shall be for the exclusive benefit of the Agent and the Lenders, and, except to the extent provided in Sections 15.1, 15.2, 15.6, 15.10, 15.11, 15.12, 15.13 and this Section 15.14, the Borrower shall not have any rights or obligations thereunder or be entitled to rely for any purpose upon such provisions.  Any Lender may waive in writing any right or rights which it may have against the Agent or the other Lenders hereunder without the consent of or notice to the Borrower.

ARTICLE 16 - GENERAL

16.1                                                                        Exchange and Confidentiality of Information

(1)           The Borrower agrees that the Agent and each Lender may provide any assignee or participant or any bona fide prospective assignee or participant pursuant to Sections 16.6 or 16.7 with any information (but excluding the E&Y Report unless such party has executed and delivered the same form of release letter previously executed and delivered by the Lenders to Ernst & Young LLP) concerning the financial condition of the Borrower and its Subsidiaries provided such party agrees in writing with the Agent or such Lender for the benefit of the Borrower to be bound by a like duty of confidentiality to that contained in this Section.

(2)           Each of the Agent and the Lenders acknowledges the confidential nature of the financial, operational and other information and data provided and to be provided to them by the

Borrower pursuant hereto (the “Information”) and agrees to use all reasonable efforts to prevent the disclosure thereof provided, however, that:

(a)                                  the Agent and the Lenders may disclose all or any part of the Information if, in their reasonable opinion, such disclosure is required in connection with any actual or threatened judicial, administrative or governmental proceedings including, without limitation, proceedings initiated under or in respect of this Agreement;

(b)                                 the Agent and the Lenders shall incur no liability in respect of any Information required to be disclosed by any applicable law or regulation, or by applicable order, policy or directive having the force of law, to the extent of such requirement;

(c)                                  the Agent and the Lenders may provide Lenders’ Counsel and their other agents and professional advisors with any Information; provided that such persons shall be under a like duty of confidentiality to that contained in this Section;

(d)                                 the Agent and each of the Lenders shall incur no liability in respect of any Information:  (i) which is or becomes readily available to the public (other than by a breach hereof) or which has been made readily available to the public by the Borrower or its Subsidiaries, (ii) which the Agent or the relevant Lender can show was, prior to receipt thereof from the Borrower, lawfully in the Agent’s or Lender’s possession and not then subject to any obligation on its part to the Borrower to maintain confidentiality, or (iii) which the Agent or the relevant Lender received from a third party who was not, to the knowledge of the Agent or such Lender, under a duty of confidentiality to the Borrower at the time the information was so received;

(e)                                  the Agent and the Lenders may disclose the Information to other financial institutions in connection with the syndication by the Agent or Lenders of the Credit Facility or the granting by a Lender of a participation in the Credit Facility where such financial institution agrees to be under a like duty of confidentiality to that contained in this Section; and

(f)                                    the Agent and the Lenders may disclose all or any part of the Information so as to enable the Agent and the Lenders to initiate any lawsuit against the Borrower or to defend any lawsuit commenced by the Borrower the issues of which touch on the Information, but only to the extent such disclosure is necessary to the initiation or defense of such lawsuit.

16.2                                                                        Nature of Obligation under this Agreement

(1)           The obligations of each Lender and of the Agent under this Agreement are several.  The failure of any Lender to carry out its obligations hereunder shall not relieve the other Lenders, the Agent or the Borrower of any of their respective obligations hereunder.

(2)           Neither the Agent nor any Lender shall be responsible for the obligations of any other Lender hereunder.

16.3                                                                        Notices

Any demand, notice or communication to be made or given hereunder shall be in writing and may be made or given by personal delivery or by transmittal by telecopy or other electronic means of communication addressed to the respective parties as follows:

To the Borrower:

RPC Acquisition Company

555 – 4th Avenue S.W.

Suite 810

Calgary, Alberta

T2P 3E7

Attention:              Senior Vice President and Chief Financial Officer

Facsimile:               (562) 728-2823

with a copy to:

Pacific Energy Partners, L.P.

5900 Cherry Avenue

Long Beach, California

90805-4408

Attention:              Senior Vice President and Chief Financial Officer

Facsimile:               (562) 728-2823

and with an additional copy to the attention of the General Counsel of Pacific Energy Partners, L.P. at the same address and facsimile number

To the Agent:

Royal Bank of Canada

Agency Services Group

12th Floor, South Tower

Royal Bank Plaza, 200 Bay Street

Toronto, Ontario

M5J 2W7

Attention:              Manager, Agency

Facsimile:               (416) 842-4023

with a copy, in the case of each demand, notice or communication to the Agent other than Drawdown Notices, Conversion Notices, Rollover Notices and Repayment Notices, to:

Royal Bank of Canada

Suite 1100, Bankers Hall West

888 – 3rd Street S.W.

Calgary, Alberta

T2P 5C5

Attention:              Managing Director

Facsimile:               (403) 233-8081

To each Lender:  As set forth in Schedule A annexed hereto

or to such other address or telecopy number as any party may from time to time notify the others in accordance with this Section.  Any demand, notice or communication made or given by personal delivery or by telecopier or other electronic means of communication during normal business hours at the place of receipt on a Banking Day shall be conclusively deemed to have been made or given at the time of actual delivery or transmittal, as the case may be, on such Banking Day.  Any demand, notice or communication made or given by personal delivery or by telecopier or other electronic means of communication after normal business hours at the place of receipt or otherwise than on a Banking Day shall be conclusively deemed to have been made or given at 9:00 a.m. (Calgary time) on the first Banking Day following actual delivery or transmittal, as the case may be.

16.4                                                                        Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein, without prejudice to or limitation of any other rights or remedies available under the laws of any jurisdiction where property or assets of the Borrower may be found.

16.5                                                                        Benefit of the Agreement

This Agreement shall enure to the benefit of and be binding upon the Borrower, the Lenders, the Agent and their respective successors and permitted assigns.

16.6                                                                        Assignment

Any Lender may, without consent during the continuance of an Event of Default and at all other times with the prior written consent of each of the Borrower, Fronting Lender and Agent, which consents shall not be unreasonably withheld or delayed (for certainty, the Borrower shall be entitled to withhold such consent if a Lender proposes to make a sale, assignment or transfer to a person in respect of which the Borrower would be required to make any withholding or remittance of withholding taxes pursuant to Part XIII of the Income Tax Act (Canada)), sell, assign, transfer or grant an interest in its Commitments, its Rateable Portion of the Loans and its rights under the Documents; provided that, without the consent of the Borrower and the Agent, no Lender shall (a) sell, assign, transfer or grant an interest in any Commitment, Loan or Document if the effect of the same would be to have a Lender with a Commitment of less than Cdn. $7,500,000 or (b) assign less than Cdn. $3,000,000 of a Commitment, and further provided that, it shall be a precondition to any such sale, assignment, transfer or grant that the contemplated assignor Lender shall have paid to the Agent, for the Agent’s own account, a transfer fee of Cdn. $3,500.00 (which fee shall be for the account of the assignor Lender and shall not be recoverable from the Borrower).  Subject to Section 7.8(3), upon any such sale, assignment, transfer or grant , the granting Lender shall have no further obligation hereunder with respect to such interest except in case of a grant to an Affiliate of the granting Lender, in which case such Lender shall remain obligated hereunder with respect to such interest.  Upon any such sale, assignment, transfer or grant, the granting Lender, the new Lender, the Agent and the Borrower shall execute and deliver an Assignment Agreement. The Borrower shall not assign its rights or obligations hereunder without the prior written consent of all of the Lenders.

16.7                                                                        Participations

Any Lender may, without the consent of the Borrower, grant one or more participations in its Commitments and its Rateable Portion of the Loans to other persons, provided that the granting of such a participation: (a) shall be at the Lender’s own cost and (b) shall not affect the obligations of such Lender hereunder nor shall it increase the costs (including interest, Taxes or fees) to the Borrower hereunder or under any of the other Documents.

16.8                                                                        Severability

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

16.9                                                                        Whole Agreement

This Agreement and the other Documents constitute the whole and entire agreement between the parties hereto regarding the subject matter hereof and thereof and cancel and supersede any prior agreements (including, without limitation, any commitment letters), undertakings, declarations, commitments, representations, written or oral, in respect thereof.

16.10                                                                 Amendments and Waivers

Any provision of this Agreement may be amended only if the Borrower and the Majority of the Lenders so agree in writing and, except as otherwise specifically provided herein, may be waived only if the Majority of the Lenders so agree in writing, but:

(a)                                  an amendment or waiver which changes or relates to (i) the amount or type of the Loans available hereunder (or decreases in the periods of notice for Drawdowns, Conversions, Rollovers or voluntary prepayment of Loans) or any Lender’s Commitment, (ii) decreases in the rates of or deferral of the dates of payment of interest, Bankers’ Acceptance or Letter of Credit fees, or mandatory repayments of principal, (iii) decreases in the amount of or deferral of the dates of payment of fees hereunder (other than fees payable for the account of Agent), (iv) the definition of “Majority of the Lenders”, (v) any provision hereof contemplating or requiring consent, approval or agreement of “all Lenders”, “the Lenders” or similar expressions or permitting waiver of conditions or covenants or agreements by “all Lenders”, “the Lenders” or similar expressions, (vi) Section 12.1(a) or (b) of the definition of “Event of Default”, (vii) the release or discharge of, or any material amendment or waiver of, any Security, (viii) the Subordination Agreement, (ix) the conditions precedent to Drawdowns or the conditions precedent to the increase in the availability of the Credit Facility under Section 2.4(4), (x) the notice requirements for Drawdowns, Rollovers or Conversions; or (xi) this Section, shall require the agreement or waiver of all the Lenders and also (in the case of an amendment) of the other parties hereto; and

(b)                                 an amendment or waiver which changes or relates to the rights and/or obligations of the Agent, Fronting Lender or Overdraft/Swingline Lender shall also require the agreement of the Agent, Fronting Lender or Overdraft/Swingline Lender (as applicable) thereto.

Any such waiver and any consent by the Agent, Fronting Lender, Overdraft/Swingline Lender, any Lender, the Majority of the Lenders or all of the Lenders under any provision of this Agreement must be in writing and may be given subject to any conditions thought fit by the person giving that waiver or consent.  Any waiver or consent shall be effective only in the instance and for the purpose for which it is given.

16.11                                                                 Further Assurances

The Borrower, the Lenders and the Agent shall promptly cure any default by it in the execution and delivery of this Agreement, the other Documents or any of the agreements provided for hereunder to which it is a party.  The Borrower, at its expense, shall promptly execute and deliver to the Agent, upon request by the Agent (acting reasonably), all such other and further deeds, agreements, opinions, certificates, instruments, affidavits, registration materials and other documents reasonably necessary for the Borrower’s compliance with, or accomplishment of the covenants and agreements of the Borrower hereunder or more fully to state the obligations of the Borrower as set out herein or to make any registration, recording, file any notice or obtain any consent, all as may be reasonably necessary or appropriate in connection therewith.

16.12                                                                 Attornment

The parties hereto each hereby attorn and submit to the jurisdiction of the courts of the Province of Alberta in regard to legal proceedings relating to the Documents.  For the purpose of all such legal proceedings, this Agreement shall be deemed to have been performed in the Province of Alberta and the courts of the Province of Alberta shall have jurisdiction to entertain any action arising under this Agreement.  Notwithstanding the foregoing, nothing in this Section shall be construed nor operate to limit the right of any party hereto to commence any action relating hereto in any other jurisdiction, nor to limit the right of the courts of any other jurisdiction to take jurisdiction over any action or matter relating hereto.

16.13                                                                 Time of the Essence

Time shall be of the essence of this Agreement.

16.14                                                                 Credit Agreement Governs

In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the other Documents, the provisions of this Agreement, to the extent of the conflict or inconsistency, shall govern and prevail.

16.15                                                                 Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

IN WITNESS WHEREOF the parties hereto have executed this Agreement.

RPC ACQUISITION COMPANY

By:	/s/ Gerald A. Tywoniuk
Gerald A. Tywoniuk
Senior Vice President, Chief Financial Officer and Treasurer

LENDERS:

ROYAL BANK OF CANADA

By:	/s/ Chris L. Fong
Name: Chris L. Fong
Title: Attorney-In-Fact

By:
Name:
Title:

BANK OF AMERICA, N.A.,
CANADA BRANCH

By:	/s/ Medina Sales De Andrade
Name: Medina Sales De Andrade
Title: Assistant Vice President

By:
Name:
Title:

BANK OF MONTREAL

By:	/s/ R.P. Heinrichs
Name: R.P. Heinrichs
Title: Vice Presient

By:
Name:
Title:

THE BANK OF NOVA SCOTIA

By:	/s/ Matt van Remmen
Name: Matt van Remmen
Title: Associate Director

By:	/s/ Richard D. Lee
Name: Richard D. Lee
Title: Managing Director

BNP PARIBAS (CANADA)

By:	/s/ Jean-Philippe Cadot
Name: Jean-Philippe Cadot
Title: Vice President

By:	/s/ Edward Pak
Name: Edward Pak
Title: Assistant Vice President

CONGRESS FINANCIAL CORPORATION (CANADA)

By:	/s/ H. Rosenfeld
Name: H. Rosenfeld
Title: Senior Vice President

By:
Name:
Title:

UNION BANK OF CALIFORNIA, N.A., CANADA BRANCH

By:	/s/ James G. Chepyha
Name: James G. Chepyha
Title: Vice President

By:
Name:
Title:

AGENT:

ROYAL BANK OF CANADA,
in its capacity as the Agent

By:	/s/ Gail Watkin
Name: Gail Watkin
Title: Manager, Agency